UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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People’s United Financial, Inc.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 18, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of People’s United Financial, Inc. (“People’s United Financial”) will be held on Thursday, October 18, 2007, at 10:00 a.m. local time at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut, for the following purposes:

1. To elect two directors who, with the seven directors whose terms of office do not expire at the Annual Meeting, will constitute the full Board of Directors of People’s United Financial.

2. To consider and vote upon a proposal to adopt the People’s United Financial, Inc. 2007 Recognition and Retention Plan.

3. To consider and vote upon a proposal to adopt the People’s United Financial, Inc. 2007 Stock Option Plan.

4. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for People’s United Financial for the year ending December 31, 2007.

5. To act on any other proposal that may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 31, 2007 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof (the “Record Date”). Record holders of People’s United Financial common stock as of the Record Date are entitled to vote at the Annual Meeting.

A list of the holders of People’s United Financial common stock entitled to vote at the Annual Meeting will be available for inspection on request by any People’s United Financial shareholder for any purpose germane to the Annual Meeting at People’s United Financial headquarters, located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913, during normal business hours beginning no later than ten days prior to the date of the Annual Meeting and continuing through the date of the Annual Meeting.

YOU ARE URGED TO COMPLETE AND RETURN PROMPTLY THE ACCOMPANYING PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY CAST YOUR VOTE BY TELEPHONE OR VIA THE INTERNET INSTEAD IF YOU SO CHOOSE. IF YOU WERE A SHAREHOLDER OF RECORD ON THE RECORD DATE AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY OR TELEPHONE OR INTERNET VOTE AND VOTE IN PERSON.

By Order of the Board of Directors

Susan D. Stanley, Secretary

Bridgeport, Connecticut

September 13, 2007

People’s United Financial, Inc. • Bridgeport Center • 850 Main Street, P.O. Box 1850 • Bridgeport, Connecticut 06601-1580 • 203-338-7171

PROXY STATEMENT

General

This proxy statement is furnished to the shareholders of People’s United Financial, Inc. (“People’s United Financial”) in connection with the solicitation of proxies by the People’s United Financial Board of Directors for use at the 2007 Annual Meeting of Shareholders (including any adjournment or postponement thereof, the “Annual Meeting”) to be held on Thursday, October 18, 2007 at 10:00 a.m. local time at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut. At the Annual Meeting, holders of the common stock, $0.01 par value per share, of People’s United Financial will be asked to elect two directors; to consider and vote upon a proposal to adopt the People’s United Financial, Inc. 2007 Recognition and Retention Plan; to consider and vote upon a proposal to adopt the People’s United Financial, Inc. 2007 Stock Option Plan; to ratify the appointment of KPMG LLP as the independent registered public accounting firm for People’s United Financial for the year ending December 31, 2007; and to act on any other proposal that may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy statement and the enclosed form of proxy are first being sent to shareholders of People’s United Financial on or about September 13, 2007.

People’s United Financial became the holding company for People’s United Bank (sometimes referred to as the “Bank”) on April 16, 2007 as a result of a transaction commonly known as a “second-step conversion” involving the Bank and its former mutual-form holding company, People’s Mutual Holdings. In the second-step conversion, each outstanding share of the Bank’s common stock (except for shares owned by People’s Mutual Holdings, which were canceled) was exchanged for 2.1 shares of People’s United Financial common stock. People’s United Financial sold additional shares of its common stock in a public offering as part of the second-step conversion.

This proxy statement contains a significant amount of information about policies that were in place and events that occurred in 2006, particularly with respect to matters relating to the compensation of directors and executive officers. All information for periods prior to the second-step conversion is based on information pertaining to People’s United Bank because People’s United Financial did not conduct any activities prior to that time. The business of People’s United Financial is substantially identical to the business of People’s United Bank immediately prior to the second-step conversion and is conducted pursuant to substantially identical policies. From a shareholder’s perspective, People’s United Financial should be viewed as the successor to People’s United Bank.

Information in this proxy statement about shares of common stock and options to purchase shares of common stock is in most cases presented on a post-conversion basis to reflect the 2.1-for-1 share exchange ratio in the second-step conversion. With respect to stock options, the presentation also reflects a proportionate change in the applicable option exercise price. In limited circumstances relating to compensation decisions made prior to the date of the second-step conversion, this information may be presented on a pre-conversion basis accompanied by an explanatory footnote or other text.

Proxies

The accompanying form of proxy is for use at the Annual Meeting if a shareholder will be unable to attend in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. In lieu of completing the accompanying form of proxy, a shareholder may cast a proxy vote by telephone or via the Internet, by following the telephone or Internet voting instructions printed on the proxy card. A vote cast by written proxy or by proxy authorized by telephone or via the Internet may be revoked by the shareholder, at any time before it is exercised, by submitting to the Corporate Secretary of People’s United Financial written notice of revocation or a properly executed proxy bearing a later date, by casting a subsequent vote by telephone or via the Internet, or by attending the meeting and voting in person. However, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy or other previously cast vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to People’s United Financial, Inc., Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604-4913, Attention: Corporate Secretary. In addition, any shareholder whose shares of common stock are not registered in his or her name will need additional documentation from the record holder(s) of such shares to vote in person at the Annual Meeting.

All shares of common stock represented by properly executed or telephonically or electronically authorized proxies received pursuant to this solicitation, and not subsequently revoked, will be voted at the Annual Meeting in the manner specified therein. If no specification is made, the proxies will be voted “FOR” the election of each of the nominees for director identified in this Proxy Statement; “FOR” the proposal to adopt the 2007 Recognition and Retention Plan; “FOR” the proposal to adopt the 2007 Stock Option Plan; “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2007; and in the discretion of the proxy holders, as to any other matter that may properly come before the Annual Meeting.

The entire cost of soliciting proxies will be borne by People’s United Financial. In addition to the solicitation of proxies by mail, People’s United Financial will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. People’s United Financial will reimburse such record holders for their reasonable expenses in doing so. People’s United Financial has engaged the firm of Georgeson Inc. to assist it in soliciting proxies, and has agreed to pay Georgeson approximately $30,000 plus expenses for such services. If necessary, People’s United Financial may also use its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, facsimile, other electronic means, or special or express delivery letter.

Interest of Management and Directors in Matters to be Acted Upon

Management and directors of People’s United Financial have an interest in the matters that will be acted upon at the Annual Meeting because they will be eligible to receive awards under the 2007 Retention and Recognition Plan and under the 2007 Stock Option Plan if the adoption of these plans is approved by shareholders.

Record Date and Voting Rights

The Board of Directors has fixed August 31, 2007 as the record date for determining People’s United Financial shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were approximately 21,600 holders of record of People’s United Financial common stock and 300,882,967 shares of common stock outstanding.

Shares representing a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Shares of common stock present but not voting, and shares for which proxies have been received but with respect to which holders of such shares have abstained, will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Furthermore, shares represented by proxies returned by a broker holding such shares in nominee or “street” name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed (“broker non-votes”).

Each share of common stock entitles a holder of record on the record date to one vote on each matter to be presented at the Annual Meeting, and all such shares vote together as a single class. Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or by proxy at the Annual Meeting. A

“plurality” means that the nominees with the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the Annual Meeting. The proposals to adopt the 2007 Recognition and Retention Plan and the 2007 Stock Option Plan each require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. This is due to Office of Thrift Supervision (OTS) regulations governing the adoption of stock option and stock benefit plans within one year following a second- step conversion. People’s United Financial completed its second-step conversion on April 16, 2007 and is therefore subject to these rules. All other matters presented to the shareholders for determination require the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter.

Abstentions from voting and broker non-votes will not be deemed to have been cast either “for” or “against” approval of the matters to be considered and voted upon at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of voting for the election of directors, or on ratification of the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will have the practical effect of votes against the approval of the 2007 Recognition and Retention Plan, and against the approval of the 2007 Stock Option Plan.

Security Ownership of Certain Beneficial Owners

Based on publicly available information filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as of August 31, 2007, no one was the beneficial owner of more than five percent of any class of People’s United Financial’s voting securities.

Security Ownership of People’s United Financial Management

The following table sets forth, as of August 31, 2007, the beneficial ownership of common stock by each director, each nominee for election as a director, each named executive officer (as defined below) who is not also a director, and by all directors and executive officers as a group. Except as indicated in the notes following the table, each person has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Nominees
Collin P. Baron	99,742	(a)	*
George P. Carter	96,856	(a)	*
Jerry Franklin	60,084	(a)	*
Eunice S. Groark	71,628	(a)	*
Janet M. Hansen	37,273	(a)	*
Richard M. Hoyt	75,918	(a)	*
John A. Klein	1,460,818	(b)	*
Jeremiah J. Lowney, Jr.	77,297	(a)	*
Jack E. McGregor	43,225	(a)	*
James A. Thomas	49,498	(a)	*

Named Executive Officers
Robert R. D’Amore	367,545	(b)	*
Brian F. Dreyer(c)	307,112	(b)	*
William T. Kosturko	433,934	(b)	*
Philip R. Sherringham	238,072	(b)	*
All Directors, Nominees and Executive Officers as a Group (18 persons)	4,311,790	(b)	1.42%

*	Denotes beneficial ownership of less than one percent of the outstanding shares of common stock.

(a)	Includes 15,323 shares of common stock awarded under the People’s United Financial, Inc. Directors’ Equity Compensation Plan, which are subject to restrictions on transfer for a specified period of time.
(b)	Includes shares of common stock subject to restrictions, held indirectly through benefit plans, or subject to acquisition within 60 days, as follows:

Shares listed in the following table are subject to forfeiture if certain conditions are not satisfied:

Name	Shares
John A. Klein	154,935
Robert R. D’Amore	66,287
Brian F. Dreyer(c)	60,292
William T. Kosturko	43,093
Philip R. Sherringham	101,804
All Directors, Nominees and Executive Officers as a Group	531,257

Shares listed in the following table are allocated under the People’s Bank 401(k) Employee Savings Plan (the “Savings Plan”) to the participants listed below who have Savings Plan balances invested in People’s United Financial common stock:

Name	Shares
John A. Klein	99,251
Robert R. D’Amore	42,509
Brian F. Dreyer(c)	14,604
William T. Kosturko	1,955
Philip R. Sherringham	7,513
All Directors, Nominees and Executive Officers as a Group	217,848

The persons listed in the following table have the right to acquire the listed number of shares within 60 days from August 31, 2007, whether upon the exercise of stock options or otherwise. Shares acquired upon the exercise of certain stock options reflected in this table may not be transferred by the holder for specified periods of time, and appear in the column headed “Restricted”. See the discussion following the table for more information:

	Right to Acquire
Name	Unrestricted	Restricted
John A. Klein	826,545	84,720
Robert R. D’Amore	96,627	26,697
Brian F. Dreyer(c)	96,746	33,313
William T. Kosturko	134,278	23,330
Philip R. Sherringham	58,474	26,697
All Directors, Nominees and Executive Officers as a Group	1,507,509	289,553

On December 22, 2005, the vesting of all outstanding, unvested stock options was accelerated. The purpose of the acceleration was to enable the Bank to eliminate compensation expense associated with previously-granted but unvested options in future years, upon adoption of Statement of Financial Accounting Standards No. 123-R (Share-Based Payments) in January 2006. Shares of common stock acquired pursuant to the exercise of any option which became vested on an accelerated basis may not be sold or otherwise transferred until the earlier of (a) the date the option would have vested under the terms on which it was initially awarded, or (b) termination of the optionholder’s employment with the Bank. If the vesting of these options had not been accelerated, 25% of the options granted in 2004 and 50% of the options granted in 2005 would not be exercisable within 60 days from August 31, 2007.

(c)	Includes shares of common stock held by Mr. Dreyer’s spouse which are owned outright (2,402 shares), subject to restrictions (4,505 shares), held indirectly through benefit plans (14,081 shares), or subject to acquisition within 60 days (10,515 shares unrestricted, 6,616 shares restricted).

ITEM I. ELECTION OF DIRECTORS

People’s United Financial’s certificate of incorporation and bylaws provide for the election of directors by the shareholders and for the division of the Board of Directors into three classes of directors as nearly equal in number as reasonably possible. The terms of office of the members of one class expire and a successor class is elected for a three-year term at each annual meeting of shareholders.

People’s United Financial’s certificate of incorporation and bylaws provide that there will be between five and fifteen members of the Board of Directors, as fixed by resolution of the Board of Directors. The Board of Directors has resolved that there will be nine members of the Board following the Annual Meeting. The terms of Janet M. Hansen, Jeremiah J. Lowney, Jr. and Jack E. McGregor expire at the Annual Meeting. Mrs. Hansen and Dr. Lowney have each been nominated for re-election for a three-year term expiring at the annual meeting of shareholders in 2010. Mr. McGregor will retire from the Board at the expiration of his term at the Annual Meeting. People’s United Financial extends its sincere gratitude to Mr. McGregor for his many years of dedicated service to People’s United Financial and its affiliated companies, beginning in 1989 as a director of People’s United Bank.

In June 2007, People’s United Financial announced that it had entered into a definitive agreement to acquire Chittenden Corporation, a $6.9 billion multi-bank holding company headquartered in Burlington, Vermont. When the transaction is completed, the size of People’s United Financial’s Board will be increased to eleven members, and two members of Chittenden’s board of directors will be appointed to serve as directors of People’s United Financial.

Directors elected at the Annual Meeting will serve until their respective successors have been elected and qualified. Each nominee has consented to being named in this proxy statement and to serve as a director of People’s United Financial if elected. It is the intention of the persons named in the proxy to vote shares under the authority granted by the proxy for the election of all nominees named below. If any of the nominees should be unable to serve, the persons named in the form of proxy will use their discretion in voting the shares represented by such proxies.

Certain information concerning the nominees and the directors continuing in office, including the business experience of each during the past five years, is set forth below. Information regarding each director’s length of service as a director of People’s United Financial includes such person’s term of service as a director of People’s United Bank.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees listed below.

NOMINEES TO THE BOARD OF DIRECTORS

Janet M. Hansen was employed as Executive Vice President of Aquarion Company (“Aquarion”), a diversified water management company, from 1995 until her retirement in March 2005. Mrs. Hansen served as Aquarion’s Chief Financial Officer from 1992 through 1999. She was President and Chief Executive Officer of Aquarion’s principal operating subsidiary, Aquarion Water Company, from 2000 to 2003.

Mrs. Hansen, who became a member of the Board of Directors in February 2004, is 65 years old. She is a member of the Audit and Executive Committees. She also serves on the Board of Directors of Bridgeport Hospital and of the University of Connecticut Foundation.

Jeremiah J. Lowney, Jr., D.D.S. is an orthodontist whose practice has been based in the Norwich, Connecticut area for more than 30 years. Dr. Lowney has also served since 1982 as the President of the Haitian Health Foundation, a health care facility that provides humanitarian health services in Haiti.

Dr. Lowney served as a director of Norwich Financial Corp. and The Norwich Savings Society until the merger of those companies into People’s United Bank in February 1998, when he became a director of the Bank. Dr. Lowney is a member of the Audit Committee. He is 71 years old.

INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

Terms Expiring at the 2008 Annual Meeting

Collin P. Baron is a member of the law firm of Pullman & Comley, LLC. He has been affiliated with the firm since 1973.

Mr. Baron became a director in 2001. He serves as a member of the Executive Committee. Mr. Baron is 60 years old.

Richard M. Hoyt is President and Chief Executive Officer of Chapin & Bangs Co., a steel service center, and is Chairman and Chief Executive Officer of Lindquist Steels, Inc., a distributor of tool steel. He has occupied each of these positions for more than five years. Mr. Hoyt also serves as a director of Bridgeport Hospital, and as a member of the board of Yale New Haven Health Services Corp.

Mr. Hoyt was first elected as a director in 2002. He is 65 years old. Mr. Hoyt is a member of the Audit Committee.

John A. Klein became President of People’s United Bank on June 1, 1999, Chief Executive Officer on October 1, 1999 and Chairman of the Board of Directors on January 1, 2000. Mr. Klein has served in a variety of capacities since beginning his career at the Bank in 1971.

Mr. Klein, who is 58, first became a member of the Board in 1999. He is a member of the Executive Committee.

Terms Expiring at the 2009 Annual Meeting

George P. Carter is the President of Connecticut Foods, Inc.

Mr. Carter was first elected to the Board in 1976. He is Vice Chairman and Lead Director of the Board and serves as Chairman of People’s United Financial’s Audit and Executive Committees and as a member of the Compensation and Nominating Committee. Mr. Carter, who also serves as a director of Bridgeport Hospital, is 70 years old.

Jerry Franklin is the President and Chief Executive Officer of Connecticut Public Broadcasting Inc., a position he has held since 1985.

Mr. Franklin was elected to the Board of Directors in 1997 and is a member of People’s United Financial’s Audit, Executive, and Compensation and Nominating Committees. He is 60 years old.

Eunice S. Groark, attorney, served as Lieutenant Governor of the State of Connecticut from 1991 until January 1995. She currently serves as a Trustee of the Phoenix Edge Series Funds.

Mrs. Groark was first elected to the Board of Directors in 1995. She is a member of the Executive Committee. She is 69 years old.

James A. Thomas served as Associate Dean at Yale Law School from 1969 until his retirement in 2004, and served as Master of Saybrook College of Yale University from 1990 to 1996. Mr. Thomas was elected to the Board of Directors in 1997. He serves as Chairman of the Compensation and Nominating Committee, and is a member of the Executive Committee.

Mr. Thomas is also a director of UIL Holdings Corporation, the holding company for the United Illuminating Company. Mr. Thomas is 68 years old.

Except as set forth above, during the past five years no director or nominee has had a principal occupation or employment with People’s United Financial or any of its subsidiaries or other affiliates. No director or nominee is related by blood, marriage or adoption to an executive officer of People’s United Financial or any of its subsidiaries or other affiliates.

With the exception of Messrs. Klein and Baron, each person nominated for reelection as a director at the Annual Meeting and each of the directors continuing in office has been determined by the Board of Directors to be “independent” for purposes of the applicable listing standards of The Nasdaq Stock Market

Meetings of the Board of Directors and its Committees

People’s United Financial was incorporated on November 2, 2006. All individuals who were serving as directors of People’s United Bank on that date became members of the Board of Directors of People’s United Financial. Except as specifically noted, the following discussion provides information about meetings of the Board of Directors and committees of People’s United Bank during 2006. The Board of Directors and committees of People’s United Financial did not meet during 2006, as People’s United Financial did not engage in any business operations during that year.

During 2006, the Bank’s Board of Directors held 21 meetings. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held while he or she was a director and (b) the total number of meetings held by all committees of the Board on which he or she served.

The Board of Directors of People’s United Financial encourages all directors to attend the Annual Meeting of Shareholders. All ten individuals serving as directors of People’s United Bank at the time of the 2006 Annual Meeting of People’s United Bank shareholders attended that meeting.

Board of Directors Committees

People’s United Bank has seven standing committees: the Audit Committee; the Executive Committee; the Human Resources Committee (which in 2006 performed the functions of a nominating committee and a compensation committee); the Loan Review Committee; the Operational Risk Committee; the Treasury and Finance Committee; and the Trust Committee. People’s United Financial has three standing committees: the Audit Committee; the Executive Committee; and the Compensation and Nominating Committee. Except where specifically noted, the following discussion pertains to the standing committees maintained by the Board of Directors of People’s United Bank.

Audit Committee. The Audit Committee of the Bank met 12 times during 2006. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is “independent,” as that term is defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market. Each member of the Audit Committee also satisfies the more stringent definition of independence required for members of audit committees generally, as set forth in Rule 4350(d)(2)(A) of the listing standards of the Nasdaq Stock Market. The members of the Audit Committee are George P. Carter (Chairman), Jerry Franklin, Janet M. Hansen, Richard M. Hoyt and Jeremiah J. Lowney, Jr. The Audit Committee is responsible for monitoring the accounting practices and internal controls of People’s United Bank, including the supervision of an annual audit of the Bank’s financial statements by independent registered public accountants.

The individuals named above also serve as members of the Audit Committee of People’s United Financial. The responsibilities of the People’s United Financial Audit Committee with respect to People’s United Financial are substantially similar to those of the People’s United Bank Audit Committee with respect to the Bank. People’s United Financial’s Board of Directors has adopted a written charter for the Audit Committee, including provisions recognizing the specific audit committee responsibilities imposed by the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission rules implementing that Act, and the listing standards of the Nasdaq Stock Market. A copy of the charter is attached to this Proxy Statement as Exhibit A, and is also available on People’s United Financial’s website at www.peoples.com.

The Board of Directors of the Bank and the Board of Directors of People’s United Financial have each determined that Janet M. Hansen, a member of the Audit Committee of each Board, is an “audit committee financial expert” within the meaning of applicable SEC regulations and is “independent” within the meaning of the listing standards of the Nasdaq Stock Market.

The Audit Committee of People’s United Financial and the Audit Committee of the Bank act jointly with respect to matters within the scope of the duties of both committees. In particular, matters relating to the consolidated financial statements of People’s United Bank are considered and acted upon by both Audit Committees, because such matters are also relevant to the consolidated financial statements of People’s United Financial.

The Audit Committee of People’s United Financial did not meet during 2006, as People’s United Financial did not engage in any business operations during that year.

Executive Committee. The members of the Bank’s Executive Committee are George P. Carter (Chairman), Collin P. Baron, Jerry Franklin, Eunice S. Groark, Janet M. Hansen, John A. Klein and James A. Thomas. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management and affairs of the Bank, and may perform such other functions as directed by the Board of Directors. The Executive Committee did not meet during 2006.

The individuals named above and Jack E. McGregor serve as members of the Executive Committee of People’s United Financial. Mr. McGregor will continue to serve as a member of the Executive Committee of People’s United Financial until the expiration of his term of office as a director at the Annual Meeting. The responsibilities of the People’s United Financial Executive Committee are the same with respect to People’s United Financial as those of the Bank’s Executive Committee with respect to People’s United Bank.

The Executive Committee of People’s United Financial did not meet during 2006, as People’s United Financial did not engage in any business operations during that year.

Human Resources Committee. The Human Resources Committee of People’s United Bank, which is comprised of James A. Thomas (Chairman), George P. Carter, and Jerry Franklin, met 26 times during 2006. Each member of the Committee is “independent,” as that term is defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market. The Human Resources Committee is responsible for making policy decisions concerning the compensation and benefit programs maintained by People’s United Bank, and conducts periodic performance reviews of the senior and executive officers of People’s United Bank. The Human Resources Committee also recommends nominees for election as directors to the full Board of Directors of the Bank.

The individuals named above also serve as members of the Compensation and Nominating Committee of People’s United Financial. The responsibilities of the People’s United Financial Compensation and Nominating Committee with respect to People’s United Financial are similar to those of the People’s United Bank Human Resources Committee with respect to People’s United Bank. A current copy of the Compensation and Nominating Committee charter is available on People’s United Financial’s website at www.peoples.com.

The Compensation and Nominating Committee of People’s United Financial and the Human Resources Committee of the Bank act jointly with respect to matters within the scope of the duties of both committees. In particular, matters relating to the compensation of executive officers of the Bank who also serve as executive officers of People’s United Financial are considered and acted upon by both committees.

The Compensation and Nominating Committee of People’s United Financial did not meet during 2006, as People’s United Financial did not engage in any business operations during that year.

Loan Review Committee. The members of People’s United Bank’s Loan Review Committee are Jerry Franklin (Chairman), Collin P. Baron, George P. Carter, Jeremiah J. Lowney, Jr. and James A. Thomas. The Loan Review Committee, which met 23 times during 2006, is charged with reviewing and approving strategies, planning and procedures concerning People’s United Bank’s commercial, commercial real estate, consumer and community lending activities, reviewing lending activities of People’s United Bank and, where appropriate, approving loans brought before the Committee for approval.

People’s United Financial does not have a Loan Review Committee.

Operational Risk Committee. The Operational Risk Committee is responsible for formulating a bank-wide framework to manage operational risk as a distinct type of potential risk to the safety and soundness of People’s United Bank. The Operational Risk Committee receives and evaluates information from both internal and external sources relating to perceived operational risks and to the Bank’s ongoing efforts to manage such risks, and makes reports and recommendations to the full Board as appropriate with respect to operational risk issues. The Operational Risk Committee, which is comprised of Janet M. Hansen (Chairman), George P. Carter, Eunice S. Groark, John A. Klein and Jeremiah J. Lowney, Jr., met six times in 2006.

People’s United Financial does not have an Operational Risk Committee.

Treasury and Finance Committee. People’s United Bank’s Treasury and Finance Committee is responsible for approving policies and strategies for, and reviewing the investments and financial activities of, People’s United Bank’s Investments and Treasury group. The Treasury and Finance Committee is also charged with reviewing and approving the Bank’s asset/liability strategies, including wholesale funding, and interest rate risk management activities, and oversees compliance with People’s United Financial’s investment and liquidity policy. In addition, the Treasury and Finance Committee is responsible for monitoring People’s United Bank’s bank-owned life insurance program, including oversight of the program’s investment performance, risk management and internal controls. The Treasury and Finance Committee met eight times during 2006. Collin P. Baron is the Chairman of the Treasury and Finance Committee; its other members are Eunice S. Groark, Richard M. Hoyt and John A. Klein.

People’s United Financial does not have a Treasury and Finance Committee.

Trust Committee. Eunice S. Groark is the Chairman of People’s United Bank’s Trust Committee. Janet M. Hansen, Richard M. Hoyt and James A. Thomas are also members of the Trust Committee, which met four times during 2006. The Trust Committee is responsible for making policy for, and reviewing the financial and fiduciary status of, People’s United Bank’s Trust Department.

People’s United Financial does not have a Trust Committee.

Communications with the Board

Shareholders who wish to communicate with the Board of Directors of People’s United Financial or with individual members of the Board may address correspondence to the Board or to a director, c/o Corporate Secretary, People’s United Financial, Inc., 850 Main Street, Bridgeport, CT 06604. The Corporate Secretary will review all correspondence addressed to the Board or to a director, and will handle each item in accordance with procedures that have been approved by the independent directors.

The policies described in this section do not apply to shareholder proposals made pursuant to Securities and Exchange Commission Rule 14a-8, or to communications relating to such proposals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of People’s United Financial, and persons who own more than 10% of the common stock, to file initial reports of ownership and reports of changes in ownership of the common stock with the Securities and Exchange Commission. During 2006, these same requirements applied to the directors and executive officers of People’s United Bank and to persons who owned more than 10% of the common stock of the Bank, except that all required reports were filed with the Federal Deposit Insurance Corporation (the “FDIC”) for dates prior to August 18, 2006 and with the OTS thereafter. Directors, executive officers and 10% shareholders were required by applicable regulations to furnish the Bank with copies of all Section 16(a) reports filed during 2006.

Based solely on a review of the reporting forms received by People’s United Bank, and written representations that no other reports were required, People’s United Financial believes that all Section 16(a) filing requirements were satisfied for fiscal year 2006.

Compensation Committee Interlocks and Insider Participation

The Human Resources Committee of the Bank’s Board of Directors and the Compensation and Nominating Committee of People’s United Financial’s Board of Directors are each composed solely of individuals who are neither officers nor employees of People’s United Bank, People’s United Financial, or any of their respective subsidiaries. The members of the Human Resources Committee and of the Compensation and Nominating Committee are James A. Thomas (Chairman), George P. Carter, and Jerry Franklin. During the fiscal year ended December 31, 2006, there were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of the Human Resources Committee or executive officers of People’s United Bank and corporations with which such persons are affiliated.

Director Nomination Process

The Compensation and Nominating Committee of People’s United Financial will consider qualified nominees recommended by shareholders of record. Shareholder nominations must be submitted in writing to People’s United Financial, Inc., Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary, no later than 120 days in advance of the next annual meeting at which directors will be elected or, with respect to an election to be held at a special meeting of shareholders for the election of directors, no later than the close of business on the seventh day following the earlier of (i) the date on which notice of such meeting was first given to shareholders, or (ii) the date on which a public announcement of such meeting was first made. Each shareholder nomination must include: the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination; the name and address of each person being nominated; a description of all arrangements or understandings between the shareholder(s) submitting the nomination and the nominee(s) and any other person(s) (including the name of such person(s)) concerning the nomination (s) to be made by the shareholder(s); such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and the consent of each nominee to serve as a director of People’s United Financial if elected.

In evaluating the qualifications of proposed candidates for nomination for election to the Board, including candidates recommended by shareholders, the Compensation and Nominating Committee will consider the following factors:

Minimum qualifications—The Compensation and Nominating Committee will not nominate any person for election to the Board of Directors if, in the opinion of the Compensation and Nominating Committee:

•	actual or apparent conflicts of interest exist that would substantially interfere with the ability of such person to fulfill his or her duties as a director;

•	the person would not, or could not, effectively represent the best interests of People’s United Financial and all of its shareholders;

•	board service would be prohibited under any applicable law or regulation, including, but not limited to, OTS rules prohibiting interlocking directorships;

•	the nomination did not comply with the requirements of Section 5.06 of People’s United Financial’s certificate of incorporation.

Other Factors—In addition to the minimum qualifications outlined above, in evaluating proposed nominees, the Compensation and Nominating Committee will consider the following factors:

•

whether, in the opinion of the Compensation and Nominating Committee, the nominee exhibits personal qualities, including personal and professional integrity, judgment and collegiality, that will ensure that the nominee will work effectively with the rest of the Board in serving the long-term best interests of People’s United Financial and its shareholders;

•

the skills, personal attributes and professional qualifications of the nominee, in light of the total mix of skills, personal attributes and professional qualifications found within the Board as a whole;

•	the extent to which the nominee would enhance the diversity of perspective and life experience among members of the Board;

•	whether, in the opinion of the Compensation and Nominating Committee, the nominee has demonstrated a commitment to the betterment of the communities that People’s United Financial serves;

•

whether the nominee would be considered “independent” for purpose of service on the Board or any of its committees. Lack of independence shall not, by itself, render a candidate unqualified for Board service; however, it is the Board’s intention that a substantial majority of Board members shall at all times qualify as “independent” under the listing standards of The Nasdaq Stock Market and any other applicable laws or regulations.

Audit Committee Report

Prior to April 16, 2007 (the effective date of the second-step conversion), People’s United Financial had no significant assets and had not engaged in any business activities. Accordingly, there were no financial statements for People’s United Financial as of or for the period ended December 31, 2006. The Annual Report on Form 10-K filed by People’s United Financial for the year ended December 31, 2006 includes consolidated financial statements for People’s United Bank because the business of People’s United Financial following completion of the conversion was and remains substantially identical to the business of People’s United Bank prior to the conversion.

The relevant activities described in this report include activities undertaken by the Audit Committee of People’s United Bank. As noted above, the members of the Audit Committee of People’s United Financial are identical to the members of the Audit Committee of the Bank.

The Audit Committee of People’s United Bank has: (1) reviewed and discussed the Bank’s audited consolidated financial statements for the year ended December 31, 2006 with management of the Bank; (2) discussed with KPMG LLP, independent auditors for People’s United Bank, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (3) received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (4) has discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee of People’s United Bank recommended to the Board of Directors of the Bank that the audited consolidated financial statements of People’s United Bank for the fiscal year ended December 31, 2006 be included in the Bank’s Annual Report on Form 10-K for filing with the OTS. Likewise, the Audit Committee of People’s United Financial recommended to the Board of Directors of People’s United Financial that the audited consolidated financial statements of People’s United Bank for the fiscal year ended December 31, 2006 be included in People’s United Financial’s Annual Report on Form 10-K for filing with the SEC.

People’s United Bank Audit Committee — and — People’s United Financial Audit Committee
George P. Carter, Chairman
Jerry Franklin
Janet M. Hansen
Richard M. Hoyt
Jeremiah J. Lowney, Jr.

Compensation Committee Report

Prior to April 16, 2007 (the effective date of the second-step conversion), People’s United Financial had no significant assets, had not engaged in any business activities, and did not pay compensation of any sort to directors or employees of People’s United Financial or any of its affiliates. Accordingly, except to the extent specifically noted below with respect to future compensation plans, all matters discussed in the Compensation Discussion and Analysis relate to compensation policies and decisions applicable to People’s United Bank for the period ended December 31, 2006 and thereafter to the extent incentive compensation for any period ended December 31, 2006 was paid after that date.

As noted above, the members of the Compensation and Nominating Committee of People’s United Financial are identical to the members of the Human Resources Committee of People’s United Bank.

The Compensation and Nominating Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Securities and Exchange Commission Regulation S-K with management. Based upon such review and discussion, the Compensation and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

People’s United Bank Human Resources Committee — and — People’s United Financial Compensation and Nominating Committee
James A. Thomas, Chairman
George P. Carter
Jerry Franklin

Compensation Discussion and Analysis

Compensation of Directors and Executive Officers

This section includes information about the director compensation and executive compensation practices of People’s United Bank. All references to the “Committee” or the “Human Resources Committee” in this discussion mean the Human Resources Committee of People’s United Bank and actions taken by it unless otherwise noted, and all references to the “Board” or “Board of Directors” in this discussion mean the Board of Directors of People’s United Bank. At this time, the Compensation and Nominating Committee of People’s United Financial intends generally to follow the same compensation practices as those followed by the Human Resources Committee of People’s United Bank to the extent appropriate under applicable circumstances, except that performance objectives for future periods will generally be measured by reference to the performance of People’s United Financial rather than People’s United Bank.

During 2006, People’s United Financial did not pay any separate compensation to its executive officers, and does not expect to pay separate compensation to any of its executive officers who are also officers of People’s United Bank or any other operating subsidiaries in the future. People’s United Financial will compensate any of its executive officers who do not also serve as officers of any of its operating subsidiaries. At present, there are no such officers.

During 2006 and continuing until April 16, 2007 (the effective date of the second-step conversion), People’s United Financial did not pay any separate compensation to its directors. From and after the effective date of the conversion, directors of People’s United Financial who are not employees of People’s United Financial or any of its affiliates have been and will be compensated by People’s United Financial for service as directors of People’s United Financial. No separate compensation will be paid to a director of People’s United Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of People’s United Financial and who is compensated for that meeting by People’s United Financial.

Except where it pertains to directors, this discussion is focused specifically on the compensation of the five executive officers named in the Summary Compensation Table which appears later in this section. These five executives are referred to in this discussion as the named executive officers, or NEOs.

All equity-based awards made prior to the effective date of the second-step conversion were made in the form of People’s United Bank common stock. On that date, all outstanding shares of the Bank’s common stock, including shares previously awarded to directors and officers pursuant to equity-based compensation plans, were exchanged for shares of People’s United Financial common stock. The exchange ratio was 2.1-to-1. All outstanding and unexercised options to purchase shares of People’s United Bank common stock, whether or not vested, were similarly exchanged for options to purchase shares of People’s United Financial common stock in accordance with the same exchange ratio, with corresponding adjustments to the applicable option exercise price. Information about equity-based awards appearing in the following discussion has been restated to reflect the exchange. All equity-based awards made after the effective date of the second-step conversion will be made in the form of People’s United Financial common stock.

Prior to June 2007, People’s United Bank was known as People’s Bank. The formal names of a number of the compensation plans and programs discussed below have not yet been amended to reflect this change.

Overview. The Human Resources Committee of the Bank’s Board of Directors is responsible for overseeing and making recommendations to the independent members of the Board of Directors with respect to the compensation of the named executive officers, including the Chief Executive Officer. As part of these duties, the Committee conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of each other named executive officer. The independent members of the Board of Directors have ultimate authority to approve the compensation of all named executive officers, including the Chief Executive Officer.

The Human Resources Committee also reviews, oversees and approves the management and implementation of the Bank’s human resources policies and its principal employee benefit plans. The Committee may undertake other duties that are related to People’s United Bank’s human resources function. The Committee has a formal charter which describes the Committee’s scope of authority and its duties. The Committee’s charter is substantially similar to the charter of People’s United Financial’s Compensation and Nominating Committee, which is available on People’s United Financial’s website at www.peoples.com.

The Human Resources Committee consists of three directors, all of whom are “independent” within the meaning of Rule 4200 of the Nasdaq Stock Market. The Board of Directors of People’s United Bank evaluates the independence of Committee members annually, using the standards contained in Rule 4200. This evaluation, and the determination that each member of the Committee is independent, was most recently made in March 2007.

Executive Participation in Committee Discussions. The executive officers who participate in the Human Resources Committee’s compensation-setting process are the Chief Executive Officer and the Executive Vice President for the Organization Effectiveness Division. The Executive Vice President and General Counsel acts as Secretary to the Committee. The Chief Financial Officer also participates to a limited extent in connection with the establishment of financially-driven performance goals. Executive participation is meant to provide the Human Resources Committee with input regarding People’s United Bank’s compensation philosophy, process and decisions. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Human Resources Committee. The Chief Executive Officer also provides information about individual performance assessments for the other named executive officers, and expresses to the Human Resources Committee his view on the appropriate levels of compensation for the other named executive officers for the ensuing year.

Executives participate in Committee discussions purely in an informational and advisory capacity, but have no vote in the Committee’s decision-making process. The Chief Executive Officer does not attend those portions of Human Resources Committee meetings during which his performance is evaluated or his compensation is being determined. No executive officer other than the Chief Executive Officer attends those portions of Human Resources Committee meetings during which the performance of the other named executive officers is evaluated or their compensation is being determined.

Use of Consultants. The Human Resources Committee engages an independent compensation consultant to assist it in the annual compensation process for named executive officers. The consultant, which is retained by and reports to the Human Resources Committee, works extensively with the Chief Executive Officer and management in performing its duties for the Committee. The consultant provides expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultant also provides survey data, and assists in assembling relevant comparison groups for various purposes and establishing benchmarks for particular components of core compensation from the survey and comparison group data. The Committee engaged the firm of Towers Perrin to serve as its independent compensation consultant during 2006.

Management also engages one or more consultants to provide additional information, advice, and professional services related to other aspects of the compensation function. These consultants work primarily with management but may also communicate directly with the Human Resources Committee. The consultant engaged to assist the Human Resources Committee in the annual compensation process may also be engaged to perform some of these additional services.

On May 17, 2007 the Compensation and Nominating Committee of People’s United Financial and the Human Resources Committee of People’s United Bank jointly adopted a policy requiring that the terms of engagement of the compensation consultant be set forth in an annual engagement agreement, with such agreement to set forth the scope of work to be undertaken in connection with matters relating to executive compensation. The engagement agreement will also require the compensation consultant to provide quarterly reports to the committees of any work performed by the consultant for People’s United Financial or any of its affiliates, other than work relating to executive compensation. The purpose of this policy is to ensure that the committees maintain an appropriate level of control over the compensation consultant and its activities on behalf of People’s United Financial and its affiliates.

Compensation Objectives. Broadly speaking, the overall goals of the Bank’s executive compensation programs are to attract, motivate, retain, and pay key executives (including the NEOs) for performance. The methods used to achieve these goals are strongly influenced by the compensation and employment practices of People’s United Bank’s competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each named executive officer’s individual performance as well as the encouragement of behaviors directed towards attainment of corporate goals, not all of which are financial in nature or capable of being quantified.

The compensation program is designed to reward the named executive officers based on their level of assigned management responsibilities, individual performance levels, and individual value in the job marketplace. “At-risk” components of compensation reward the NEOs, including the Chief Executive Officer, based primarily on company-wide performance while also considering their performance against individually-set performance objectives. The Chief Executive Officer’s individual performance objectives are the same as the strategic and financial performance objectives of People’s United Bank as a whole. For the other named executive officers, individual performance objectives are set by the Chief Executive Officer and are reviewed by the Human Resources Committee. Equity-based components of compensation provide an incentive for executive behaviors that are aligned with the interests of stockholders. The retirement component of the compensation program rewards the named executive officers for their long-term contributions to the organization.

Components of Compensation. People’s United Bank uses many different building blocks as part of its overall executive compensation program. Some are paid in cash, while others are based on common stock. The principal components of executive compensation packages consist of:

•	Base salary

•	Annual cash bonus (also referred to as the Short-Term Incentive Plan (STIP) Bonus)

•	Long-term incentives

Long-term incentives are awarded under the People’s Bank 1998 Long-Term Incentive Plan, or LTIP. Awards under the LTIP are made in one of three forms:

•	Long-term cash bonus (also referred to as the LTIP Bonus)

•	Stock options

•	Restricted stock grants

LTIP Bonuses are paid out at the end of a three-year performance cycle. Equity-based awards under the LTIP (stock options and restricted stock grants) vest incrementally over time, and in the case of stock options have value only if the market price of the common stock increases after the awards are made.

NEOs receive a variety of fringe benefits as compensation. Some of these are available to a broad range of employees. Others are limited to senior and executive officers. Fringe benefits for the named executive officers are:

Broad-based fringe benefits:

•	Medical, dental and vision coverage (employee shares cost)

•	Pre-tax health and dependent care spending accounts

•	Adoption assistance

•	Employee referral services

•	Group life insurance coverage (capped at $50,000 for NEOs)

•	Long-term disability insurance coverage equal to 50% of base salary

Senior and executive officers only:

•	Tax preparation services

•	Financial planning services

•	Annual $500 reimbursement for health club membership

•	Company-supplied automobile (includes operating expenses)

•	Supplemental long-term disability insurance coverage

•	Home security services

People’s United Bank also bears the expense of other club memberships for named executive officers, if the membership is used primarily for business-related purposes.

Retirement benefits also represent an important source of compensation to the named executive officers. As with fringe benefits, some forms of retirement benefits are available to a broad range of employees, while others are limited to senior and executive officers. Retirement benefits are provided through these programs (tax-qualified plans are marked with an asterisk):

Broad-based retirement programs:

•	People’s Bank Employees’ Retirement Plan*

•	People’s Bank 401(k) Employee Savings Plan*

•	Retiree health benefits (retiree shares cost)

Senior and executive officers only:

•	The People’s Bank Cap Excess Plan

•	People’s Bank Enhanced Senior Pension Plan

•	People’s Bank Supplemental Savings Plan

Certain executive officers only:

•	Split-Dollar Cash Value Restoration Plan

Additional information about the Long-Term Incentive Plan can be found later in this section under the heading “—1988 Long-Term Incentive Plan”; for the Split-Dollar Cash Value Restoration Plan under the heading “—Cash Value Restoration Plan”, and for the Employees’ Retirement Plan, the 401(k) Employee Savings Plan, the Cap Excess Plan, the Enhanced Senior Pension Plan, and the Supplemental Savings Plan, in the discussion following the table headed “Pension Benefits.”

In addition to the components of executive compensation described above, Mr. Klein is a party to an employment agreement with People’s United Bank. If Mr. Klein’s employment with the Bank continues through December 31, 2014, he will not be entitled to any payments or benefits other than those provided through the various executive compensation plans and programs described above and any future plans or programs that may provide additional benefits for officers or Bank employees generally. If Mr. Klein’s employment with People’s United Bank terminates before that date, he may become entitled to a variety of additional payments and benefits depending on when and for what reason his employment was terminated. These include payments designed to equal Mr. Klein’s projected base salary and annual cash bonus for a specified period, as well as matching contributions that would have been made on Mr. Klein’s behalf in the 401(k) Employee Savings Plan and the Supplemental Savings Plan during that same period. In addition, Mr. Klein may become entitled to extra retirement benefits in an amount which, when added to the benefits he will actually receive under the Employees’ Retirement Plan, the Cap Excess Plan and the Enhanced Senior Pension Plan, will cause him to receive a total benefit equal to what he would have received if he had remained employed by People’s United Bank for a specified period of time. See “—Potential Payments Upon Termination or Change in Control” for information about potential payments to Mr. Klein upon termination of his employment with the Bank.

The term of Mr. Klein’s employment agreement was designed to give People’s United Bank the ability to retain Mr. Klein’s services until the end of the year in which he reaches age 65, which is considered his normal retirement age. Contract provisions requiring payment of additional post-employment benefits under certain conditions were considered to be appropriate in view of Mr. Klein’s position with the Bank, his prospects for securing near-term re-employment in a comparable position should his employment with the Bank be terminated, and common practices in the marketplace for executive talent at the time he entered into the agreement.

Assembling the Components. The Human Resources Committee analyzes the level and relative mix of each of the principal components of the compensation packages for named executive officers on an annual basis. The Chief Executive Officer also makes recommendations to the Committee relating to compensation to be paid to the named executive officers other than himself. Based on this analysis and (where appropriate) the Chief Executive Officer’s recommendations, the Human Resources Committee makes annual recommendations to the independent members of the Board of Directors about each named executive officer’s compensation package to the extent derived from base salary, STIP Bonus and long-term incentives. This portion of executive compensation is also called core compensation.

Decisions about core compensation are made without reference to other elements of compensation (i.e., fringe benefits and retirement benefits). With one exception, fringe benefits and retirement benefits are not specifically tailored for the named executive officers, and are provided under programs that provide similar benefits to non-executive employees of the Bank. The Split-Dollar Cash Value Restoration Plan is an exception to this general rule. As noted in the section entitled “—Cash Value Restoration Plan,” this plan was created after enactment of the Sarbanes-Oxley Act of 2002 and the resulting termination of named executive officers’ participation in the split-dollar life insurance program.

The Human Resources Committee reviews the other components of executive compensation (fringe benefits and retirement benefits), but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Human Resources Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular named executive officer’s compensation package. Decisions about these components of compensation are made without reference to the named executive officers’ core compensation packages, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

The Human Resources Committee seeks to create what it believes is the best mix of the principal components of core compensation (base salary; STIP Bonus; long-term incentives) in delivering the named executive officers’ core compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data. The companies which are the source of the benchmark data may be different for the Chief Executive Officer and for the other named executive officers, due to differences in the availability of reliable data for comparable executive positions below the Chief Executive Officer level. As discussed below under the heading “—Committee Actions Affecting 2006 Compensation,” the Committee uses the benchmark data as a primary reference point when setting the Chief Executive Officer’s compensation, but as a secondary reference point when setting the compensation for the other named executive officers.

For each named executive officer, a significant percentage of core compensation is at-risk, meaning that it will generally be earned or increase in value when People’s United Financial, the Bank or the named executive officer is successful in ways that are aligned with and support shareholder interests. At-risk elements of compensation may have no value or may be worth less than the target value if applicable performance goals are not fully attained or the price of the common stock declines or remains flat after the date the at-risk compensation was awarded. At-risk compensation includes all components of core compensation other than base salary.

Assembly of the core compensation package for each named executive officer begins with the establishment of target ranges for the separate elements making up each named executive officer’s core compensation package. The Human Resources Committee establishes these target ranges in consultation with members of executive management.

The Human Resources Committee next determines the base salary component for each named executive officer, including the Chief Executive Officer. The Human Resources Committee reviews base salary information compiled by management from the sources described above, then formulates a recommendation for the base salary component of each named executive officer’s compensation in relation to that information. The target base salary for the Chief Executive Officer is determined using the percentile target range established for the elements of his core compensation and for each other named executive officer based on target ranges for each element of core compensation. The target base salary for each named executive officer may then be adjusted on an individual basis to reflect a variety of factors. Deviations from the targets typically reflect each executive’s length of service, experience, value to the organization, and expertise in his or her field of responsibility. A number of these factors are subjective in nature.

The Human Resources Committee follows a similar process for each other element of core compensation (i.e., STIP Bonus and long-term incentives) using the target ranges established for the elements of core compensation.

The target amount of the STIP Bonus award and the target amount of the LTIP Bonus award are each expressed as a percentage of the executive’s base salary for the ensuing year. The assumed value of stock options for purposes of assembling the compensation package is determined using the Black-Scholes option valuation model, and the assumed value of restricted stock grants is the market value of the common stock, in each case determined several months before the date of grant due to the extended lead times involved in the annual compensation setting process. For planning purposes, the market value of the common stock may be an average value over a period of several months rather than a point-in-time value. The relative weighting of stock options, restricted stock grants and targeted LTIP Bonus awards is determined with reference to the competitive data made available to the Human Resources Committee. In each case, the Committee may decide to depart from the target levels so established, for the same reasons as discussed with respect to base salary or because of significant changes in the value of the common stock since the valuation dates used to develop recommendations for equity-based awards.

The annual process of assembling target compensation packages for the named executive officers is forward-looking in nature. All at-risk components are based on the expectation that target levels of performance will be achieved over the time horizon that is relevant to each at-risk component. Actual performance over the applicable measurement period may exceed or fall short of the targets, and the common stock may be worth more or less in the future compared to valuations used in formulating equity-based awards. This means that when at-risk compensation is actually received by a named executive officer, it may be worth more or less to the executive than was expected at the time the award was initially made. This applies to forms of at-risk compensation paid out in cash (STIP Bonus and LTIP Bonus) or realized in the stock market from the exercise of stock options or sale of shares of restricted stock after vesting.

The value (or lack of value) realized by named executive officers from at-risk awards granted in prior years is not taken into account by the Human Resources Committee in the process of setting compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the Committee would be diluting or eliminating the link between performance and reward. Named executive officers would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. In addition, the value realized by a named executive officer from equity-based awards granted in prior periods depends in large measure on when the executive decides to realize that value by exercising options or by selling vested shares of restricted stock. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions.

The objective of the annual compensation-setting process is to establish the appropriate level and mix of compensation for each named executive officer, in reference to the factors discussed above. Therefore, the Human Resources Committee believes that the accounting treatment of any given element of core compensation is not a relevant consideration in the design and compensation-setting process.

For the same reasons, the Human Resources Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a named executive officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the tax code and related tax regulations. Base salary and compensation derived from restricted stock awards are not forms of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Stock options are treated as a form of performance-based compensation because their value is entirely dependent on the performance of the common stock in the market after the date the option is granted. Short-term bonus and long-term cash bonus awards may qualify as forms of performance-based compensation under the income tax regulations.

The Human Resources Committee understands that People’s United Bank will not be able to deduct a certain portion of the compensation paid to the named executive officers if it does not qualify as performance-based compensation for tax purposes and exceeds the Section 162(m) limit. The Committee further understands that the absence of this deduction will increase the effective cost of such compensation. The Committee believes this represents an additional cost of doing business that should be borne by the organization as a result of non-tax decisions regarding the appropriate level and mix of compensation for each named executive officer.

Linking Company Performance to Incentive Plan Funding. Each year, the Human Resources Committee establishes one or more prospective company-wide performance targets for use in making funding determinations that affect payment of STIP Bonuses and LTIP Bonuses. Actual performance is evaluated against the target performance measures after the close of the year to which the measures apply. The results of that comparison are used to calculate the level of funding available to pay STIP Bonuses and to allocate funding for future payouts of LTIP Bonuses awarded for periods including that year.

For purposes of the STIP Bonus, each named executive officer other than the Chief Executive Officer is also evaluated on several individual performance measures which are set at the beginning of the year and relate to the strategic business objectives for the ensuing year. Each named executive officer has a unique set of individual performance measures. The degree to which a named executive officer satisfies these individualized measures is taken into account in determining the amount to be paid out to that executive as a STIP Bonus. No individual performance measures are set for the Chief Executive Officer; his performance is measured by the attainment of the organization’s performance, strategic and financial objectives for the year.

For 2006, the organization’s target performance measures were established with reference to the performance of People’s United Bank. In future periods, target performance measures are expected to be established with reference to the performance of People’s United Financial. In either case, these are objective measures that reflect the organization’s operating results for the year for which the target is established. The Committee has historically sought to ensure that attainment of the target performance measure is challenging yet achievable. When establishing a performance target in relation to earnings per share, or EPS, the Committee seeks to establish a target based on earnings from sources that are reasonably predictable and stable. Therefore, the Committee often specifies a target EPS measure that is based on earnings from continuing operations. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Committee consider additional adjustments to earnings from continuing operations which are designed to eliminate the effects of extraordinary or unusual events. Some events for which these kinds of adjustments are made do recur from time to time, but are nevertheless considered to be extraneous to the conduct of normal day-to-day banking business. The Committee is not required to adopt the Chief Executive Officer’s recommendations. For any given year, the Human Resources Committee may decide to establish performance measures in addition to or in place of an EPS-based measure.

For purposes of determining the level of funding available to pay STIP Bonuses, actual performance for the relevant year is compared to the target performance measure(s) without reference to any external factors. If actual performance falls below the targeted level but is at least 80% of the targeted level, STIP Bonuses may be paid based on a reduced level of available funding.

The process is somewhat different for the LTIP Bonus. The actual amount paid out pursuant to an LTIP Bonus award is determined over a three-year performance cycle. A new performance cycle begins at the start of each calendar year. Thus, People’s United Bank’s performance (or that of People’s United Financial on a prospective basis) for a given year will affect three LTIP Bonus awards: one which was made at the beginning of the year for which performance is being evaluated, one which was made at the beginning of the year before that, and one which was made at the beginning of the second year before that. Amounts allocated for payout with respect to each year in a given three-year performance cycle will be paid out to the executive after the end of the third year. For example, after 2006 results have been determined, amounts will be allocated for eventual payout as LTIP Bonus for the 2006 portion of the three-year performance cycles covering the periods of 2006-2008; 2005-2007; and 2004-2006. In early 2007, the named executive officer will receive a payout of all LTIP Bonus amounts allocated to him over the entire 2004-2006 performance cycle. LTIP Bonus amounts allocated to the named executive officer for the two performance cycles ending in later years will not be paid out until all years in the cycle have been completed.

Half of the amount allocated in a given year for each named executive officer’s LTIP Bonus awards depends on actual performance compared to the target performance measure(s) for that year, without regard to external factors. This process is similar to that which is followed for the STIP Bonus funding determination.

The other half of the amount allocated for each named executive officer’s LTIP Bonus award in a given year is determined by reference to the target performance measure compared to the performance of a peer group of financial institutions on the same performance measure. The peer group is designated by the Human Resources Committee at the beginning of the year for which the target performance measure is set. The composition of the peer group is determined by the Committee with input from executive management and the Committee’s compensation consultant, and may be updated from time to time as necessary to reflect changes (such as mergers) affecting the companies included in the group at the time the group was identified. When EPS is used as the performance measure, the Committee has typically compared the compounded annual growth rate of the target EPS measure for the year in question to the compounded annual growth rate in the median EPS for the peer group.

As is the case for the STIP Bonus, if actual performance on either measure falls below the targeted level but is at least 80% of the targeted level, amounts may be allocated for payment of LTIP Bonuses based on a reduced level of available funding.

The Human Resources Committee has historically used the same target performance measure both for purposes of calculating the STIP Bonus funding levels, and for purposes of calculating the LTIP Bonus allocation for the applicable year. The Committee is not required to use the same performance measure(s) for both of these purposes.

Timing of Equity Grants. Stock option grants and restricted stock grants are effective as of the grant date, and options are priced at “fair market value” on the date of grant. The grant date is the date the equity awards are approved for issuance by the independent members of the Board of Directors, acting on recommendations made to them by the Human Resources Committee. The Long-Term Incentive Plan defines “fair market value” as the average of the high and low price of the common stock on the grant date or, if the grant date is not a day when the stock market is open, on the most recent day for which trading data is reported by the market. Equity grants are only made to named executive officers during the normal annual compensation-setting cycle except under circumstances discussed under the heading “—Exceptions to Usual Procedures.”

Stock Ownership Guidelines. Neither the Bank nor People’s United Financial has established any formal policies or guidelines addressing expected levels of stock ownership by the named executive officers.

Exceptions to Usual Procedures. The Human Resources Committee may from time to time recommend to the independent members of the Board of Directors that they approve the payment of special cash compensation or the grant of special equity-based awards to one or more named executive officers in addition to payments and grants approved during the normal annual compensation-setting cycle. The Committee might make such a recommendation if it believes it would be appropriate to reward one or more named executive officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. On occasion, special payments are contingent on some period of future service by the named executive officer. All equity grants are subject to future vesting contingencies, which may be different from and shorter than the vesting periods that apply to grants made during the normal annual compensation-setting cycle.

The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

When the Human Resources Committee is expected to consider recommending approval of equity-based grants outside the normal annual compensation-setting cycle, the Chief Executive Officer in consultation with the General Counsel may request the independent members of the Board of Directors to defer approval of those grants if the Board of Directors or one or more executives are aware of favorable or unfavorable material information regarding People’s United Financial that has not been disclosed to the public. Once such information has been appropriately disclosed, the Chief Executive Officer notifies the Committee and the independent members of the Board of Directors, who then take appropriate action with respect to any grants for which action was deferred.

Rating Past Performance; Payout Decisions. The preceding discussion primarily reflects the Human Resources Committee’s actions with respect to target compensation to be paid in or on account of services rendered in future periods. The Committee also is responsible for reviewing the actual performance of People’s United Bank (or People’s United Financial on a prospective basis) against performance targets established in prior periods. The evaluation of performance in relation to those targets is essential to determining the extent to which cash bonuses are paid or allocated for the benefit of named executive officers. For more information about these performance targets and how they are used, see “—Linking Company Performance to Incentive Plan Funding” above.

The amount actually paid out to each named executive officer (including the Chief Executive Officer) pursuant to a STIP Bonus award depends on four factors: the extent to which the overall STIP Bonus pool is funded for the year; whether the Committee decides to apply an overall funding adjustment factor applicable to all employees who may be eligible to receive a STIP Bonus; the named executive officer’s performance with respect to his individual performance measures; and possible upward or downward adjustment of the named executive officer’s payout based on an evaluation of his leadership behaviors in a given year. The Chief Executive Officer evaluates the performance and leadership behaviors of all named executive officers other than himself. The Human Resources Committee evaluates the performance and leadership behaviors of the Chief Executive Officer.

As discussed earlier, the Committee often specifies a target performance measure intended to fairly represent the results of continuing operations during the ensuing year. Events may occur during the course of the year which cause management to conclude that the measure as so established does not in fact achieve its intended goal. In that case, the Chief Executive Officer may ask the Human Resources Committee to exercise discretion in deciding whether or to what degree the applicable performance measure has been attained or exceeded. The Committee may, but is not required to, exercise that discretion.

The extent to which the overall STIP Bonus pool for all eligible employees (including named executive officers) is funded is determined by the performance of People’s United Bank (or that of People’s United Financial on a prospective basis) measured against the target performance metrics specified by the Human Resources Committee. The bonus pool is not funded unless at least 80% of the target performance measures are attained for the year. Maximum funding of the bonus pool will occur if actual performance is at least 120% of the target performance measures.

Once the funding level has been determined, the Committee then decides whether to apply an overall funding adjustment factor. Application of this factor, which may be positive or negative, results in an automatic adjustment of equal magnitude to the target payout amounts for each named executive officer’s STIP Bonus for the preceding year in alignment with overall results for the Bank (or People’s United Financial on a prospective basis). The Human Resources Committee will consider applying an overall funding adjustment factor when the actual financial performance for the preceding year was extraordinarily different from expected performance, and when the Committee believes that actual performance was not primarily attributable to any particular operating unit or units within the organization.

Each named executive officer other than the Chief Executive Officer is also evaluated on several performance measures that were set at the beginning of the previous year and which relate to the strategic business objectives of the organization for that year. Each named executive officer has a unique set of individual performance measures. The degree to which a named executive officer satisfies these individualized measures is taken into account in determining the amount to be paid out to that executive as a STIP Bonus. In general, no named executive officer could receive a STIP Bonus payout in excess of 200% of the target short-term cash bonus amount. However, in making recommendations to the independent members of the Board of Directors with respect to the named executive officers, the Human Resources Committee has the discretion to disregard this cap in circumstances it deems appropriate.

As discussed above under the heading “Linking Company Performance to Incentive Plan Funding,” the actual payout for the LTIP Bonus award is determined over a three-year period. Target LTIP Bonus awards are made to each named executive officer on an annual basis. As a result, in any given year there are three overlapping LTIP Bonus cycles in effect (one with respect to the first year of the cycle, one with respect to the second year of the cycle, and the third with respect to the final year of the cycle). Annual funding decisions are made for each active cycle based on the organization’s performance against the target performance measure(s) established in the preceding year for each cycle.

The funding for each active cycle is divided into two separate but related parts. If applicable minimum performance metrics are met in a given year for a given portion of the LTIP Bonus award, an allocation is made for that portion of the award for each active cycle. Amounts allocated in a given year are not paid out until after the end of the full three-year performance cycle. The maximum amount that may be paid out pursuant to an LTIP Bonus award upon expiration of a three-year bonus cycle is 150% of the target amount of the LTIP Bonus award that was established at the beginning of the three-year cycle.

Fifty percent of the annual LTIP Bonus allocation is based solely on the performance of the organization against the applicable target performance measure(s). The remaining fifty percent of the annual LTIP Bonus allocation is based on relative performance on the target performance measure(s) as compared to the median performance of a peer group of financial institutions on the same measure(s) for the same year. The composition of the peer group may change from year to year. See the discussion under the heading “—Linking Company Performance to Incentive Plan Funding.”

Committee Actions Affecting 2006 Compensation. The Human Resources Committee took a variety of actions during 2006 that affected executive compensation for the year. During the first quarter of 2007, the Human Resources Committee evaluated the performance of People’s United Bank against the target performance measures established in early 2006 and took other actions relating to calculation of actual payments and allocations for the STIP Bonus and LTIP Bonus based on 2006 performance. Actions taken by the Committee in 2006 with reference to performance measures established for 2005 are not included in the following discussion.

Annual Compensation-Setting Process—Chief Executive Officer. In February 2006, the Human Resources Committee recommended, and the independent members of the Board of Directors approved, the various components of Mr. Klein’s annual compensation package. Details regarding base salary, stock options, and restricted stock grants are included in the detailed compensation tables following this section. Information about the STIP Bonus and LTIP Bonus target amounts established by the Committee for Mr. Klein are included in this discussion.

For 2006, the Committee selected the following companies for use in benchmarking Mr. Klein’s compensation package:

BancorpSouth, Inc.	Bank of Hawaii Corporation
City National Corporation	Commerce Bancshares, Inc.
Commercial Federal Corporation	Downey Financial Corp.
First Citizens Bancshares, Inc.	FirstMerit Corporation
Hudson United Bancorp	TCF Financial Corporation
Trustmark Corporation	Valley National Bancorp
Whitney Holding Corporation

The companies in this group are all in the financial services industry. They were selected primarily on the basis of asset size, being roughly comparable in asset size to People’s United Bank at the time the group was selected. Compensation information for companies included in the peer group was obtained by reviewing publicly available proxy statements and other relevant filings made with securities regulatory authorities.

For 2006, the Committee established the target value of Mr. Klein’s core compensation package at approximately $2.7 million. This would have placed Mr. Klein in the third quartile for core compensation paid to chief executive officers of the companies included in the peer group. This target was established based on the recent financial performance of People’s United Bank, Mr. Klein’s estimated value in the marketplace, and the Committee’s view of Mr. Klein’s critical role in the future success of the Bank.

After establishing the target value for Mr. Klein’s overall core compensation package, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result:

Base Salary: The Committee set Mr. Klein’s base salary at $775,215 representing a 3.5% increase from his base salary in 2005. This placed Mr. Klein’s base salary in the third quartile of the base salaries for chief executive officers of the companies included in the peer group. At this level, Mr. Klein’s base salary represented approximately 29% of the target value of his core compensation package, consistent with the Committee’s philosophy of emphasizing the at-risk components of core compensation for executive officers.

STIP Bonus: Mr. Klein’s STIP Bonus target for 2006 was established at 75% of his base salary for 2006. The actual amount to be paid out to Mr. Klein will be determined based on the financial performance of People’s United Bank for the year. The amount paid out will not exceed 200% of the target amount (representing a maximum of 150% of Mr. Klein’s base salary for 2006), unless the Human Resources Committee exercises its discretion to exceed that limit. See “Rating Past Performance” for a discussion of the amount paid out to Mr. Klein pursuant to this award.

The Committee established Mr. Klein’s STIP Bonus target at this level in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation.

Long-Term Incentives: To arrive at the desired total target value of Mr. Klein’s core compensation package for 2006, and in light of the levels of base salary and STIP Bonus award already determined, the Committee established the target value of the long-term incentive portion of Mr. Klein’s compensation package for 2006 at approximately $1.37 million. The target value of the long-term incentive portion of Mr. Klein’s compensation package is made up of the target value of the LTIP Bonus award, the value of stock options using the Black-Scholes methodology, and the assumed value of restricted stock grants. Option values and assumed restricted stock grant values were based on stock price data several months prior to the actual grant date. In addition, the Committee recommended a special grant of 9,000 shares of restricted stock (representing 18,900 shares of People’s United Financial common stock on a post-conversion basis) to Mr. Klein as a leadership bonus. As a result, Mr. Klein’s total core compensation as finally established was at approximately the 75th percentile for chief executive officers of companies included in the peer group.

The relative mix of the three components of Mr. Klein’s long-term incentive compensation package (including the leadership grant) was designed so that approximately two-thirds of the target value would be attributable to equity-based forms of compensation. The Committee considered this weighting to be an appropriate means of aligning Mr. Klein’s compensation with the long-term interests of People’s United Bank stockholders.

Mr. Klein’s LTIP Bonus target for the three-year performance cycle beginning with 2006 was established at 72% of his base salary for 2006. The actual amount to be paid out to Mr. Klein will be determined based on the financial performance of the Bank during 2006 and the financial performance of People’s United Financial during 2007 and 2008. The amount paid out will not exceed 150% of the target amount (representing a maximum of 108% of Mr. Klein’s base salary for 2006).

The Human Resources Committee recommended the award to Mr. Klein of options to purchase 42,192 shares of People’s United Bank common stock (representing options to purchase 88,604 shares of People’s United Financial common stock on a post-conversion basis). Additional information about these options is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. These options will have no value unless the market value of People’s United Financial common stock is higher than the exercise price of the options. The actual value realized by Mr. Klein upon his exercise of these options will depend on the market value of People’s United Financial stock at the time of exercise. The target value of these stock options represented approximately 17% of Mr. Klein’s long-term compensation for 2006, reflecting the Committee’s decision to weight equity-based awards towards stock grants rather than towards options.

The Human Resources Committee also recommended the award to Mr. Klein of 24,000 shares of People’s United Bank common stock (representing 50,400 shares of People’s United Financial common stock on a post-conversion basis), subject to vesting restrictions. As previously discussed, a portion of this award (9,000 shares of People’s United Bank stock, or 18,900 shares of People’s United Financial common stock on a post-conversion basis ) was made to Mr. Klein as a leadership bonus. Additional information about these restricted shares is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. The actual value realized by Mr. Klein from these shares will depend on the market value of People’s United Financial stock at the time he chooses to sell the shares. The target value of these shares represented approximately 48% of Mr. Klein’s compensation package for 2006, and 74% of all equity-based forms of compensation awarded to Mr. Klein.

All Human Resources Committee actions taken with respect to Mr. Klein’s compensation were presented as recommendations for approval by the independent members of the Board of Directors. All of the Committee’s recommendations regarding Mr. Klein’s compensation were approved by the independent members of the Board of Directors in February 2006.

Annual Compensation-Setting Process—Other Named Executive Officers. In February 2006, the Human Resources Committee recommended, and the independent members of the Board of Directors approved, the various components of the annual compensation packages for all other named executive officers. Details regarding base salary, stock options, and restricted stock grants made to the named executive officers are included in the detailed compensation tables following this section. Information about the STIP Bonus and LTIP Bonus target amounts established by the Committee for the named executive officers are included in this discussion.

The Human Resources Committee began the compensation-setting process for these named executive officers by referring to internally developed broad guidelines which specify target dollar ranges for executive compensation. These guidelines are based in large part on competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The Committee initially established the overall level of core compensation for each named executive officer (other than the Chief Executive Officer) within the guideline ranges after considering the recent performance of People’s United Bank and the contribution of each named executive officer to those results, the value of each executive’s job in the marketplace, and the criticality of each named executive officer to the future success of People’s United Bank in attaining its goals.

The Committee next evaluated these preliminary compensation decisions in comparison to the compensation of executives having comparable responsibilities at companies in a peer group designated by the Committee. This peer group was different from, and larger than, the peer group used to establish the Chief Executive Officer’s compensation, due to the limited amount of data available for comparable executive positions in the first peer group.

For 2006, the companies making up the peer group used as a comparison reference for the compensation packages for the other named executive officers were:

AmSouth Bancorporation	BancWest Corporation
Taylor Capital Group, Inc.	Commerce Bancshares, Inc.
Commercial Federal Corporation	Compass Bancshares, Inc.
F.N.B. Corporation	Harris Financial Corp.
Hibernia Corp.	Huntington Bancshares Incorporated
IndyMac Bancorp, Inc.	Irwin Financial Corporation
Marshall & Isley Corporation	The South Financial Group
Southern Bancorp, Inc.	SVB Financial Group
Texas Capital Bancshares, Inc.	UnionBanCal Corporation
Webster Financial Corporation

The companies in this group all participate in relevant executive compensation surveys sponsored by the Committee’s compensation consultant.

The Committee compared its preliminary compensation decisions for the named executive officers with the peer group data to ensure that those preliminary decisions did not deviate significantly from market practice.

The target value of the named executive officers’ core compensation packages, as established by the Committee for 2006 following the steps outlined above and based on equity valuation assumptions as of a date several months prior to the Committee’s action, each fell within the third quartile for core compensation paid to executive officers performing similar duties with the companies included in the peer group.

After establishing the target value for each named executive officer’s overall core compensation package, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result:

Base Salary: The Committee first set the 2006 base salary for each named executive officer, within target dollar ranges contemplated by the internal guidelines. Salary increases for the named executive officers represented increases of from 5% to 9% compared to base salaries for 2005. At these levels, base salaries represented between 26% and 39% of the target value of each named executive officer’s core compensation package, consistent with the Committee’s philosophy of emphasizing the at-risk components of core compensation for executive officers.

STIP Bonus: The named executive officers’ STIP Bonus targets for 2006 were established within a range of 60% to 65% of each executive’s base salary for 2006. The actual amount to be paid out to each named executive officer will be determined in part based on the financial performance of People’s United Bank for the year and in part based on the other factors discussed under the heading “—Rating Past Performance; Payout Decisions.” The amount paid out will not exceed 200% of the target amount (representing a maximum of 120–130% of each named executive officer’s base salary for 2006), unless the Human Resources Committee exercises its discretion to exceed that limit. See “—Rating Past Performance” for a discussion of the amounts paid out to the named executive officers pursuant to these awards.

The Committee established the named executive officers’ STIP Bonus targets at these levels in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation.

Long-Term Incentives: To arrive at the desired total target value of each named executive officer’s core compensation package for 2006, and in light of the levels of base salary and STIP Bonus awards already determined, the Committee established the target value of the long-term incentive portion of the named executive officers’ core compensation packages for 2006 in a range from approximately $327,000 to $865,000. The target value of the long-term portion of each named executive officer’s compensation package reflects the target value of the LTIP Bonus award, the value of stock options using the Black-Scholes method, and the assumed value of restricted stock grants. Option values and assumed restricted stock grant values were based on stock price data several months prior to the actual grant date.

With one exception, the relative mix of the three components of each executive’s long-term compensation package was designed so that approximately two-thirds of the target value would be attributable to equity-based forms of compensation. The Committee considered this weighting to be an appropriate means of aligning executive compensation with the long-term interests of People’s United Bank stockholders. The Chief Financial Officer’s long-term incentive package was designed so that more than 80% of the target value would be attributable to equity-based forms of compensation. This difference reflected the Committee’s and Chief Executive Officer’s view that the Chief Financial Officer’s compensation should be more strongly tied to the long-term value of People’s United Bank stock as an incentive for performance.

The LTIP Bonus targets for the three-year performance cycle beginning with 2006 were established for the named executive officers in a range between 33% – 41% of each executive’s base salary for 2006. The actual amount to be paid out to each named executive officer will be determined based on the financial performance of the Bank during 2006 and the financial performance of People’s United Financial during 2007 and 2008. The amount paid out will not exceed 150% of the target amount (representing between 49.5% – 61.5% of each executive’s base salary for 2006).

The Human Resources Committee recommended the award to the named executive officers of options to purchase between 15,165 and 46,960 shares of People’s United Bank common stock (representing options to purchase between 31,847 and 98,616 shares of People’s United Financial common stock on a post-conversion basis). Additional information about these options is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. These options will have no value unless the market value of People’s United Financial common stock is higher than the exercise price of the options. The actual value realized by each named executive officer upon his exercise of these options will depend on the market value of People’s United

Financial stock at the time of exercise. The target value of these stock options represented between approximately 20% and 24% of each named executive officer’s long-term compensation for 2006, reflecting the Committee’s decision to weight equity-based awards towards stock grants rather than towards options.

The Human Resources Committee also recommended the award to the named executive officers of between 5,565 and 17,300 shares of People’s United Bank common stock (representing between 11,687 and 36,330 shares of People’s United Financial common stock on a post-conversion basis), subject to vesting restrictions. Additional information about these restricted shares is contained in the table headed “Grant of Plan-Based Awards” below. The actual value realized by each named executive officer from these shares will depend on the market value of People’s United Financial stock at the time he chooses to sell such shares. The target value of these shares represented between 27% and 44% of each named executive officer’s total compensation package for 2006 based on estimated values for stock options and shares of restricted stock at the time compensation recommendations were formulated. The target value of these shares represented 70% of all equity-based forms of compensation awarded to the named executive officers, based on the same estimates.

As a result of increases in the market value of People’s United Bank’s common stock subsequent to the date used for estimating the values of stock options and shares of restricted stock, the grant-date value of options and restricted stock grants was higher than the values used in establishing core compensation packages for the named executive officers. The Committee did not choose to reduce the number of options or shares of restricted stock awarded to each named executive officers’ to reflect this increase. Therefore, the target values of the named executive officer’s core compensation packages at the grant date were in the fourth quartile for core compensation paid to executive officers performing similar duties with the companies included in the peer group.

All Human Resources Committee actions taken with respect to the named executive officers (other than the Chief Executive Officer) were presented as recommendations for approval by the independent members of the Board of Directors. The Chief Executive Officer participated in the development of these recommendations but did not vote on the adoption of these recommendations by the Committee. All of the Committee’s recommendations regarding the compensation of the named executive officers were approved by the independent members of the Board of Directors in February 2006.

Establishing Performance Targets. In December 2005, the Human Resources Committee established the performance target for purposes of determining actual payouts and allocations for the STIP Bonus and all current cycles of outstanding LTIP Bonus awards. The Committee specified a target based on EPS from continuing operations. This measure differs from EPS as reported under generally accepted accounting principles because it excludes income or loss from discontinued activities. The performance target was approximately equal to People’s United Bank’s then-anticipated earnings per share from continuing operations for 2005. Management advised the Committee that it considered this target to be challenging given the expected interest rate and competitive environment for 2006. The Committee thus viewed the performance target to be a challenging yet achievable goal based on this information.

The Committee also identified the group of institutions against which People’s United Bank’s 2006 financial performance will be measured for purposes of calculating allocations under all current long-term cash bonus cycles. The companies in this group are:

Associated Banc-Corp	Astoria Financial Corporation
BancorpSouth, Inc.	Bank of Hawaii Corporation
City National Corporation	Colonial BancGroup, Inc.
Commerce Bancshares, Inc.	Downey Financial Corp.
First Citizens BancShares, Inc.	FirstMerit Corporation
TCF Financial Corporation	Trustmark Corporation
Valley National Bancorp	Webster Financial Corporation
Whitney Holding Corporation

This peer group was identical to the peer group used to measure 2005 performance, with the exception of three institutions that were acquired in late 2005 or scheduled to be acquired in early 2006. It was substantially similar to the peer group used in setting the Chief Executive Officer’s compensation for 2006, with the addition of five institutions that were considered inappropriate for use in analyzing compensation primarily due to asset size, but which have certain characteristics that make them useful for performance comparisons.

Rating Past Performance. In January 2007, the Human Resources Committee evaluated People’s United Bank’s actual performance during 2006 against the STIP and LTIP performance targets established in February 2006. The Committee noted that the Bank had restructured its balance sheet significantly during 2006. This was done for strategic reasons and with the full knowledge and approval of the Board of Directors, but had not been contemplated at the time the performance targets for 2006 were established. Therefore, the Committee decided that for purposes of making funding decisions for the STIP Bonus and the LTIP Bonus, it would be appropriate to use an “adjusted” EPS result that would disregard the securities losses resulting from the restructuring of the balance sheet. On that basis, People’s United Bank’s EPS from continuing operations for 2006, net of adjustments for securities losses, was $0.98 which exceeded the performance target established at the beginning of the year. This compared favorably to the Bank’s reported EPS from continuing operations of $0.85. (Neither of these EPS measures has been adjusted to reflect the subsequent effect of the second-step conversion).

The Committee approved funding for the overall STIP Bonus pool for all STIP participants, including the named executive officers, on the basis of these results. The Committee did not apply an automatic bank-wide funding adjustment factor to the STIP Bonus pool for 2006 with respect to the named executive officers.

The Human Resources Committee also applied this adjusted EPS result to determine the level of allocations to be made with respect to the three outstanding LTIP Bonus cycles that included 2006. The adjusted EPS result was compared to the internally-established target in order to calculate 50% of the allocation for each cycle. In determining the other 50% of the LTIP Bonus allocation, the Committee compared the Bank’s EPS growth rate (as adjusted) during 2006 against the median EPS growth rate of the banks in the peer group selected for 2006. Peer results available through September 30, 2006 were used for this purpose. Based on the third quarter comparison with the results of the peer group and upon the financial performance of People’s United Bank in the fourth quarter of 2006, the Committee decided it was reasonable to conclude that People’s United Bank’s 2006 results on this measure would significantly exceed the median EPS growth rate for the peer institutions for the full year. Therefore, the Committee approved LTIP Bonus allocations on this measure at the maximum level for all named executive officers including the Chief Executive Officer.

On the basis of People’s United Bank’s strong performance results for 2006, and Mr. Klein’s outstanding personal leadership in driving several key strategic long term initiatives, the Committee recommended, and the independent members of the Board of Directors approved, a 2006 STIP Bonus payout to Mr. Klein of $1,053,808. This was higher than the target amount of his STIP Bonus for the year but less than the maximum amount payable, as described in the table entitled “Grant of Plan-Based Awards” appearing below. In addition, a total of $720,174 was allocated to the three outstanding LTIP Bonus cycles for Mr. Klein based on People’s United Bank’s financial performance during 2006. Allocated amounts will be paid out for a given LTIP Bonus cycle after the end of the third year in the applicable three-year cycle. More detailed information on the amounts allocated to each LTIP Bonus cycle is provided following the Summary Compensation Table below.

In determining the 2006 STIP Bonus payouts for the other four named executive officers, the Human Resources Committee considered Mr. Klein’s evaluation of each named executive officer’s performance against the individual set of previously-established key performance measures for each officer. Based on each individual’s level of achievement and the level of funding available in the STIP Bonus pool, the Committee recommended, and the independent members of the Board of Directors approved, payouts of STIP Bonuses in amounts higher than the target amount of each named executive officer’s 2006 STIP Bonus, as described in the table entitled “Grant of Plan-Based Awards” appearing below. Mr. Klein also recommended to the Committee that an upward leadership adjustment of 15% be applied in calculating the amount to be paid out to Mr. Sherringham to acknowledge the extraordinary organizational impact his personal contributions had on the Bank’s 2006 results and positioning for future success. The Committee adopted this recommendation, which was approved by the independent members of the Board of Directors. As a result, Mr. Sherringham’s STIP Bonus payout represented a higher percentage of his 2006 STIP Bonus target amount than was the case for the other named executive officers. See the table entitled “Grant of Plan-Based Awards” appearing below for more information.

Amounts ranging from $129,530 to $199,495 were allocated to all outstanding three-year LTIP Bonus cycles for the named executive officers based on People’s United Bank’s financial performance during 2006. Allocated amounts will be paid out for a given LTIP Bonus cycle after the end of the third year in the applicable three-year cycle. More detailed information on the amounts allocated for each LTIP Bonus cycle is provided following the Summary Compensation Table below.

Other Committee Actions. In July 2006, the Human Resources Committee recommended, and the independent members of the Board of Directors approved, supplemental grants of restricted stock to the Chief Executive Officer and the other named executive officers. Mr. Klein was awarded 6,000 shares (representing 12,600 shares of People’s United Financial common stock on a post-conversion basis) and the other named executive officers were each awarded between 7,500 and 12,700 shares of People’s United Bank stock (representing between 15,750 and 26,670 shares of People’s United Financial common stock on a post-conversion basis), subject to incremental vesting over the course of four years. In addition, these shares remain subject to additional restrictions on transfer for two years after the final vesting date.

The Committee took this action following a series of discussions with the Chief Executive Officer and others, in which management shared with the Human Resources Committee information about current levels of stock ownership by People’s United Bank executives in comparison with other institutions.

Management presented the Committee with information prepared by Pearl Meyer & Partners (a special consultant engaged by management to assist in the analysis), illustrating the percentage of equity owned by the Chief Executive Officer, Chief Financial Officer, and other executive officers of a group of financial institutions, compared to equity ownership of People’s Bank stock by its executive officers. The companies in the comparison group were:

Associated Banc-Corp.	Astoria Financial Corporation
BancorpSouth, Inc.	Bank United Financial Corp.
City National Corporation	Colonial BancGroup, Inc.
Commerce Bancshares, Inc.	Cullen/Frost Bankers, Inc.
First Federal Financial Services, Inc.	Fremont General Corporation
Hudson City Bancorp, Inc.	International Bancshares Corp.
MAF Bancorp, Inc.	Mercantile Bankshares Corporation
New Alliance Bancshares, Inc.	New York Community Bancorp, Inc.
Sovereign Bancorp, Inc.	TCF Financial Corporation
TD Banknorth, Inc.	Valley National Bancorp
Webster Financial Corporation

The Human Resources Committee considered the information presented by management and was persuaded that supplemental grants of restricted stock, coupled with additional post-vesting transfer restrictions, were appropriate under the circumstances. The Committee noted that although the supplemental grants constituted additional compensation to each of the grant recipients, the decision to make the grants was not made for compensation-related reasons. For this reason, the supplemental grants were not analyzed within the context of the Committee’s normal compensation philosophy or standards, and represented an intentional departure from those guidelines.

All grants were made in compliance with the terms of the People’s Bank 1998 Long-Term Incentive Plan. Under that plan, the aggregate number of restricted shares issuable to any single person during a calendar year is capped at 30,000. Thus, in determining the number of shares awarded as a supplemental grant to each named executive officer, the Committee took into consideration the number of shares of restricted stock previously granted to each such executive in February 2006.

The Committee and the independent members of the Board of Directors also carefully considered the timing of the supplemental grants with reference to the public availability of material information concerning People’s United Bank. The Committee and the independent members of the Board of Directors, with input from the Chief Executive Officer and the General Counsel of People’s Bank, concluded that at the grant date there was no material, non-public information concerning People’s United Bank and that it was therefore appropriate to make the supplemental grants at that time.

Prospective Changes to Compensation Programs. The Board of Directors approved changes to the People’s Bank Employees’ Retirement Plan which became effective during 2006. New employees hired on or after August 14, 2006 are not eligible to participate in this plan. Instead, the Bank is providing a new benefit to that group of employees under the People’s Bank 401(k) Employee Savings Plan. The new benefit consists of an “employer retirement contribution” made on behalf of each covered employee to the Employee Savings Plan, in an annual amount equal to 3% of the employee’s eligible earnings.

This new benefit is not available to anyone who remains eligible to participate in the Employees’ Retirement Plan. All of the named executive officers, including the Chief Executive Officer, remain eligible to participate in the Employees’ Retirement Plan and are not affected by this change.

Employees who are not eligible to participate in the Employees’ Retirement Plan are also not eligible to participate in the People’s Bank Cap Excess Plan or the People’s Bank Enhanced Senior Pension Plan. Management is currently considering whether to seek Board approval for one or more non-tax qualified plans which would provide additional benefits to persons who would otherwise have been eligible to participate in the Cap Excess Plan and/or the Enhanced Senior Pension Plan if they had been employed prior to August 14, 2006. The establishment of any such plan would not affect any of the named executive officers, including the Chief Executive Officer.

In connection with the second-step conversion, the Board of Directors of People’s United Financial approved the establishment of an employee stock ownership plan, or ESOP. The ESOP is a tax-qualified, broad-based employee benefit program. All named executive officers, including the Chief Executive Officer, are eligible to receive benefits under this program.

Under applicable OTS regulations, additional equity-based benefit plans may be adopted no earlier than six months following the effective date of the second-step conversion. The 2007 People’s United Financial Recognition and Retention Plan and the 2007 People’s United Financial Stock Option Plan are new equity-based benefit plans which are being presented for shareholder approval at the 2007 Annual Meeting. While the named executive officers, including the Chief Executive Officer, will be eligible to receive awards under those plans, no decisions have been made as to the manner in which awards under such plans (if adopted) would be made.

See “—New Benefit Plans” for additional information about the ESOP. See “Item II—Adoption of the 2007 Recognition and Retention Plan” and “Item III—Adoption of the 2007 Stock Option Plan” for additional information about the additional equity-based benefit plans.

Summary Compensation Table

The following table sets forth a summary for the last fiscal year of the cash and non-cash compensation paid or awarded by People’s United Bank to its Chief Executive Officer, Chief Financial Officer, and to its three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the 2006 fiscal year, whose total compensation for 2006 was at least $100,000 (the “named executive officers”).

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John A. Klein(2)	2006	772,190	486,939	62,462	1,773,982	456,200	261,149	3,812,922
Philip R. Sherringham(3)	2006	420,961	274,259	69,520	676,026	130,300	61,288	1,632,354
Robert R. D’Amore(4)	2006	307,692	188,578	34,760	384,099	126,400	82,937	1,124,466
Brian F. Dreyer(5)	2006	307,780	167,019	34,760	374,261	313,500	113,614	1,310,934
William T. Kosturko(6)	2006	315,515	133,530	22,451	367,465	202,900	117,565	1,159,426

(1)	Each named officer holds the same position with People’s United Financial as he holds with People’s United Bank.
(2)	Mr. Klein does not receive any additional compensation for serving as a director of People’s United Bank. Mr. Klein is the President, Chief Executive Officer and Chairman of the Board. Mr. Klein is the principal executive officer of People’s United Bank.
(3)	Mr. Sherringham’s position is Executive Vice President and Chief Financial Officer. Mr. Sherringham is the principal financial officer of People’s United Bank.
(4)	Mr. D’Amore’s position is Executive Vice President, Marketing and Regional Banking.
(5)	Mr. Dreyer’s position is Executive Vice President, Commercial Banking.
(6)	Mr. Kosturko’s position is Executive Vice President and General Counsel.

The “Bonus” column has been omitted from the Summary Compensation Table because no named executive officer earned any compensation during 2006 of a type required to be disclosed in that column.

The amounts shown in the “Stock Awards” column equal the amount recognized by People’s United Bank during 2006 as compensation expense for financial statement reporting purposes as a result of stock awards made in 2006 and in prior years. Stock awards are valued at the average of the high and low stock price on the grant date. A portion of that grant-date value is recorded as expense over the vesting period applicable to the grant. For more information on stock awards made to the named executive officers during 2006, see the table in this section entitled “Grants of Plan-Based Awards.”

The amounts shown in the “Option Awards” column equal the amount recognized by People’s United Bank during 2006 as compensation expense for financial reporting purposes as a result of options granted in 2006. No expense was recognized for options granted in prior years, as a result of the accelerated vesting of all such options in December 2005, prior to the effective date of FAS 123R. Stock options issued in 2006 were valued at $6.46 per option (equivalent to $3.08 on a post-conversion basis), using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($31.31 when granted; $14.91 on a post-conversion basis) on grant date; dividend yield of 2.81%; expected volatility rate of 22.75%; risk-free interest rate of 4.64%; and expected term of 4.99 years. A portion of that value is recorded as expense over the vesting period applicable to the grant. For more information on option grants made to the named executive officers during 2006, see the table entitled “Grants of Plan-Based Awards.”

The amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect short-term incentive bonus payments made to the named executive officers with respect to performance in 2006, and amounts designated for payment as long-term incentive bonuses to the named executive officers based on People’s United Bank’s performance in 2006. Details of these amounts are as follows:

	Short-Term Incentive Bonus (STIP Bonus)(1)	Long-Term Incentive Bonus (LTIP Bonus)
		2004 – 2006 Performance Cycle(1)	2005 – 2007 Performance Cycle(2)	2006 – 2008 Performance Cycle(3)
John A. Klein	$1,053,808	$228,157	$241,777	$250,239
Philip R. Sherringham	$476,531	$58,427	$62,946	$78,122
Robert R. D’Amore	$241,800	$44,069	$46,806	$51,424
Brian F. Dreyer	$231,791	$44,211	$46,820	$51,439
William T. Kosturko	$237,935	$40,587	$42,007	$46,936

(1)	Paid in 2007.
(2)	Payable in 2008.
(3)	Payable in 2009.

The total amount paid to each named executive officer as a long-term incentive bonus for the 2004 – 2006 performance cycle is as follows: Mr. Klein, $722,638; Mr. Sherringham, $185,054; Mr. D’Amore, $139,580; Mr. Dreyer, $140,031; and Mr. Kosturko, $128,549. These amounts, which for each individual include the amounts shown in the column headed “2004 – 2006 Performance Cycle” in the table above, are based on the performance of People’s United Bank for each of the three years included in that performance cycle.

Amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are for the twelve months ended September 30, 2006 which is the pension plan measurement date used by People’s United Bank for financial reporting purposes. This column does not include any earnings on compensation deferred by any named executive officer under the Supplemental Savings Plan. Information about these earnings and how they are calculated is shown in the table headed “Non-Qualified Deferred Compensation” and accompanying text.

Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits consist of a company-supplied automobile, tax preparation and financial planning services, reimbursement for up to $500 for health club membership, reimbursement for the executive’s cost of enhanced long-term disability insurance, and home security services. Some of the named executive officers have elected to forego one or more of these perquisites. For Messrs. Klein, D’Amore, and Dreyer, perquisites also include the cost of club memberships which are used primarily, but not exclusively, for business purposes. Additional items shown as “All Other Compensation” include: employer matching contributions to the 401(k) Employee Savings Plan and the Supplemental Savings Plan (Mr. Klein, $77,360; Mr. Sherringham, $36,178; Mr. D’Amore, $25,701; Mr. Dreyer, $25,716; and Mr. Kosturko, $24,620); annual accruals under the Split-Dollar Cash Value Restoration Plan (Mr. Klein, $138,052; Mr. D’Amore, $34,857; Mr. Dreyer, $54,391; and Mr. Kosturko, $61,752 (no accruals for Mr. Sherringham under this plan)); and a tax “gross-up” payment with respect to the reimbursement paid to each executive for the cost of enhanced long-term disability insurance (Mr. Klein, $4,503; Mr. Sherringham, $1,704; Mr. D’Amore, $1,008; Mr. Dreyer, $816; and Mr. Kosturko, $1,304).

Grant of Plan-Based Awards. The following table sets forth information concerning grants of plan-based awards granted in 2006 to the Named Executive Officers under the 1998 Long-Term Incentive Plan. Share and option awards, option exercise prices, and closing market prices have been adjusted to reflect the share exchange resulting from the second-step conversion. The grant-date fair value of equity-based awards did not change as a result of these adjustments.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
John A. Klein	Feb. 16, 2006(4)	$290,706	$581,411	$1,162,822
	Feb. 16, 2006(5)	46,513	558,155	837,232
	Feb. 16, 2006				50,400			$14.94	$751,680
	Feb. 16, 2006					88,603	$14.91	14.94	272,560
	Jul. 27, 2006				12,600			17.25	218,040

Philip R. Sherringham	Feb. 16, 2006(4)	$138,125	$276,250	$552,500
	Feb. 16, 2006(5)	14,521	174,250	261,375
	Feb. 16, 2006				36,330			$14.94	$541,836
	Feb. 16, 2006					98,616	$14.91	14.94	303,362
	Jul. 27, 2006				26,670			17.25	461,518

Robert R. D’Amore	Feb. 16, 2006(4)	$100,750	$201,500	$403,000
	Feb. 16, 2006(5)	9,558	114,700	172,050
	Feb. 16, 2006				18,102			$14.94	$269,978
	Feb. 16, 2006					49,308	$14.91	14.94	151,681
	Jul. 27, 2006				26,250			17.25	454,250

Brian F. Dreyer	Feb. 16, 2006(4)	$100,779	$201,557	$403,114
	Feb. 16, 2006(5)	9,561	114,733	172,100
	Feb. 16, 2006				18,102			$14.94	$269,978
	Feb. 16, 2006					49,308	$14.91	14.94	151,681
	Jul. 27, 2006				15,750			17.25	272,550

William T. Kosturko	Feb. 16, 2006(4)	$95,174	$190,348	$380,695
	Feb. 16, 2006(5)	8,724	104,691	157,037
	Feb. 16, 2006				11,687			$14.94	$174,296
	Feb. 16, 2006					31,847	$14.91	14.94	97,966
	Jul. 27, 2006				15,750			17.25	272,550

(1)	For equity grants, this is the date grants were approved by the independent members of the Board of Directors.
(2)	The threshold payment for a STIP Bonus is shown as 50% of the target amount, and for an LTIP Bonus is shown as 8.33% of the target amount. Zero payouts are also possible. The maximum payout with respect to a STIP Bonus award is shown as 200% of the target amount, which is the limit generally applicable to such awards. However, the Human Resources Committee has discretion to authorize a payout in excess of this limit.
(3)	Exercise price is equal to “fair market value” which is defined in the 1998 Long-Term Incentive Plan as the average of the high and low stock price on the grant date. This will usually differ from the closing price on the grant date.
(4)	STIP Bonus award for 2006, paid in 2007.
(5)	LTIP Bonus award for 2006, payable at the end of the 2006-2008 performance cycle.

The columns disclosing estimated future payouts under equity incentive compensation plans have been omitted from the table because no named executive officer earned any compensation during 2006 of a type required to be disclosed in those columns.

All stock and option awards shown in this table were made pursuant to the People’s Bank 1998 Long-Term Incentive Plan. That plan defines “fair market value” as the average of the high and low trading price of the common stock on the Nasdaq Stock Market on the date of grant or, if no trades take place on that date, the most recent day for which trading data is available.

Cash dividends paid with respect to shares of restricted stock are accumulated for the benefit of the grantee in a non-interest bearing account, and will be paid to the grantee as soon as practicable after the end of the applicable restriction period.

Stock and option awards made in February 2006 will vest 50% on February 1, 2008, 25% on February 1, 2009 and 25% on February 1, 2010. Stock awards made in July 2006 will vest 50% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and 25% on the fourth anniversary of the grant date. Unless otherwise permitted by the Human Resources Committee and under other limited circumstances, none of the shares awarded in July 2006 may be transferred by the recipient until the sixth anniversary of the grant date. This transfer restriction does not apply if the recipient ceases to be employed by People’s United Bank.

For purposes of SFAS No. 123-R and this table, the grant date fair value of stock awards is equal to the number of shares awarded multiplied by the “fair market value” of the shares as determined pursuant to the 1998 Long-Term Incentive Plan. Similarly, the grant date fair value of options is determined using the Black-Scholes option valuation model with the following assumptions: exercise price equal to fair market value of stock ($31.31 when granted; $14.91 on a post-conversion basis) on grant date; dividend yield of 2.81%; expected volatility rate of 22.75%; risk-free interest rate of 4.64%; and expected option term of 4.99 years.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John A. Klein	141,750			$6.55	May 20, 2009	11,813	(2)	$250,988
	340,200			5.61	Mar. 1, 2011	25,988	(3)	552,173
	47,250			4.78	Feb. 21, 2012	31,878	(4)	677,332
	141,750			5.31	Feb. 20, 2013	50,400	(1)	1,070,880
	141,750			9.45	Feb. 19, 2014	12,600	(5)	267,720
	98,564			12.02	Feb. 17, 2015
		88,603	(1)	14.91	Feb. 16, 2016

Philip R. Sherringham	31,777			$5.45	Apr. 10, 2013	4,372	(2)	$92,899
	21,263			9.45	Feb. 19, 2014	7,088	(3)	150,593
	32,130			12.02	Feb. 17, 2015	11,340	(4)	240,948
		98,616	(1)	14.91	Feb. 16, 2016	36,330	(1)	771,926
						26,670	(5)	566,674

Robert R. D’Amore	12,522			$5.61	Mar. 1, 2011	2,747	(2)	$58,363
	6,378			4.78	Feb. 21, 2012	5,481	(3)	116,458
	29,768			5.31	Feb. 20, 2013	8,820	(4)	187,404
	42,525			9.45	Feb. 19, 2014	18,102	(1)	384,624
	32,130			12.02	Feb. 17, 2015	26,250	(5)	557,750
		49,308	(1)	14.91	Feb. 16, 2016

Brian F. Dreyer	8,505			$4.78	Feb. 21, 2012	2,747	(2)	$58,363
	29,768			5.31	Feb. 20, 2013	5,481	(3)	116,458
	42,525			9.45	Feb. 19, 2014	8,820	(4)	187,404
	32,130			12.02	Feb. 17, 2015	18,102	(1)	384,624
		49,308	(1)	14.91	Feb. 16, 2016	15,750	(5)	334,650

William T. Kosturko	18,690			$5.61	Mar. 1, 2011	2,363	(2)	$50,198
	22,680			4.78	Feb. 21, 2012	4,725	(3)	100,395
	51,267			5.31	Feb. 20, 2013	7,560	(4)	160,632
	36,620			9.45	Feb. 19, 2014	11,687	(1)	248,310
	28,350			12.02	Feb. 17, 2015	15,750	(5)	334,650
		31,847	(1)	14.91	Feb. 16, 2016

(1)	Vesting schedule: 50% on Feb. 1, 2008; 25% on Feb. 1 2009; 25% on Feb. 1, 2010
(2)	Vesting schedule: 100% on Feb. 1, 2007.
(3)	Vesting schedule: 50% on Feb. 1, 2007, 50% on Feb. 1, 2008.
(4)	Vesting schedule: 50% on Feb. 1, 2007, 25% on Feb. 1, 2008 and 25% on Feb. 1, 2009.
(5)	Vesting schedule: 50% on Jul. 27, 2008, 25% on Jul. 27, 2009 and 25% on Jul. 27, 2010.

Share amounts and option exercise prices have been adjusted to reflect the share exchange resulting from the second-step conversion. The market value of unvested stock awards was calculated for purposes of this table using a per-share value of $21.25, which was the closing price of People’s United Bank common stock on December 29, 2006 (the last business day of the year), adjusted to reflect the share exchange resulting from the second-step conversion. The market value of unvested shares did not change as a result of these adjustments.

The columns disclosing awards under equity incentive compensation plans have been omitted from the table because no named executive officer earned any compensation during 2006 or in prior years of a type required to be disclosed in those columns.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John A. Klein	N/A	N/A	3,545	$52,573
			11,813	175,191
			11,813	171,506
			23,625	343,013
			2,363	34,301

Philip R. Sherringham	31,775	$288,144	2,598	$37,716
	21,263	107,854	1,772	25,734
			7,088	102,904

Robert R. D’Amore	N/A	N/A	2,010	$29,806
			4,137	61,356
			2,747	39,881
			5,481	79,579

Brian F. Dreyer	N/A	N/A	3,780	$56,061
			2,659	39,430
			2,955	43,821
			2,747	39,881
			5,481	79,579

William T. Kosturko	N/A	N/A	1,775	$26,318
			2,363	35,038
			2,363	34,301
			4,725	68,603

Share amounts have been adjusted to reflect the share exchange resulting from the second-step conversion. The value realized was not affected by these adjustments.

When stock awards vest, each executive also receives payment of all accumulated dividends paid with respect to the shares from the date the award was granted through the vesting date. The named executive officers received accumulated dividend payments during 2006 in the following amounts: Mr. Klein, $51,553; Mr. Sherringham, $9,268; Mr. D’Amore, $14,638; Mr. Dreyer, $19,437; and Mr. Kosturko, $11,144.

Pension Benefits(1)

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
John A. Klein	People’s Bank Employees’ Retirement Plan(3)	32.53		$671,800
	People’s Bank Cap Excess Plan			3,912,800
			Total:	$4,584,600

Philip R. Sherringham(4)	People’s Bank Employees’ Retirement Plan(3)	2.5		$44,200
	People’s Bank Cap Excess Plan			91,900
	People’s Bank Enhanced Senior Pension Plan			137,700
			Total:	$273,800

Robert R. D’Amore	People’s Bank Employees’ Retirement Plan(3)	23.8		$426,100
	People’s Bank Cap Excess Plan			443,300
	People’s Bank Enhanced Senior Pension Plan			250,500
			Total:	$1,119,900

Brian F. Dreyer	People’s Bank Employees’ Retirement Plan(3)	14.85		$380,700
	People’s Bank Cap Excess Plan			407,000
	People’s Bank Enhanced Senior Pension Plan			817,100
			Total:	$1,604,800

William T. Kosturko	People’s Bank Employees’ Retirement Plan(3)	14.98		$336,700
	People’s Bank Cap Excess Plan			402,800
	People’s Bank Enhanced Senior Pension Plan			763,800
			Total:	$1,503,300

(1)	The column disclosing benefits paid during registrant’s last completed fiscal year from any of the plans named in the table has been omitted from the table because no named executive officer received any such payments during 2006.
(2)	Values are as of September 30, 2006, which is the pension plan measurement date used by People’s United Bank for financial reporting purposes.
(3)	Tax-qualified defined benefit plan.
(4)	Mr. Sherringham has not satisfied the vesting requirements under any of the listed plans.

Values shown in the table are presented using a discount rate of 6%, and assume that benefits are payable to the listed officer in the form of a single life annuity with payments beginning October 1, 2006. The “project and prorate” method was used to calculate the accrued benefit. The values shown do not assume any pre-retirement decrements.

Retirement Plans

The People’s Bank Employees’ Retirement Plan is a tax-qualified noncontributory defined benefit plan. The People’s Bank Cap Excess Plan and the People’s Bank Enhanced Senior Pension Plan are nonqualified supplemental defined benefit plans which together are referred to as the Supplemental Retirement Plans.

The Employees’ Retirement Plan provides retirement benefits for eligible employees (employees who have completed at least 1,000 hours of service within certain periods and who have attained age 21). Subject to the limitations imposed under the Internal Revenue Code, benefit payments are based on the employee’s years of credited service and the higher of (a) the employee’s average annual compensation paid during the five consecutive calendar years during the last ten years of participation that produce the highest average, or (b) 12 times the employee’s average monthly compensation paid during the last 60 consecutive months during which the employee received a salary while a participant in the Employees’ Retirement Plan.

For purposes of the benefit calculation, compensation is the covered employee’s normal straight time pay, plus overtime pay, sales incentive compensation and annual incentive compensation, as well as salary reduction amounts elected under People’s United Bank’s employee benefit programs. Under the Internal Revenue Code, compensation in excess of specified limits cannot be considered for purposes of determining benefits under the Employees’ Retirement Plan. For the named executive officers, compensation is the sum of salary and bonus, subject, for purposes of the Employees’ Retirement Plan benefit calculations, to the limits specified in the Internal Revenue Code. Subject to certain grandfathered benefits under the terms of the Employees’ Retirement Plan and the Internal Revenue Code, the basic pension benefit is a lifetime annual pension payable to employees retiring at age 65 equal to 1.1% of average annual compensation up to the retiree’s Social Security covered compensation (which is an average of Social Security wage bases), plus 1.7% of average annual compensation in excess of the retiree’s Social Security covered compensation, all multiplied by the retiree’s years of credited service up to 30 years.

The Cap Excess Plan covers employees who are participants in the Employees’ Retirement Plan, who are otherwise eligible under the Cap Excess Plan and whose benefits under the Employees’ Retirement Plan are affected by limitations on compensation described above and limitations on benefit amounts under the Internal Revenue Code. The Cap Excess Plan benefit is equal to the monthly benefit the participant would have received under the Employees’ Retirement Plan if such limitations did not apply, less the amount he or she has actually received. A participant in the Cap Excess Plan becomes vested at the same time vesting occurs under the Employees’ Retirement Plan.

The Enhanced Senior Pension Plan provides for the payment of supplemental pension benefits for employees who are otherwise eligible under the Enhanced Senior Pension Plan and have attained age 50. The Enhanced Senior Pension Plan provides for an annual target retirement benefit equal to the excess of (1) 50% of the average compensation that would be used in calculating Employees’ Retirement Plan benefits if the limitations on compensation imposed by the Internal Revenue Code did not apply, over (2) the benefits payable to the covered employee under any other qualified defined benefit plans maintained by the employee’s former employers, subject to certain exceptions. Amounts presented in the table assume that the named executive officer is not entitled to receive benefits of this type from any former employer. The target benefit is then reduced by 1/15th for each year of credited service with People’s United Bank less than 15. Target benefits under the Enhanced Senior Pension Plan are offset by benefits payable under the Employees’ Retirement Plan and the Cap Excess Plan. A participant in the Enhanced Senior Pension Plan becomes vested upon attaining age 55 or upon completing five years of service (whichever is later), and in any event upon reaching his or her normal retirement date. In addition, all participants in the Enhanced Senior Pension Plan become fully vested upon a change in control of People’s United Bank (as defined below under “—Change of Control Agreements”) or on the date People’s United Bank enters into an agreement the consummation of which would result in a change in control.

The Supplemental Retirement Plans generally provide for payment of benefits at the same time and in the same manner as payment of benefits to the participant under the Employees’ Retirement Plan.

A trust has been established to provide for payment of the Bank’s obligations under the Supplemental Retirement Plans to the extent People’s United Bank does not pay them directly. The purpose of the trust is to provide participants in the Supplemental Retirement Plans with greater assurance that the benefits to which they are entitled will be paid. People’s United Bank has funded the trust, but all assets in the trust will remain subject to the claims of the Bank’s general creditors in the event of the Bank’s insolvency.

Employees who began employment with People’s United Bank on or after August 14, 2006 are not eligible to participate in the Employees’ Retirement Plan. Instead, the Bank is providing a new benefit to that group of employees under the 401(k) Employee Savings Plan. The new benefit consists of an “employer retirement contribution” made on behalf of each covered employee to the plan, in an annual amount equal to 3% of the employee’s eligible earnings. Employees must satisfy certain eligibility requirements in order to qualify for this new benefit. Also, this new benefit is not available to anyone who remains eligible to participate in the Employees’ Retirement Plan. See “—Prospective Changes to Compensation Programs.”

Employees who are not eligible to participate in the Employees’ Retirement Plan are also not eligible to participate in the Supplemental Retirement Plans. People’s United Bank is currently considering whether to provide additional benefits under one or more non-tax qualified plans to persons who would otherwise have been eligible to participate in the Supplemental Retirement Plans if they had been employed prior to August 14, 2006.

401(k) Employee Savings Plan. People’s United Bank maintains a tax-qualified defined contribution plan for substantially all of the employees of the Bank as of the first day of the calendar month following their hire date. Eligible employees may contribute from 1% to 20% of their annual compensation to the plan on a pre-tax basis each year, subject to limitations of the Internal Revenue Code (for 2006 the limit was $15,000 exclusive of any catch-up contributions). Each year, People’s United Bank matches 100% of a participant’s contributions up to 4% of earnings (as defined in the plan) and may in its discretion make an additional matching contribution of up to 1% of a participant’s earnings. All of the named executive officers are eligible to participate in the 401(k) Employee Savings Plan.

Supplemental Savings Plan. People’s United Bank maintains a Supplemental Savings Plan which covers certain eligible employees who are also participants in the 401(k) Employee Savings Plan who are affected by the limitations on contributions and benefit amounts under the Internal Revenue Code. Eligible employees (including all named executive officers) may contribute from 1% to 20% of their annual salary and STIP Bonus on a pre-tax basis each year without regard to Internal Revenue Code limits.

The Supplemental Savings Plan includes an employer match feature that is substantially similar to the match feature in the 401(k) Employee Savings Plan. Matching contributions are made in the form of credits to the Supplemental Savings Plan participant’s account under the plan. The basic match is equal to the lesser of 4% of the participant’s eligible compensation, or the amount of the participant’s actual contribution to the Supplemental Savings Plan for the applicable year. People’s United Bank may choose to make an across-the-board additional discretionary contribution equal to the lesser of 1% of the participant’s eligible compensation, or the amount of the participant’s actual contribution to the Supplemental Savings Plan in excess of 4% of his or her eligible compensation for the applicable year. The discretionary contribution, if made, is usually made in the calendar year following the year for which the Supplemental Savings Plan contributions were made by the participant. For example, the Bank made basic matching contributions to the Supplemental Savings Plan during 2006 on the basis of participant contributions to the plan during 2006. In addition, the Bank made a discretionary contribution to the Supplemental Savings Plan in February 2006 on behalf of participants on the basis of their contributions to the plan during 2005. The amounts shown in the column headed “Registrant Contributions in Last FY” in the table below reflect both the basic and discretionary matching contributions made by People’s United Bank in 2006. People’s United Bank also made discretionary matching contributions in 2007 to the Supplemental Savings Plan based on named executive officers’ contributions during 2006. Those contributions will be reflected in future compensation disclosures made with respect to that year.

Prior to 2007, participant contributions to the Supplemental Savings Plan did not begin until the participant was no longer eligible to make additional contributions to the 401(k) Employee Savings Plan for the year due to Internal Revenue Code limits. Beginning in 2007, the plan allows a participant to defer amounts on a non-tax-qualified basis whether or not he or she is eligible (or elects) to contribute to the 401(k) Employee Savings Plan. Also beginning in 2007, the amount of People’s United Bank’s matching contributions for a participant in the Supplemental Savings Plan will be offset by the maximum amount of matching contributions the participant could have received under the 401(k) Employee Savings Plan.

The following table sets forth information regarding the Supplemental Savings Plan:

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John A. Klein	$66,827	$66,460	$383,179	$—	$2,267,192
Philip R. Sherringham	$59,271	$28,667	$92,420	$—	$313,648
Robert R. D’Amore	$62,256	$20,767	$20,842	$—	$291,344
Brian F. Dreyer	$62,279	$20,782	$64,219	$—	$777,109
William T. Kosturko	$16,503	$13,720	$29,419	$—	$508,784

All amounts shown in the above table reflect activity and balances in the People’s Bank Supplemental Savings Plan.

Supplemental Savings Plan account balances maintained on behalf of each named executive officer are deemed to have been proportionately invested in the same manner as the executive chooses to invest actual balances held in his individual account under the People’s Bank 401(k) Employee Savings Plan. Earnings on Supplemental Savings Plan balances are calculated based on the returns earned by the investments held in the executive’s account under the 401(k) Employee Savings Plan. Available investments under the 401(k) Employee Savings Plan consist of People’s United Financial common stock; various open-end mutual funds; and the Putnam Stable Value Fund, a collective investment trust maintained by Putnam Fiduciary Trust Company which is designed to provide a stable fixed income vehicle for defined contribution plans.

Supplemental Savings Plan balances are distributable following the executive’s termination of employment with People’s United Bank. Plan balances accrued as of December 31, 2004 and all subsequent earnings relating to those balances are distributable over a 13-month period beginning one month after termination. All contributions (whether by the executive or by People’s United Bank) made after that date, and all earnings relating to those contributions, are distributable over a 13-month period beginning seven months after termination.

Amounts shown in this table in the column headed “Executive Contributions in Last FY” are also included in the “Salary” column of the Summary Compensation Table. Amounts shown in this table in the column headed “Registrant Contributions in Last FY” are also included in the “All Other Compensation” column of the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The following summaries set forth potential payments payable to the named executive officers upon termination of employment or in the event of a change in control of People’s United Bank.

Employment Agreement. Under the terms of the employment agreement between People’s United Bank and Mr. Klein, the Bank has the right to remove or replace Mr. Klein at any time, with or without good cause. As used in Mr. Klein’s employment agreement, “good cause” means:

•	the start of legal proceedings intended to obtain a conviction of Mr. Klein for a crime involving moral turpitude;

•

a court order or judgment that is intended to prevent Mr. Klein from engaging in any activity that is material to the conduct of his duties to People’s United Bank because Mr. Klein acted or failed to act in a way that the Board of Directors determines Mr. Klein knew was unlawful;

•

a finding by the Board of Directors that Mr. Klein substantially and materially failed to perform any duty he agreed to perform under the employment agreement or to comply with any other term of the employment agreement (after Mr. Klein has been given the opportunity to appear before the Board of Directors);

•

an act of fraud, deception or dishonesty by Mr. Klein when performing his duties on behalf of People’s United Bank, or where Mr. Klein knew his action was wrongful and his action materially harms or could be expected to harm the Bank; and

•	the inability of Mr. Klein to perform his duties because of illness, accident or other similar cause for a period of 12 months during any 24 month period (“Disability”).

Likewise, Mr. Klein may resign at any time, with or without good reason, but only after providing advance written notice to People’s United Bank. “Good reason” means a material breach of the employment agreement by the Bank (unless the Bank has cured the breach within 30 days of receiving notice from Mr. Klein), or the attempted termination of Mr. Klein by People’s United Bank without satisfying the notice and other requirements for termination set out in the agreement.

If Mr. Klein’s employment is terminated by People’s United Bank for good cause or by Mr. Klein without good reason, he will be entitled to receive payment of the following amounts, to the extent accrued and unpaid (or, in the case of expenses, incurred and unreimbursed) as of the date of his termination: his base compensation; reimbursement of all reasonable expenses; payment for unused vacation time; all benefits payable pursuant to the terms of the Employees’ Retirement Plan and the 401(k) Employee Savings Plan; and amounts payable to him under People’s Bank’s Supplemental Savings Plan and the Supplemental Retirement Plans. If Mr. Klein’s employment is terminated by People’s United Bank otherwise than for good cause or by Mr. Klein for good reason, People’s United Bank will make the following payments to him, contingent upon Mr. Klein not disclosing any of the Bank’s confidential information, returning to People’s United Bank all records or other materials relating to People’s United Bank, not soliciting any employee, customer or supplier to terminate their relationship with People’s United Bank, not participating in activities that may compete with the business of the Bank, and not disparaging People’s United Bank, its management or its reputation:

•

beginning upon termination of Mr. Klein’s employment and ending on the earliest of (1) the third anniversary of the employment termination date; (2) December 31, 2014; or (3) the date of Mr. Klein’s death (the “Benefit Term”), (i) his base compensation as most recently determined, plus (ii) the amount of his annual bonus (calculated on the assumption that all applicable performance targets that were last in effect had been met) for the period, plus (iii) an amount equal to 150% of the matching contributions People’s Bank would have paid or accrued with respect to the 401(k) Employee Savings Plan and the Supplemental Savings Plan on his behalf, based on the salary deferral elections most recently in effect. The foregoing payments shall be made in accordance with regular pay practices provided that such payments shall not commence until the beginning of the seventh month following the month of Mr. Klein’s termination, but the first such payment shall equal the payment due for such seventh month plus all prior payments which would have otherwise been payable.

•

following completion of the Benefit Term, extra retirement benefits to Mr. Klein or his designated beneficiary concurrent with any payments made to Mr. Klein or his beneficiary pursuant to the Employees’ Retirement Plan and the Supplemental Retirement Plans. The amount of the extra benefit, when added to the benefits payable under the Retirement Plan and the Supplemental Retirement Plans, will result in the total amount (including the extra benefit) payable to Mr. Klein to equal the amount he would have received if he had remained employed by People’s United Bank during the Benefit Term and received base compensation and bonuses equal to the amounts payable during the Benefit Term.

In addition, the employment agreement provides that under certain circumstances, People’s United Bank will make monthly payments to Mr. Klein or his beneficiary in an amount equal to all or a portion of the actuarial reductions for early retirement applicable to monthly benefits payable under the Employees’ Retirement Plan and the Supplemental Retirement Plans, in the event Mr. Klein elects to receive retirement payments under those plans prior to his normal retirement date. If Mr. Klein’s employment is terminated by People’s United Bank otherwise than for good cause or by Mr. Klein for good reason prior to December 31, 2014 but after December 31, 2009, he will be entitled to receive the full amount of the actuarial reduction. If Mr. Klein’s employment is terminated by People’s United Bank otherwise than for good cause, or by Mr. Klein for good reason, prior to December 31, 2014 but after May 31, 2005, he will be entitled to receive (1) the full amount of the actuarial reduction if termination occurs after May 31, 2009; and (2) between 20% and 80% of that amount (depending on the actual date of termination) if termination occurs after that date.

If the Employees’ Retirement Plan or the Supplemental Retirement Plans are subsequently amended in a manner that would reduce the amount payable to Mr. Klein, the agreement requires People’s United Bank to pay the additional retirement benefits described in the two preceding paragraphs to Mr. Klein without regard to the effect of any such amendment.

Mr. Klein’s employment agreement has been amended on an interim basis to ensure that the calculation of retirement benefits payable under the agreement, and the timing of the payment of such benefits to Mr. Klein, will comply with the provisions of Section 409A of the Internal Revenue Code.

Mr. Klein is currently a party to a change in control agreement identical to those described below to which all other executive officers of People’s United Bank are parties. If Mr. Klein’s employment is terminated under circumstances which would entitle him to receive payments pursuant to the existing change in control agreement, Mr. Klein may elect either to receive the payments and benefits payable under the terms of the change in control agreement, or to receive the payments and benefits provided in his employment agreement. He may not receive payment both under the change in control agreement and his employment agreement.

Cash Value Restoration Plan. All of the named executive officers except for Mr. Sherringham are participants in the People’s United Bank Split-Dollar Cash Value Restoration Plan. The Cash Value Restoration Plan is designed to replace a portion of the benefits previously provided to the covered officers under People’s United Bank’s split-dollar life insurance program for senior officers. Executive officers no longer participate in the split-dollar program to avoid potential violations of certain provisions of the Sarbanes-Oxley Act of 2002, under which People’s United Bank’s payment of insurance premiums to be reimbursed by the executive at a later date might be characterized as an impermissible loan to the executive. Mr. Sherringham was not a participant in the split-dollar life insurance program, and is consequently the only named executive officer currently not covered by the Cash Value Restoration Plan.

Terminating the named executive officers’ participation in the split-dollar program resulted in a loss of future cash value under individual whole life insurance policies maintained for each named executive officer who participated in the program. This future cash value represented a portion of the long-term benefits provided to these named executive officers in prior years. The Split-Dollar Cash Value Restoration Plan was adopted to offset that loss of value. The Cash Value Restoration Plan is intended to provide each participant with a benefit approximately equal to the difference between the projected cash value (calculated at various ages) of the split-dollar life insurance policy previously maintained for his or her benefit, compared to the reduced cash value of a fully paid-up life insurance policy currently maintained for his or her benefit, net of reimbursement to People’s United Bank for insurance premiums paid by People’s United Bank under the split-dollar program for each named executive officer’s benefit prior to adoption of the Cash Value Restoration Plan. The projected cash value of each participant’s original split-dollar policy is a fixed amount determined as of the date the plan was adopted; the projected cash value of the replacement policies is updated no less often than annually.

Payment of all cash values previously available to the named executive officers from the life insurance policies maintained under the split-dollar program would have been made by third-party insurers, with little cost to People’s United Bank because of the executives’ obligation to reimburse the Bank for annual premiums paid over time. All amounts now payable under the Split-Dollar Cash Value Restoration Plan will be paid by People’s United Bank.

Benefits under the Cash Value Restoration Plan are generally payable after the executive’s employment with People’s United Bank ends. The amount of the benefit is determined by first comparing the projected cash surrender value of the original policy at the executive’s age at termination to the projected cash value of the replacement policy, net of premium reimbursements due to People’s United Bank as noted above. Since benefits paid under the Cash Value Restoration Plan are fully taxable, this preliminary value is adjusted, or “grossed up”, by an additional amount approximating the sum of all taxes payable by the executive on account of the benefit payment. The tax gross-up feature is included because, under the split-dollar program, the named executive officer could have used the split-dollar life insurance policy to provide his or her beneficiaries with a tax-free death benefit.

No benefits are payable under the Cash Value Restoration Plan if an executive dies while still employed. In that case, the executive’s beneficiaries or estate will receive death benefits under both the replacement policy, and a term life insurance policy purchased for that executive. No benefits are payable under the Cash Value Restoration Plan if a named executive officer’s employment is terminated for cause. For purposes of the Cash Value Restoration Plan, “cause” means an act of dishonesty, moral turpitude, insubordination, or an intentional or grossly negligent act detrimental to the interests of People’s United Bank or any of its affiliates.

Change of Control Agreements. People’s United Bank has entered into change in control agreements with each of the named executive officers, including the Chief Executive Officer. The change in control agreements provide that if a Change in Control (as defined below) occurs during the term of each agreement, and within three years following the Change in Control the officer is discharged from employment, People’s United Bank will pay the officer a lump sum severance payment equal to 2.99 times his or her annual salary (for this purpose, base salary plus annual incentive compensation), as well as certain insurance benefits and supplemental retirement benefits. The Bank believes that this “double trigger” (the requirement that after a Change in Control occurs the officer must subsequently be discharged) benefits stockholders by preventing a windfall payout to management in the event of a “friendly” change in control that, if consummated, may maximize shareholder value. Without the second “trigger”, People’s United Bank’s executive officers would benefit from accelerated vesting of equity awards and other benefits without providing a corresponding incentive to remain with the acquiring institution.

A Change in Control is defined to include (1) certain mergers, consolidations and recapitalizations of People’s United Bank in which a majority of shares or voting power is not held in the same proportion as prior to the transaction, (2) sales of all or substantially all of the assets of People’s United Bank, and the liquidation or dissolution of People’s United Bank; (3) any person (with certain exceptions) acquiring beneficial ownership of securities having 25% or more of the voting power of the outstanding securities of People’s United Bank; and (4) a change (with certain exceptions) in a majority of the members of the Board of Directors of People’s United Bank. People’s United Bank expects to amend each of these agreements to reflect the recent conversion, to include within the definition of “Change in Control” events affecting People’s United Financial. An officer is deemed to be discharged if People’s United Bank discharges him or her or if the officer elects to terminate employment for “good reason.” The term “good reason” includes adverse changes in the officer’s responsibilities or conditions of employment, reductions in compensation, relocation beyond a specified number of miles and adverse changes in compensation and benefit plans. People’s United Bank is not required to make payments if the officer is discharged for “cause” after a Change in Control. “Cause” is defined to mean willful failure substantially to perform his or her duties with the Bank or willfully engaging in conduct which is demonstrably and materially injurious to the Bank.

The change in control agreements contain provisions designed to avoid the imposition of excise taxes on the officer and the disallowance of deductions to People’s United Bank under the “parachute payment” provisions of the Internal Revenue Code. None of the benefits payable under these agreements would be nondeductible by reason of Section 280G of the Internal Revenue Code. In addition, the change in control agreements provide that People’s United Bank will not be obligated to make any payments which would violate any law, regulation or regulatory order applicable to the Bank, including Federal Deposit Insurance Corporation regulations which would prohibit “golden parachute” payments. Federal Deposit Insurance Corporation rules limit and, in certain circumstances, prohibit a Federal Deposit Insurance Corporation-insured institution from agreeing to make or making “golden parachute” payments at a time when the institution is in a troubled condition. However, the golden parachute rules contain an exception for those plans considered under the rules to be “bona fide deferred compensation plans.” The change in control agreements also contain provisions designed to ensure that the timing of payments pursuant to the change in control agreements will be consistent with Section 409A of the Internal Revenue Code.

The change in control agreements are not employment agreements, and a covered officer may therefore be discharged by People’s United Bank prior to a Change in Control without triggering any payment obligations under these agreements.

1998 Long-Term Incentive Plan. People’s United Bank currently maintains the 1998 Long-Term Incentive Plan which provides for discretionary awards of options to purchase common stock, stock appreciation rights, restricted stock awards (which may include performance-based conditions), and performance-based awards of cash to eligible officers and employees as determined by a committee of the Board of Directors consisting of two or more outside directors. The Long-Term Incentive Plan is not subject to ERISA and is not a tax-qualified plan.

As of August 31, 2007, a total of 7,592,182 shares of People’s United Financial common stock remained available for issuance under the plan. No more than 3,000,000 of the available shares can be used to make future awards in a form other than stock options or stock appreciation rights or to pay out the value of performance-based cash awards. There is no similar limit on the number of available shares that can be used to make future awards in the form of stock options. Information about outstanding awards previously made pursuant to the Long-Term Incentive Plan as of August 31, 2007 is as follows:

Number of Unvested Restricted Stock Awards Outstanding

927,267

Unexercised Options Outstanding (vested and unvested)

	Weighted Average
Number	Remaining Life (in years)	Exercise Price
3,101,289	6.4	$10.33

The Long-Term Incentive Plan is designed so that all stock options, stock appreciation rights, and awards of restricted stock and performance-based awards can be fully deductible by People’s United Bank. However, the Bank has the discretion to grant awards that will not qualify for tax deduction. Moreover, in certain circumstances such as death, disability or a change of control, awards may become payable even though performance goals are not met, in which event People’s United Bank might lose part or all of its tax deduction for such awards or payments.

The Board of Directors may at any time amend or terminate the Long-Term Incentive Plan, but no such amendment or termination may impair the rights of a participant without his or her consent. Except for adjustments for certain events such as reorganizations or recapitalizations, the Board of Directors may not, without stockholder approval, increase the total number of shares reserved for use under the plan, decrease the option price of any stock option to less than the fair market value on the date of grant, change the class of employees eligible to participate in the plan or alter certain exercise periods with respect to stock options.

The Long-Term Incentive Plan was amended in 2007 in the following respects: (1) to prohibit the cancellation of outstanding stock options and granting of new substitute stock options, including new options with a lower exercise price, and the amendment of outstanding stock options to reduce the exercise price (other than adjustments resulting from certain events such as reorganizations or recapitalizations); (2) to limit the maximum aggregate number of shares of common stock that may be issued in the form of restricted stock under the plan or used to pay out the value of performance-based cash awards; and (3) to limit the maximum term of any stock option granted pursuant to the plan to ten years.

Stock options and restricted stock awarded under the Long-Term Incentive Plan generally vest over a four-year period, with 50% vesting on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. The agreements under which stock options and restricted stock are granted contain provisions that accelerate vesting upon retirement (at age 65), death and disability (which means permanent and total disability as determined by the Human Resources Committee of the Board of Directors of People’s United Bank).

Outstanding restricted stock and option awards and option exercise prices have been adjusted to reflect the share exchange resulting from the second-step conversion. All equity-based awards made pursuant to the plan after April 16, 2007 (the effective date of the second-step conversion) will be made in the form of People’s United Financial common stock rather than People’s United Bank common stock.

The following tables set forth the estimated value of the payments and benefits that would be paid to Mr. Klein under the terms of his employment agreement, the Long-Term Incentive Plan and in the event of a Change in Control, and to the other executive officers under the terms of their change in control agreements and the Long-Term Incentive Plan, assuming the event giving rise to such payment occurred on December 31, 2006.

	John Klein
Benefit	Voluntary	For Cause	Death(1)		Disability	Retirement	Without Cause	Change in Control
Cash Severance	$—	$—	$—		$—	$—	$4,186,619	$4,584,725
Cash LTIP Award	$—	$—	$—		$—	$—	$—	$545,627
Equity(2)
Restricted Stock	$—	$—	$2,819,092		$2,819,092	$—	$—	$2,819,092
Unexercisable Options	—	—	561,365		561,365	—	—	561,365
Total	$—	$—	$3,380,457		$3,380,457	$—	$—	$3,380,457

Retirement Benefits(3)
DB Plan(4)	$378,425	$378,425	$412,404	(5)	$378,425	$378,425	$494,021	494,021
Deferred Compensation Plan	$221,671	$—	$—		$221,671	$221,671	$221,671	$221,671

Other Benefits
Health & Welfare	$—	$—	$—		$—	$—	$17,670	$17,670
Tax Gross-Ups	188,072	—	—		188,072	188,072	188,072	188,072
Total	$188,072	$—	$—		$188,072	$188,072	$205,742	$205,742

Grand Total	$788,168	$378,425	$3,792,861		$4,168,625	$788,168	$5,108,053	$9,432,243

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United Bank common stock on December 29, 2006 ($44.62 ($21.25 on a post-conversion basis)).
(3)	Some of the benefits payable to executive officers under People’s United Bank’s defined benefit retirement plan may be paid from the Enhanced Senior Pension Plan. Retirement benefits payable under the Enhanced Senior Pension Plan will be reduced by the amount, if any, the executive is entitled to receive from any qualified defined benefit plan maintained by an executive officer’s previous employer(s). The amounts set forth in the table above do not reflect any such possible reductions.
(4)	Annual accrued benefit for single life annuity at age 65 calculated as of the measurement date for the defined benefit retirement plan (September 30, 2006) assuming payments would have commenced on October 1, 2006. In the event of a change in control, each executive officer’s benefits under the retirement plan are immediately vested and the officer is credited with an additional three years of service.
(5)	Death benefit is calculated based on age and years of service at date of death.

	Philip R. Sherringham
Benefit	Voluntary	For Cause	Death(1)	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$1,333,641
Cash LTIP Award	$—	$—	$—	$—	$—	$151,700

Equity(2)
Restricted Stock	$—	$—	$1,823,039	$1,823,039	$—	$1,823,039
Unexercisable Options	—	—	624,803	624,803	—	624,803
Total	$—	$—	$2,447,842	$2,447,842	$—	$2,447,842

Retirement Benefits
DB Plan	$—	$—	$—	$—	$—	$—
Deferred Compensation Plan	$—	$—	$—	$—	$—	$—

Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$16,737
Tax Gross-Ups	—	—	—	—	—	—
Total	$—	$—	$—	$—	$—	$16,737

Grand Total	$—	$—	$2,447,842	$2,447,842	$—	$3,949,919

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United Bank common stock on December 29, 2006 ($44.62 ($21.25 on a post-conversion basis)).

	Robert R. D’Amore
Benefit	Voluntary	For Cause	Death(1)		Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—		$—	$—	$1,487,077
Cash LTIP Award	$—	$—	$—		$—	$—	$107,844

Equity(2)
Restricted Stock	$—	$—	$1,304,600		$1,304,600	$—	$1,304,600
Unexercisable Options	—	—	312,401		312,401	—	312,401
Total	$—	$—	$1,617,001		$1,617,001	$—	$1,617,001

Retirement Benefits(3)
DB Plan(4)	$—	$—	$48,255	(5)	$—	$—	$—
Deferred Compensation Plan	$30,463	$—	$—		$30,463	$30,463	$30,463

Other Benefits
Health & Welfare	$—	$—	$—		$—	$—	$—
Tax Gross-Ups	25,846	—	—		25,846	25,846	25,846
Total	$25,846	$—	$—		$25,846	$25,846	$25,846

Grand Total	$56,309	$—	$1,665,256		$1,673,310	$56,309	$3,268,231

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United Bank common stock on December 29, 2006 ($44.62 ($21.25 on a post-conversion basis)).
(3)	Some of the benefits payable to executive officers under People’s United Bank’s defined benefit retirement plan may be paid from the Enhanced Senior Pension Plan. Retirement benefits payable under the Enhanced Senior Pension Plan will be reduced by the amount, if any, the executive is entitled to receive from any qualified defined benefit plan maintained by an executive officer’s previous employer(s). The amounts set forth in the table above do not reflect any such possible reductions.

(4)	Annual accrued benefit for single life annuity at age 65 calculated as of the measurement date for the defined benefit retirement plan (September 30, 2006) assuming payments would have commenced on October 1, 2006.

In the event of a change in control, each executive officer’s benefits under the retirement plan are immediately vested and the officer is credited with an additional three years of service.

(5)	Death benefit is calculated based on age and years of service at date of death.

	Brian F. Dreyer
Benefit	Voluntary	For Cause	Death(1)		Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—		$—	$—	$1,388,116
Cash LTIP Award	$—	$—	$—		$—	$—	$107,874

Equity(2)
Restricted Stock	$—	$—	$1,081,500		$1,081,500	$—	$1,081,500
Unexercisable Options	—	—	312,401		312,401	—	312,401
Total	$—	$—	$1,393,901		$1,393,901	$—	$1,393,901

Retirement Benefits(3)
DB Plan(4)	$134,447	$134,447	$61,004	(5)	$134,447	$134,447	$135,832
Deferred Compensation Plan	$43,602	$—	$—		$43,602	$43,602	$43,602

Other Benefits
Health & Welfare	$—	$—	$—		$—	$—	$8,091
Tax Gross-Ups	36,993	—	—		36,993	36,993	36,993
Total	$36,993	$—	$—		$36,993	$36,993	$45,084

Grand Total	$215,042	$134,447	$1,454,905		$1,608,943	$215,042	$3,006,535

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United Bank common stock on December 29, 2006 ($44.62 ($21.25 on a post-conversion basis)).
(3)	Some of the benefits payable to executive officers under People’s United Bank’s defined benefit retirement plan may be paid from the Enhanced Senior Pension Plan. Retirement benefits payable under the Enhanced Senior Pension Plan will be reduced by the amount, if any, the executive is entitled to receive from any qualified defined benefit plan maintained by an executive officer’s previous employer(s). The amounts set forth in the table above do not reflect any such possible reductions.
(4)	Annual accrued benefit for single life annuity at age 65 calculated as of the measurement date for the defined benefit retirement plan (September 30, 2006) assuming payments would have commenced on October 1, 2006. In the event of a change in control, each executive officer’s benefits under the retirement plan are immediately vested and the officer is credited with an additional three years of service.
(5)	Death benefit is calculated based on age and years of service at date of death.

	William T. Kosturko
Benefit	Voluntary	For Cause	Death(1)		Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—		$—	$—	$1,440,523
Cash LTIP Award	$—	$—	$—		$—	$—	$97,371

Equity(2)
Restricted Stock	$—	$—	$894,185		$894,185	$—	$894,185
Unexercisable Options	—	—	201,770		201,770	—	201,770
Total	$—	$—	$1,095,955		$1,095,955	$—	$1,095,955

Retirement Benefits(3)
DB Plan(4)	$124,073	$124,073	$56,582	(5)	$124,073	$124,073	$124,272
Deferred Compensation Plan	$51,015	$—	$—		$51,015	$51,015	$51,015

Other Benefits
Health & Welfare	$—	$—	$—		$—	$—	$17,670
Tax Gross-Ups	43,283	—	—		43,283	43,283	43,283
Total	$43,283	$—	$—		$43,283	$43,283	$60,953

Grand Total	$218,371	$124,073	$1,152,537		$1,314,326	$218,371	$2,870,089

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Based on the closing price of People’s United Bank common stock on December 29, 2006 ($44.62 ($21.25 on a post-conversion basis)).
(3)	Some of the benefits payable to executive officers under People’s United Bank’s defined benefit retirement plan may be paid from the Enhanced Senior Pension Plan. Retirement benefits payable under the Enhanced Senior Pension Plan will be reduced by the amount, if any, the executive is entitled to receive from any qualified defined benefit plan maintained by an executive officer’s previous employer(s). The amounts set forth in the table above do not reflect any such possible reductions.
(4)	Annual accrued benefit for single life annuity at age 65 calculated as of the measurement date for the defined benefit retirement plan (September 30, 2006) assuming payments would have commenced on October 1, 2006. In the event of a change in control, each executive officer’s benefits under the retirement plan are immediately vested and the officer is credited with an additional three years of service.
(5)	Death benefit is calculated based on age and years of service at date of death.

Director Compensation

People’s United Bank has compensated its directors for their services and expects to continue this practice where a board or committee meeting is not held in conjunction with a meeting of the Board of Directors or committee of People’s United Financial. Information relating to the compensation of People’s United Bank’s directors during 2006 is set forth below.

Director Compensation(1)

	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)	Total ($)
Collin P. Baron	97,975	101,930	199,905
George P. Carter	224,775	101,930	326,705
Jerry Franklin	141,175	101,930	243,105
Eunice S. Groark	60,225	101,930	162,155
Janet M. Hansen	60,175	101,930	162,105
Richard M. Hoyt	95,075	101,930	197,005
Jeremiah J. Lowney	75,125	101,930	177,055
Jack E. McGregor	79,225	101,930	181,155
James A. Thomas	120,875	101,930	222,805

(1)	The columns disclosing option awards, non-equity incentive plan compensation, changes in pension value and nonqualified deferred compensation earnings, and other forms of compensation have been omitted from the table because no director earned any compensation during 2006 or in prior years of a type required to be disclosed in those columns.
(2)	Includes annual cash retainer, Committee chair retainer (if any) and per meeting fees. For Mr. Carter, includes fees paid for service as lead director and fees paid for non-meeting related services as Chairman of the Bank’s Audit Committee. For Mr. Franklin, includes fees paid for non-meeting related services as a member of People’s United Bank’s Audit Committee.
(3)	For Messrs. Baron, Carter, Franklin, Hoyt and Thomas, includes cash compensation paid by People’s Mutual Holdings, as detailed below.
(4)	Reflects three months of compensation expense attributable to shares awarded in April 2005 and nine months of compensation expense attributable to shares awarded in April 2006. Each director was awarded 2,797 shares of People’s United Bank common stock (representing 5,873 shares of People’s United Financial common stock on a post-conversion basis) on April 20, 2006 with a fair value as of that date of $94,902. As of December 31, 2006, each non-employee director owned 11,797 shares of People’s United Bank common stock (representing 24,773 shares of People’s United Financial common stock on a post-conversion basis) awarded pursuant to the People’s Bank Directors’ Equity Compensation Plan for which transfer restrictions had not yet lapsed. For each director, those shares had a value of $526,382 based on the closing price of People’s United Bank common stock on December 29, 2006 (the last business day of the year).

Compensation of the Board of Directors of People’s United Bank is established by the board, upon recommendation of the Human Resources Committee. Directors who are employed by People’s United Bank are not entitled to additional compensation for board or committee service. Directors who are not employed by People’s United Bank receive compensation according to the following table:

Annual Fees:
Cash Retainer (all members)	$24,000
Equity Compensation (all members)	95,000
Vice Chairman/ Lead Director	65,000
Committee Chairman:
Audit Committee	10,500
Loan Review Committee	8,000
All Other Committees	4,000

Per-Meeting Attendance Fees:
Board meetings (all members)	$950
Committee meetings
Audit Committee
Chairman	1,450
Other Audit Committee members	1,200
Loan Review Committee Chairman	1,150
Members of all Committees (except Audit)	950

The Board of Directors of People’s United Financial has adopted a substantially identical compensation schedule, except that People’s United Financial does not have a Loan Review Committee. Since the effective date of the second-step conversion, all annual fees except for fees payable to the Chairman of the Loan Review, Operational Risk, Treasury and Finance, and Trust Committees, respectively, have been and will continue to be paid by People’s United Financial and will no longer be paid by People’s United Bank. In addition, no separate compensation will be paid to a director of People’s United Bank who attends a board or committee meeting that is held jointly with a board or committee meeting of People’s United Financial and who is compensated for that meeting by People’s United Financial.

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee. From time to time, Mr. Carter performs certain additional services in his capacity as Chairman of the Audit Committee without a meeting of the Audit Committee (for example, meetings with representatives of People’s United Financial’s independent registered public accountants). In such cases, he receives an amount equal to the Chairman’s regular Audit Committee meeting attendance fee. In addition, Mr. Franklin periodically participates in the review of People’s United Bank’s regulatory filings with the Office of Thrift Supervision. Mr. Franklin receives an amount equal to his regular Audit Committee meeting attendance fee for participation in each such review.

In addition to cash fees, non-employee directors also receive compensation in the form of People’s United Financial common stock under the People’s United Financial, Inc. Directors’ Equity Compensation Plan. Under the Directors’ Equity Compensation Plan, each director who is not an employee is granted an annual award of shares of People’s United Financial common stock based on a target dollar value of $95,000. These grants are made immediately following each annual meeting of stockholders. A person appointed as a director between annual meetings is eligible for a full or partial grant of an annual award at the time of his or her appointment, in the discretion of the Compensation and Nominating Committee. No stock options may be granted pursuant to the Directors’ Equity Compensation Plan. A total of 425,025 shares remained available for issuance as stock grants pursuant to this plan at August 31, 2007.

Cash dividends payable with respect to shares of common stock issued to directors under the Directors’ Equity Compensation Plan are paid in the same amount and at the same time as dividends are paid to stockholders generally. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the People’s United Financial Directors’ Equity Compensation Plan as on all other shares of People’s United Financial common stock outstanding.

Shares of common stock issued under the People’s United Financial Directors’ Equity Compensation Plan vest immediately but are generally not transferable by a director until the third anniversary of the grant date or, if earlier, at the time he or she ceases to be a People’s United Financial director. In the event of a director’s death, shares of common stock held in his or her name will be issued to his or her beneficiary. All transfer restrictions will lapse upon a change in control, as that term is defined in the plan. At August 31, 2007, transfer restrictions remained in effect with respect to a total of 137,907 shares previously issued pursuant to the Directors’ Equity Compensation Plan.

In addition to compensation received from People’s United Bank in 2006, Messrs. Baron, Carter, Franklin, Hoyt and Thomas also received cash compensation from People’s Mutual Holdings in 2006 for service on the Board of Trustees of People’s Mutual Holdings and for service as Corporators of People’s Mutual Holdings. Total 2006 compensation paid by People’s Mutual Holdings to Messrs. Baron, Carter, Franklin, Hoyt and Thomas was $27,300; $29,200; $27,300; $29,200; and $31,200, respectively. These amounts are included in the column headed “Fees Earned or Paid in Cash” in the table above. Prior to the effective date of the second-step conversion, at which time People’s Mutual Holdings ceased to exist, Trustees of People’s Mutual Holdings received an annual cash retainer of $23,000 plus a per-meeting fee of $950 for each board or committee meeting they attended. Trustees who were also directors of People’s United Bank were not separately compensated by People’s Mutual Holdings for board meetings held jointly with meetings of the Board of Directors of People’s United Bank. In addition to these fees, Mr. Thomas received a retainer of $2,000 for serving as Chairman of the Board of Trustees of People’s Mutual Holdings in 2006.

Changes to Director Compensation in 2006. The Directors’ Equity Compensation Plan was amended in April 2006. This amendment was approved both by the Board of Directors and by People’s United Bank’s stockholders. The amendment changed the basis upon which the annual award of People’s United Bank common stock (or People’s United Financial common stock since the second-step conversion) is determined under the plan. The plan had previously provided for an annual award of 4,500 shares of People’s United Bank stock (equivalent to 9,450 shares of People’s United Financial common stock on a post-conversion basis) to each non-employee director. This was changed to provide for an annual award to be determined based on a target dollar value of $95,000, rather than a fixed number of shares. As a result of this amendment, each non-employee director was awarded 2,797 shares of People’s United Bank common stock (representing 5,873 shares of People’s United Financial common stock on a post-conversion basis) under the Directors’ Equity Compensation Plan following People’s United Bank’s annual meeting of stockholders in April 2006.

The directors believe that determining the number of shares to be awarded under the plan based on a target dollar value will help to ensure that the value of the directors’ stock-based compensation does not become excessive as the result of increases in People’s United Financial’s stock price.

The Board of Directors of People’s United Bank also approved an increase in the cash annual retainer paid to non-employee directors from $8,500 to $24,000. Implementation of this increase was made contingent on stockholder approval of changes to the Directors’ Equity Compensation Plan. As the result of the amendment to the Directors’ Equity Compensation Plan and the related increase in the annual cash retainer, each non-employee director became eligible to receive approximately $119,000 in annual compensation from these two sources for Board service. Based on the price of People’s United Bank common stock at the time these changes were made, this represented approximately $42,000 less than each non-employee director would have been eligible to receive in annual compensation from these two sources had these changes not been implemented.

Director compensation was also impacted by the number of Board and committee meetings held in 2006. Both the Board of Directors and the Human Resources Committee met more often in 2006 than had been their practice in previous years. The increased number of meetings in 2006 reflects Board and committee consideration of issues related to People’s United Bank’s conversion from a state to a federal charter, as well as the proposed second step conversion.

Stock Ownership Guidelines. The Board of Directors of People’s United Financial has adopted guidelines for stock ownership by directors in order to encourage members of the Board to increase their ownership of People’s United Financial’s stock over time. These guidelines are based upon stock ownership guidelines previously adopted by the Board of Directors of People’s United Bank. Under these guidelines, directors who were members of the People’s United Bank board in 2002 were expected to own shares of common stock with a value equal to three times the value of the then-current annual cash retainer and stock award, or $357,000, as of December 31, 2005. In addition, these directors are expected to own shares of People’s United Financial common stock with a value equal to five times the value of the then-current annual cash retainer and stock award, or $595,000, as of December 31, 2008. All members of the Board except Mrs. Hansen are subject to these guidelines. The guidelines also provide that directors who join the Board after 2002 are expected to own shares of People’s United Financial common stock with a value equal to three times the then-current value of the annual cash retainer and stock award by the annual meeting following the director’s third anniversary of Board service, and are expected to own shares of common stock with a value equal to five times the then-current value of the annual cash retainer and stock award by the annual meeting following the fifth anniversary of Board service. Mrs. Hansen, who joined the Board of Directors of People’s United Bank in February 2004, is subject to these guidelines. The stock ownership of all members of the Board of Directors was in compliance with applicable guidelines as of December 31, 2006.

New Benefit Plans

Recognition and Retention Plan. People’s United Financial is proposing to adopt a recognition and retention plan for key employees, officers and directors. Adoption of this plan requires approval by the holders of a majority of the outstanding shares of People’s United Financial. Detailed information about this plan is set forth in Item II—Adoption of the 2007 Recognition and Retention Plan.

Stock Option Plan. People’s United Financial is proposing to adopt an additional stock option plan for key employees, officers and directors. Adoption of this plan requires approval by the holders of a majority of the outstanding shares of People’s United Financial. Detailed information about this plan is set forth in Item III—Adoption of the 2007 Stock Option Plan.

Employee Stock Ownership Plan. People’s United Financial established a tax-qualified employee stock ownership plan in connection with the second-step conversion. Shortly after the conversion became effective, the ESOP purchased a total of 10,453,575 shares of People’s United Financial common stock in the open market. These shares, which represent 6% of the number of shares sold to the public in connection with the conversion and issued to The People’s United Community Foundation, were purchased with the proceeds of a loan made to the ESOP by People’s United Financial. The plan is a tax-qualified retirement plan for the benefit of all eligible employees. On an annual basis, People’s United Financial will recognize compensation expense equal to the fair market value of the shares allocated to ESOP participants’ accounts over the loan repayment period.

Change-in-Control Employee Severance Plan. Upon consummation of the second-step conversion, People’s United Bank established the People’s Bank Change-in-Control Employee Severance Plan, referred to as the severance plan, which will provide eligible employees with severance pay benefits in the event of a change in control, as defined in the severance plan, of People’s United Bank or People’s United Financial.

Generally, all employees, other than executive officers with individual employment or change in control agreements, who were employed at People’s United Bank as of the date of the conversion (April 16, 2007) will be eligible to participate in the severance plan. Once a change in control occurs, the severance plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the severance plan, in the event of a change in control, eligible employees who are terminated or, in certain cases, terminate their employment (for reasons specified in the severance plan), will be entitled to receive a severance payment, the amount of such payment depending on the participant’s position as of the date of termination and the number of full years of service with People’s United Bank. The participant will be entitled to a cash severance payment equal to between  1/26th and  1/13th of the participant’s total compensation, as defined in the severance plan, depending on the participant’s position with People’s United Bank, for each full year of service with the Bank. The maximum severance payment under the severance plan for employees whose management position under People’s United Bank’s internal position description is a “Director” level and above is 200% of total compensation; the maximum severance payment for other management-level employees is 150% of total compensation; and the maximum for all other employees is 100% of total compensation. The minimum payment for employees who are management “Director” level and above is 50% of their total compensation. The minimum payment for all other employees is  3/13th of their total compensation. Total compensation is defined as normal straight time earnings, overtime earnings, commissions and annual performance incentives (but not long-term incentive compensation) earned by the employee during the calendar year immediately preceding the calendar year in which the date of termination occurs.

In addition, the severance plan provides that People’s United Bank will maintain medical and dental plan coverage for a period of six months following the employee’s date of termination, or until comparable benefits are provided by a new employer, whichever occurs first, at no greater cost to the employee than the employee is paying as of the date of termination.

Certain Transactions with Members of Our Board of Directors and Executive Officers

People’s United Bank engages in banking transactions (including loans and other extensions of credit) in the ordinary course of business with various business organizations which have directors or executive officers of People’s United Financial or People’s United Bank as their officers, partners, members and stockholders. People’s United Bank also extends credit to its directors and executive officers to the extent it is permitted to do so under applicable laws and regulations. Such transactions are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not affiliated with People’s United Bank; and do not involve more than the normal risk of collectibility or present other unfavorable features.

People’s United Financial has entered into a management agreement with People’s United Bank pursuant to which the Bank provides certain accounting, legal, managerial, administrative and investment management functions for People’s United Financial. People’s Mutual Holdings and People’s United Bank were parties to a similar agreement during 2006. For that year, People’s Mutual Holdings paid People’s United Bank approximately $606,000 for providing such services, together with out-of-pocket costs incurred by People’s United Bank on behalf of People’s Mutual Holdings.

Mr. Baron, a director of People’s United Financial, is a member of the law firm of Pullman & Comley, LLC. This firm routinely represents People’s United Bank in connection with a variety of legal matters. Mr. Baron’s membership interest in Pullman & Comley is less than 10%. For fiscal year 2006, People’s United Bank paid a total of $1,546,200 to the firm (approximately 5% of the firm’s total revenues for that year). Pullman & Comley maintains a $1,000,000 line of credit with People’s United Bank. The rate of interest payable on the line of credit is People’s United Bank’s prime rate (8.25% at December 31, 2006). The line of credit was not drawn upon by the firm during 2006, there was no outstanding balance as of December 31, 2006, and no principal or interest was paid during 2006. People’s United Bank has also issued a standby letter of credit for Pullman & Comley’s account, for which the firm pays a 2% annual fee ($8,517 in fiscal year 2006). The amount of the letter of credit is reduced each year by $60,000, and at December 31, 2006 the remaining balance was $360,000. Each of the line of credit and standby letter of credit is secured by a first lien on the business assets of the firm (primarily in the form of accounts receivable) and is guaranteed by those members of Pullman & Comley who have a membership interest in the net profits and distributions of the firm, to the extent of such interest. People’s Capital and Leasing Corp., a subsidiary of People’s United Bank, has entered into capital lease transactions with Pullman & Comley relating to commercial equipment, furniture and leasehold improvements. During 2006, the highest outstanding commitment under these leases was $2,543,129, and at December 31, 2006 the outstanding commitment was $2,039,727. Pullman & Comley paid People’s Capital and Leasing a total of $824,000 in principal and $176,752 in interest in 2006. The rates of interest payable on such leases range between 4.65% and 9.24%. The leases are secured by collateral consisting of the leased equipment, and a second position lien to People’s United Bank on the firm’s business assets. Pullman & Comley also leases office space from People’s United Bank. In 2006, the Bank was paid $875,970 in lease payments from the firm.

Mrs. Groark is a director of People’s United Financial. Her husband is of counsel to the law firm of Day Pitney LLP, which has been retained by People’s United Bank from time to time on various legal matters. For fiscal year 2006, People’s United Bank paid a total of $130,581 to Day Pitney. However, Mr. Groark did not represent People’s United Bank in connection with any matter during 2006 and, therefore, as a result of his of counsel position would not receive any direct or indirect benefit from the Bank’s relationship with that firm.

Mr. McGregor, a director of People’s United Financial, is of counsel to the law firm of Cohen and Wolf, P.C., which occasionally performs legal services for People’s United Bank. For fiscal year 2006, the Bank paid less than $10,000 to this firm. Mr. McGregor did not represent People’s United Bank in connection with any matter during 2006 and, therefore, as a result of his of counsel position would not receive any direct or indirect benefit from the Bank’s relationship with Cohen and Wolf, P.C.

ITEM II. ADOPTION OF THE 2007 RECOGNITION AND RETENTION PLAN

People’s United Financial is proposing to adopt a recognition and retention plan that will authorize the Compensation and Nominating Committee of People’s United Financial to make restricted stock awards to directors, key officers and employees of People’s United Financial and its affiliated companies. The purpose of the plan is to promote the growth and profitability of People’s United Financial and its affiliated companies and to provide eligible directors, certain key officers and employees of People’s United Financial and its affiliated companies with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence, to recognize the contributions of directors, key officers and employees in achieving business objectives, and to provide such directors, officers and employees with an equity interest in People’s United Financial.

A maximum of 6,969,050 shares of People’s United Financial common stock will be available for awards under the plan if adopted. Awards may be made only in the form of shares of restricted stock. Awards may be granted to eligible directors (any member of the Board of Directors or advisory board of People’s United Financial or any of its affiliates who is not also an employee) and to eligible employees (any employee of People’s United Financial or any of its affiliates who is determined by the Compensation and Nominating Committee to be a key officer or employee and is selected to receive an award).

General Summary of the Recognition and Retention Plan.

For a complete statement of the terms and provisions of the 2007 Recognition and Retention Plan, please refer to the full text of the plan, appearing as Exhibit B to this Proxy Statement. A summary of the principal features of the plan follows.

Administration. The Recognition and Retention Plan will be administered by the Compensation and Nominating Committee (the “Committee”). The Committee (or the independent members of the Board, if required) will decide who will receive restricted stock and what the terms of those awards will be. Committee members must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee” directors for purposes of Section 16 of the Securities Exchange Act of 1934. As of August 31, 2007, there were approximately 2,400 employees potentially qualifying as “eligible employees” under the plan, including 40 senior officers and nine executive officers. As of that date, there were 14 individuals potentially qualifying as “eligible directors” under the plan.

Shares Available for Awards. The total number of shares of common stock reserved for distribution under the Recognition and Retention Plan is 6,969,050 which represents 4% of the shares of People’s United Financial common stock sold to the public in connection with the conversion plus the shares of common stock issued to The People’s United Community Foundation at that time. Shares necessary to fulfill awards granted under the plan will be purchased in the open market by a trustee or custodian selected by People’s United Financial with funds supplied by People’s United Financial. People’s United Financial will not issue new shares of its common stock in connection with any awards made pursuant to the plan.

Limitations on Awards. Eligible directors as a group may not receive awards for more than 2,079,715 shares of restricted stock in the aggregate. No individual director may receive awards for more than 348,452 shares of restricted stock. No eligible employee may receive awards for more than 1,742,262 shares of restricted stock. These limitations are required by Office of Thrift Supervision regulations, because the Recognition and Retention Plan is being proposed for adoption by shareholders of People’s United Financial within one year after the second-step conversion.

Terms of Restricted Stock Awards. All awards of restricted stock under the plan will be subject to vesting requirements. Awards can not vest more rapidly than 20% per year for the first five years following the date of grant. More rapid vesting of awards is not permitted under Office of Thrift Supervision regulations, because the

Recognition and Retention Plan is being proposed for adoption by shareholders of People’s United Financial within one year after the second-step conversion. However, vesting may be accelerated and awards will become 100% vested upon the death or disability of the award recipient, or upon the occurrence of a “change in control” as discussed below. The Committee may in its discretion establish a longer vesting schedule.

Restricted stock awards under the plan may, in the Committee’s discretion, include vesting restrictions that require (1) continued employment, (2) the achievement of specified corporate or individual performance goals, or (3) a combination of employment and performance requirements. Awards will not be vested unless the specified employment conditions and performance goals are met.

Before a restricted stock award vests, the award recipient is entitled to exercise all voting rights relating to the shares of restricted stock. An award recipient will also have the right to respond to any tender offer, exchange offer or similar offer made to People’s United Financial shareholders even if the award has not vested. Unless the Committee determines otherwise, the award recipient will also receive all cash dividends paid on the shares of restricted stock. Dividends paid in property other than cash will remain subject to the same vesting and other restrictions as are applicable to the underlying award. Any participant’s rights to retain or receive shares of restricted stock expire upon termination of employment with People’s United Financial and its affiliates before the applicable vesting date.

Change in Control Provisions. In the event of a Change in Control of People’s United Financial or People’s United Bank (defined to include a merger or similar transaction which would cause shareholders of People’s United Financial to own less than 51% of the resulting company; acquisition by any unaffiliated person of substantially all of the assets of People’s United Financial or the Bank; acquisition by any unaffiliated person of 25% or more of the outstanding stock of People’s United Financial or the Bank; the complete liquidation or dissolution of People’s United Financial or the Bank; significant turnover in the membership of the Board of Directors of People’s United Financial or the Bank; or shareholder approval of a transaction that would result in any of the events listed above), all restrictions applicable to shares of restricted stock will lapse and the restricted stock will become immediately vested.

Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Recognition and Retention Plan, except that the plan may not be terminated while there are outstanding restricted stock awards that may subsequently vest. The plan can not be amended if the amendment would impair the rights of an award recipient, without his or her consent. Except for adjustments for certain events such as reorganizations or recapitalizations, the Board may not, without stockholder approval, increase the total number of shares reserved for use under the Recognition and Retention Plan, or expand the class of individuals eligible to participate in the plan.

Adjustments. In the event of a stock split, stock dividend or other similar corporate change, or a merger or similar transaction in which People’s United Financial is the surviving entity, the number of shares of common stock available under the plan, the number of shares covered by outstanding awards, and the number of shares that can be awarded to any one individual or group will be adjusted to account for that event in the same manner as shares of common stock held by other shareholders of People’s United Financial are adjusted. If People’s United Financial is not the surviving entity, the trustee or custodian of the plan will make an appropriate allocation of the transaction consideration to holders of outstanding awards.

Federal Income Tax Consequences

When an award becomes vested, the recipient must include the current fair market value of the vested shares in his or her income for federal income tax purposes. People’s United Financial may be allowed a federal income tax deduction in the same amount. Depending on the nature of the restrictions attached to the restricted stock award, People’s United Financial may have to recognize compensation expense for accounting purposes ratably over the vesting period or in a single charge when the performance conditions are met.

The foregoing discussion is for general information only, and is not intended as tax advice to any individual. It does not address the state, local or foreign tax treatment of awards under the plan.

Internal Revenue Code Section 162(m). Under the Internal Revenue Code, publicly-held companies may not deduct compensation paid to the chief executive officer and the four other most highly compensated officers to the extent that such compensation exceeds $1 million in any one year for any such officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. When making awards under the Recognition and Retention Plan, the Committee may choose to impose performance conditions designed to qualify awards for the exception to the deductibility limit that exists for performance-based compensation under Section 162(m) of the Code, as long as the plan is approved by the shareholders of People’s United Financial. Qualifying performance-based awards will be fully deductible by People’s United Financial. The Committee may also grant awards that will not qualify for the exemption from Section 162(m). Moreover, in certain circumstances such as death, disability or Change of Control (as described below), awards may become payable even though performance goals are not met, in which event the awards will not be exempt from Section 162(m) and People’s United Financial might lose part or all of its tax deduction.

Shareholder Approval Requirement; Effective Date

Assuming that a quorum is present at the Annual Meeting, approval of the proposed People’s United Financial, Inc. 2007 Recognition and Retention Plan require the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote at the Annual Meeting. The effective date of the plan will be the date such approval is received.

The Board of Directors believes that establishment of a plan that permits awards to be made in the form of common stock helps ensure better alignment of the interests of directors and employees with those of People’s United Financial’s shareholders generally. The Board of Directors believes that the establishment of the Recognition and Retention Plan is in the best interests of People’s United Financial and its shareholders. The Board of Directors therefore recommends that shareholders vote “FOR” adoption of the 2007 Recognition and Retention Plan.

See the section entitled “New Plan Benefits” following Item III, below.

ITEM III. ADOPTION OF THE 2007 STOCK OPTION PLAN

People’s United Financial is proposing to adopt a stock option plan that will authorize the Compensation and Nominating Committee of People’s United Financial to make stock option awards to directors, key officers and employees of People’s United Financial and its affiliated companies. The purpose of the plan is to promote the growth and profitability of People’s United Financial and its affiliated companies and to provide eligible directors, certain key officers and employees of People’s United Financial and its affiliated companies with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence, to recognize the contributions of directors, key officers and employees in achieving business objectives, and to provide such directors, officers and employees with an equity interest in People’s United Financial and its affiliated companies.

A maximum of 15,244,796 shares of People’s United Financial common stock will be available for awards under the plan if adopted. Awards may be made only in the form of options to purchase shares of People’s United Financial common stock. Options may be in the form of incentive stock options (ISOs) or non-qualified stock options (NQSOs), except that non-employee directors may not receive ISOs. Options may be granted to eligible directors (any member of the Board of Directors or advisory board of People’s United Financial or any of its affiliates who is not also an employee) and to eligible employees (any employee of People’s United Financial or any of its affiliates who is determined by the Compensation and Nominating Committee to be a key officer or employee and is selected to receive an award).

General Summary of the Stock Option Plan.

For a complete statement of the terms and provisions of the 2007 Stock Option Plan, please refer to the full text of the plan, appearing as Exhibit C to this Proxy Statement. A summary of the principal features of the plan follows.

Administration. The Stock Option Plan will be administered by the Compensation and Nominating Committee (the “Committee”). The Committee (or the independent members of the Board, if required) will decide who will receive options and what the terms of those awards will be. Committee members must be “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and “non-employee” directors for purposes of Section 16 of the Securities Exchange Act of 1934. As of August 31, 2007, there were approximately 2,400 employees potentially qualifying as “eligible employees” under the plan, including 40 senior officers and nine executive officers. As of that date, there were 14 individuals potentially qualifying as “eligible directors” under the plan.

Shares Available for Awards. The total number of shares of common stock with respect to which stock options may be granted under the plan is 15,244,796 which represents 8.75% of the shares of People’s United Financial common stock sold to the public in connection with the conversion plus the shares of common stock issued to The People’s United Community Foundation at that time. Shares issuable upon the exercise of options granted under the plan will be issued by People’s United Financial either from authorized but unissued shares, or from treasury shares.

Limitations on Awards. Eligible directors as a group may not receive awards to purchase more than 4,573,438 shares of stock in the aggregate. No individual director may receive options to purchase more than 762,239 shares of stock. No eligible employee may receive options to purchase more than 3,811,199 shares of stock. These limitations are required by Office of Thrift Supervision regulations, because the Stock Option Plan is being proposed for adoption by shareholders of People’s United Financial within one year after the second-step conversion.

Terms of Stock Options. All options awarded under the plan will be subject to vesting requirements. Awards can not vest more rapidly than 20% per year for the first five years following the date of grant. More rapid vesting of awards is not permitted under Office of Thrift Supervision regulations, because the Stock Option Plan is being proposed for adoption by shareholders of People’s United Financial within one year after the second-step conversion. However, vesting may be accelerated and options will become 100% vested upon the death or disability of the award recipient, or upon the occurrence of a “change in control” as discussed below. The Committee may in its discretion establish a longer vesting schedule.

The plan permits the Compensation and Nominating Committee (or the independent members of the Board, as the case may be) to grant either incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special treatment. Incentive stock options may be granted only to employees and will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences. When the shares acquired on exercise of an incentive stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

Non-qualified stock options may be granted to either employees or non-employees such as directors. Incentive stock options that are exercised more than three months after termination of employment are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, the person who exercises the options must pay federal income taxes at ordinary income tax rates on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When the shares acquired on exercise of a non-qualified stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income when the option was exercised. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, People’s United Financial may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. This amount may be the same as the related compensation expense or it may be different. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

The price at which a stock option may be exercised may not be less than the fair market value of People’s United Financial common stock on the day the option is granted. The Stock Option Plan defines fair market value as the average of the high and low selling price of the common stock for that day on the exchange where it is listed. The Committee may specify an exercise price higher than the fair market value. The plan generally prohibits the repricing of stock options unless an event of the type described under “—Adjustments” occurs. Stock options granted pursuant to the plan can not have a term longer than ten years.

Change in Control Provisions. In the event of a Change in Control of People’s United Financial or People’s United Bank (defined to include a merger or similar transaction which would cause shareholders of People’s United Financial to own less than 51% of the resulting company; acquisition by any unaffiliated person of substantially all of the assets of People’s United Financial or the Bank; acquisition by any unaffiliated person of 25% or more of the outstanding stock of People’s United Financial or the Bank; the complete liquidation or dissolution of People’s United Financial or the Bank; significant turnover in the membership of the Board of Directors of People’s United Financial or the Bank; or shareholder approval of a transaction that would result in any of the events listed above), all stock options will become immediately vested.

Amendment and Termination. The Board of Directors may at any time amend, suspend or terminate the Stock Option Plan, except that the plan can not be amended if the amendment would impair the rights of an option holder, without his or her consent. Except for adjustments for certain events such as reorganizations or recapitalizations, the Board may not, without stockholder approval, increase the total number of shares reserved for use under the Stock Option Plan, or change the class of directors and employees eligible to participate in the plan.

Adjustments. In the event of a stock split, stock dividend or other similar corporate change, or a merger or similar transaction in which People’s United Financial is the surviving entity, the number of shares of common stock available under the plan, the number of shares covered by outstanding options, and the number of options that can be awarded to any one individual or group will be adjusted to account for that event in the same manner as shares of common stock held by other shareholders of People’s United Financial are adjusted. The exercise price of any outstanding but unexercised stock options shall be adjusted appropriately to reflect the increase or decrease in the number of shares subject to such options.

Federal Income Tax Consequences

Two different types of options may be granted under the plan: incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special treatment. Incentive stock options may be granted only to employees and will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment, the exercise will not create federal income tax consequences. (Incentive stock options that are exercised more than three months after termination of employment are treated as non-qualified stock options.) When the shares acquired on exercise of an incentive stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

Non-qualified stock options may be granted to either employees or non-employees such as directors or advisory board members. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, the person who exercises the options must pay federal income taxes at ordinary income tax rates on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When the shares acquired on exercise of a non-qualified stock option are resold, the seller must pay federal income taxes on the amount by which the sales price exceeds the exercise price plus the amount included in ordinary income when the option was exercised. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, People’s United Financial may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. This amount may be the same as the related compensation expense or it may be different. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

The foregoing discussion is for general information only, and is not intended as tax advice to any individual. It does not address the state, local or foreign tax treatment of stock options or the exercise of stock options.

Internal Revenue Code Section 162(m). Under the Internal Revenue Code, publicly-held companies may not deduct compensation paid to the chief executive officer and the four other most highly compensated officers to the extent that such compensation exceeds $1 million in any one year for any such officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. When making awards under the Stock Option Plan, the Committee may choose to impose performance conditions designed to qualify awards for the exception to the deductibility limit that exists for performance-based compensation under Section 162(m) of the Code, as long as the plan is approved by the shareholders of People’s United Financial. Qualifying performance-based awards will be fully deductible by People’s United Financial. The Committee may also grant awards that will not qualify for the exemption from Section 162(m). Moreover, in certain circumstances such as death, disability or Change of Control (as described below), awards may become payable even though performance goals are not met, in which event the awards will not be exempt from Section 162(m) and People’s United Financial might lose part or all of its tax deduction.

Shareholder Approval Requirement

Assuming that a quorum is present at the Annual Meeting, approval of the proposed People’s United Financial, Inc. 2007 Stock Option Plan require the affirmative vote of a majority of the shares of the common stock outstanding and entitled to vote at the Annual Meeting. The effective date of the plan will be the date such approval is received.

The Board of Directors believes that establishment of a plan that permits awards to be made in the form of options to purchase common stock helps ensure better alignment of the interests of directors and employees with those of People’s United Financial’s shareholders generally. The Board of Directors believes that the establishment of the Recognition and Retention Plan is in the best interests of People’s United Financial and its shareholders. The Board of Directors therefore recommends that shareholders vote “FOR” adoption of the 2007 Stock Option Plan.

New Plan Benefits. The 2007 Recognition and Retention Plan and the 2007 Stock Option Plan are both new plans which, if approved by shareholders, are each expected to result in the payment of compensation to directors, advisory board members, key officers (including executive officers) and employees of People’s United Financial and its affiliates.

The Compensation and Nominating Committee has not yet decided what standards it will use to determine who will actually receive awards under either of these plans, nor has the Committee made any decisions about the number of shares or stock options that might be awarded to any given eligible participant or group of participants if one or both plans are adopted. The Committee does not intend to make these decisions unless one or both plans are approved by shareholders. For that reason, it is not possible at this time to provide any estimate of the benefits that might be received under either of these plans by the Chief Executive Officer, any other named executive officer, all executive officers as a group, non-executive directors as a group, or employees who are not executive officers of People’s United Financial.

ITEM IV. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of KPMG LLP as People’s United Financial’s independent registered public accounting firm for the year ending December 31, 2007. KPMG LLP has served as the independent auditors of People’s United Bank since 1986. In taking this action, the Audit Committee reviewed the firm’s professional competence, proposed audit scope and related fees, and the types of non-audit services rendered by the firm and related fees. KPMG LLP did not perform any services for People’s United Financial prior to 2007. Fees billed by KPMG LLP to the Bank for professional services rendered during each of the two most recent fiscal years were as follows:

Audit Fees

Fees for the audit of the Bank’s annual consolidated financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 and for the review of interim consolidated financial statements included in the Bank’s Form 10-Q filings during those years totaled $1,428,000 in 2006 and $1,243,000 in 2005. The 2006 audit fees included $165,000 related to the issuance of comfort letters and consents in conjunction with the second step conversion.

Audit-Related Fees

Fees for assurance and related services reasonably related to the audit or review of People’s United Bank’s financial statements (to the extent not classified as “Audit Fees”) totaled $72,000 in 2006 and $83,000 in 2005. For each of those years, these services consisted of: financial statement audits for the Bank’s pension plan and employee savings plan; and preparation of a report on certain internal control policies and procedures of the Bank’s Trust Department.

Tax Fees

The Bank did not pay any fees for tax compliance, tax advice or tax planning services to KPMG LLP either in 2006 or 2005.

All Other Fees

KPMG LLP did not provide or bill for any products and professional services other than those included in the three categories listed above either in 2006 or in 2005.

The Audit Committee has sole authority to appoint People’s United Financial’s independent auditors. In making this appointment, the Audit Committee carefully considered the firm’s qualifications as auditors for People’s United Financial. This included a review of its performance on behalf of the Bank in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with KPMG LLP in all of these respects. In addition, the Audit Committee considered the matters discussed above under the heading “Audit Committee Report”. The Audit Committee also considered factors relating to the independence of KPMG LLP, including whether KPMG LLP’s provision of non-audit services (i.e., services giving rise to fees other than the audit fees disclosed above) is compatible with maintaining KPMG LLP’s independence.

By resolution adopted on July 19, 2007, the Audit Committee has delegated to George P. Carter (Chairman of the Audit Committee and an independent director under applicable listing standards) the authority to pre-approve the rendering of audit services and permissible non-audit services by People’s United Financial’s independent auditor. Mr. Carter is required to report any exercise of this authority to the full Audit Committee at its next scheduled meeting, and to seek the Audit Committee’s ratification of any action so taken.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for People’s United Financial for the year ending December 31, 2007.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Annual Meeting. In the event that matters not known at this time should come before the meeting, the form of proxy confers certain discretionary authority with respect to these matters and, unless such authority is withdrawn on the form of proxy, it is the intention of the persons named in the proxy to vote in accordance with their judgment on these matters.

SHAREHOLDER PROPOSALS

People’s United Financial has received no shareholder proposals for presentation at the Annual Meeting. This will be the first Annual Meeting of shareholders of People’s United Financial since completion of our second-step conversion in April 2007. We expect to resume holding annual meetings in April beginning in the spring of 2008. In order to be considered for inclusion in People’s United Financial proxy materials for the annual meeting of shareholders in 2008, shareholder proposals must be received by People’s United Financial at its principal executive offices no later than February 15, 2008, which is a reasonable time prior to the date we expect to begin printing and sending proxy materials for that meeting. Under SEC rules relating to the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation or intends to present a proposal from the floor of the shareholders meeting, shareholders are advised that under the advance notice provisions of People’s United Financial bylaws a shareholder proposal will be considered untimely, with respect to the Annual Meeting in 2007, if received by People’s United Financial after August 19, 2007, which is ten days following the date notice of the Annual Meeting was first given to shareholders. Shareholder proposals and other advance notices must be submitted to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary.

AVAILABILITY OF FORM 10-K

People’s United Financial’s Annual Report on Form 10-K, which details the activities and financial results of People’s United Bank during 2006 (prior to the second-step conversion), is available through the Securities and Exchange Commission’s website on the internet at www.sec.gov. You may obtain a copy of this report without charge by sending a written request to: Debbie A. Healey, Investor Relations, People’s United Financial, Inc., 850 Main Street, 15th Floor, Bridgeport, CT 06604. This report will also be available on People’s United Financial’s website, www.peoples.com, without charge.

By Order of the Board of Directors

Susan D. Stanley, Secretary

EXHIBIT A

People’s United Financial, Inc.

Audit Committee Charter

General:

The Audit Committee (the “Committee”) of People’s United Financial, Inc. (the “Company”) has been appointed by the Board of Directors (the “Board”), to oversee the Company’s accounting and financial reporting processes and audits of its financial statements.

The Committee will review and approve this Charter on an annual basis.

The Committee recognizes that management is responsible for preparing the Company’s financial statements and that the audit of the financial statements is the responsibility of the independent auditor. The Committee’s role is to oversee and monitor these activities; it is not responsible for planning or conducting audits or for determining that the Company’s financial statements conform to generally accepted accounting principles. The Committee does not provide any expert assurance with respect to the Company’s financial statements or the work performed by the independent auditor. Similarly, the Committee recognizes that it is management’s responsibility to establish and maintain an adequate system of internal controls, and the Committee relies upon the internal control evaluations performed by management, the Internal Auditor and the independent auditor in performing its oversight with respect to the adequacy of internal controls.

In exercising its responsibilities, the Committee is authorized by the Board to investigate any matter brought to its attention. It shall have full access to the books, records, facilities, and staff of the Company. The Committee shall have authority to determine the level of funding to be provided by the Company for ordinary expenses of the Committee, and shall have the authority to retain and compensate outside counsel, auditors or any other experts to assist it in fulfilling its responsibilities. It shall also have direct access to the Company’s independent auditor. The Committee shall meet as often as is necessary to carry out its responsibilities, but no less frequently than on a quarterly basis

Membership:

The Committee shall be comprised of at least 3 members of the Board, all of whom shall meet the independence and experience standards imposed by the listing requirements of The Nasdaq National Market; Section 10A of the Securities Exchange Act of 1934 and rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The members of the Committee shall be appointed annually by resolution of the Board.

Duties:

The duties of the Committee are as follows:

A.	Oversee Independent Auditor

•	Oversee the annual independent audit of the Company’s financial statements.

•

Annually appoint an independent registered public accounting firm (hereinafter referred to in this document as the “independent auditor”) to serve as the Company’s independent auditor, which firm shall report to, and be ultimately accountable to, the Committee. The Committee shall have the ultimate authority and responsibility to select, compensate, oversee, evaluate and, where appropriate, replace the independent auditor, and shall be responsible for resolving disagreements between management and the independent auditor with respect to financial reporting matters.

•	Annually review and approve the Audit Plan for the Company prepared by the independent auditor, and, if necessary, review and approve any subsequent significant changes that may be required.

•	Approve the provision of any non-audit services by the independent auditor, as required by Section 202 of the Sarbanes-Oxley Act of 2002 and regulations adopted thereunder.

•

Obtain an annual written statement from the independent auditor delineating any relationships between the auditor and the Company that could reasonably be thought to bear on the auditor’s independence, consistent with the requirements of Independence Standards Board Standard No. 1. The Committee shall review this written statement and discuss with the independent auditor the impact of any such disclosed relationships and non-audit services on the objectivity and independence of the independent auditor. The Committee shall also take appropriate action to oversee the independence of the independent auditor.

•

The Committee shall also discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”). Among other things, this discussion shall include the independent auditor’s judgments about the quality and appropriateness of the accounting policies and estimates used by management in preparing the Company’s financial statements.

•	In connection with the independent audit, the Committee shall meet with the independent auditor to review and discuss:

•	all critical accounting policies and practices used by the Company;

•

all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, including ramifications of the use of alternative disclosures and treatment and the treatment preferred by the independent auditor;

•	material written communications relating to the audit, such as any management letter or schedule of unadjusted differences;

•	the significant results of the annual audit;

•	management’s response to any audit comments

•	Report at least annually to the full Board concerning the results of the annual independent audit.

•	Hold regularly scheduled separate meetings with the independent auditor.

•	Review recommendations made by the independent auditor with respect to internal controls.

•	Annually review and approve the fees paid to the independent auditor.

•

Establish processes designed to ensure that the independent auditor complies with any requirement with respect to rotation of audit staff imposed by virtue of Section 203 of the Sarbanes-Oxley Act of 2002 and any regulations promulgated thereunder.

•

Establish processes designed to ensure that the Company complies with regulations promulgated to implement the requirements of Section 206 of the Sarbanes-Oxley Act of 2002 with respect to employment of former employees of an independent auditor.

B.	Oversee Financial Statements

•	Monitor the financial reports issued by the Company to governmental and regulatory agencies and the public.

•

Review the Company’s annual audited financial statements with management and the independent auditor, including any major issues regarding accounting and auditing principles and practices, significant accounting policies and audit conclusions regarding significant accounting estimates, and adequacy of internal controls that could significantly affect the Company’s financial statements.

•

Meet periodically with management and the independent auditor to discuss new accounting and auditing standards that have a significant impact on the Company’s financial statements or the annual independent audit.

•

Review with management and the independent auditor the Company’s quarterly financial statements, including the matters required to be discussed pursuant to SAS No. 61. This review shall occur prior to the release of quarterly earnings.

C.	Oversee and Monitor Internal Audit Function

•

The Company’s internal Audit Department shall report directly to the Committee and its Chairman for all audit matters. The Audit Department shall have access to all Company records, and shall perform all internal audits at the discretion of the Internal Auditor and at the direction of the Committee.

•

The Committee shall annually review the Company’s Audit Department scope, effectiveness and capacity to fulfill its objectives. In conducting this review, the Committee shall consider the qualifications and experience level of the Internal Auditor and the internal audit staff, and shall request that the independent auditor review and comment to the Committee on the effectiveness and competence of the Audit Department. The Committee shall meet separately with the Company’s Internal Auditor at least annually.

•

Review the planned internal audit work, results of the completed work and management’s response to any audit comments. The Internal Auditor shall report quarterly to the Committee on the results of corrective actions taken by departmental management in response to internal audit reports.

D.	Oversee and Monitor Internal Controls

•

At least annually discuss with management, the Internal Auditor, and the independent auditor the quality and adequacy of the Company’s internal controls, including the prevention or detection of management override or compromise of the internal control system. The Committee shall also review with management, the Internal Auditor and the independent auditor, the basis for the reports required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and regulations promulgated thereunder and Section 36 of the Federal Deposit Insurance Act with respect to internal controls over financial reporting and other matters.

E.	Regulatory Oversight

•

Oversee the Company’s compliance with state and federal laws and regulations, including, but not limited to, regulations applicable to filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

•

Review the results of examinations of the Company conducted by the Office of Thrift Supervision, review reports from the independent auditor concerning management’s response to examination comments, and report as necessary to the full Board of Directors concerning the results of such examinations and the progress of management in implementing recommended corrective action.

F.	Other Responsibilities

•

Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, and any material reports or inquiries received from regulators or governmental agencies.

•

Determine that appropriate corporate codes of conduct are established and monitored by management. Such codes of conduct will provide for policies and procedures to preclude conflicts of interest, in fact or in appearance, by directors, officers and employees, including, but not limited to, senior financial officers, in conducting the business of the Company.

•	Establish a process to ensure disclosure of changes in, or waivers of, its codes of conduct.

•

Establish a mechanism for receipt, retention and treatment of complaints received by the Company relative to accounting, internal controls or auditing matters and establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Review and approve (or recommend to the full Board that it approve) all related-party transactions.

•	Prepare the report required by Securities and Exchange Commission Regulation S-K, Item 306, for inclusion in the Company’s annual proxy statement.

— oo00oo —

EXHIBIT B

PEOPLE’S UNITED FINANCIAL, INC.

2007 RECOGNITION AND RETENTION PLAN

Effective as of [            ], 2007

i

ii

PEOPLE’S UNITED FINANCIAL, INC.

2007 RECOGNITION AND RETENTION PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan.

The purpose of the Plan is to promote the growth and profitability of People’s United Financial, Inc. and its affiliated companies and to provide eligible directors, certain key officers and employees of People’s United Financial, Inc. and its affiliated companies with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence, to recognize the contributions of directors, key officers and employees in achieving business objectives, and to provide such directors, officers and employees with an equity interest in People’s United Financial, Inc. and its affiliated companies.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award means a grant of Shares to an Eligible Director or Eligible Employee pursuant to section 6.1 or 6.2.

Section 2.2 Award Notice means, with respect to a particular Award, a written instrument signed by the Company and the Awards recipient evidencing the granting of the Award and establishing the terms and conditions thereof.

Section 2.3 Bank means People’s United Bank and any successor thereto.

Section 2.4 Beneficiary means the Person designated by an Eligible Director or Eligible Employee pursuant to section 7.2 to receive distribution of any Shares available for distribution to such Eligible Director or Eligible Employee, in the event such Eligible Director or Eligible Employee dies prior to receiving distribution of such Shares.

Section 2.5 Board means the Board of Directors of the Company.

Section 2.6 Change of Control means any of the following events:

(a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(c) a complete liquidation or dissolution of the Company;

(d) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

(i) individuals who were members of the board of directors of the Company on the Effective Date; or

(ii) individuals who first became members of the board of directors of the Company after the Effective Date either:

(A) upon election to serve as a member of the board of Directors of the Company by affirmative vote of at least three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of at least three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the board of directors of the Company;

(e) approval by the stockholders of the Company of any agreement, plan or arrangement for the consummation of a transaction which, if consummated, would result in the occurrence of an event described in section 2.6(a), (b), (c) or (d); or

(f) any event which would be described in section 2.6(a), (b), (c), (d) or (e) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.6, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Section 2.7 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.8 Committee means the Committee described in section 4.1.

Section 2.9 Company means People’s United Financial, Inc., a Delaware corporation, and any successor thereto.

Section 2.10 Disability means a condition of total incapacity, mental or physical, for further performance of duty with an Employer which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

Section 2.11 Disinterested Board Member means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director, except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

Section 2.12 Effective Date means [            ], 2007.

Section 2.13 Eligible Director means a member of the board of directors or an advisory board of an Employer who is not also an employee of any Employer.

Section 2.14 Eligible Employee means any employee whom the Committee may determine to be a key officer or employee of the Employer and selects to receive an Award pursuant to the Plan.

Section 2.15 Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board of Directors of the Company, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employee or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors or advisory board such person serves.

Section 2.16 Exchange Act means the Securities and Exchange Act of 1934, as amended.

Section 2.17 OTS Regulations means the rules and regulations of the Office of Thrift Supervision.

Section 2.18 Fund means the corpus (consisting of contributions paid over to the Funding Agent, and investments thereof), and all earnings, appreciations or additions thereof and thereto, held by the Funding Agent under the Funding Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

Section 2.19 Funding Agent means the trustee or custodian of the Fund from time to time in office. The Funding Agent shall serve as Funding Agent until it is removed or resigns from office and is replaced by a successor Funding Agent or Funding Agents appointed by People’s United Financial, Inc.

Section 2.20 Funding Agreement means the agreement between People’s United Financial, Inc. and the Funding Agent therein named or its successor pursuant to which the Fund shall be held in trust or custody.

Section 2.21 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.22 Plan means the People’s United Financial, Inc. 2007 Recognition and Retention Plan as amended from time to time.

Section 2.23 Retirement means with respect to an Eligible Employee, termination of all service for all Employers as an employee at or after the normal or early retirement date set forth in any tax-qualified retirement plan of the Bank, whether or not the individual in question actually participates in any such tax-qualified plan of the Bank, and in the case of an Eligible Director, termination of all service for all Employers as a voting member of the Employer’s board of directors after the attainment of the latest age at which the Eligible Director is eligible for election or appointment as a voting member of the Employer’s board of directors under the Employer’s charter or by-laws.

Section 2.24 Service means service for an Employer as an employee in any capacity, and service as a director or emeritus director or advisory director of an Employer.

Section 2.25 Share means a share of common stock of People’s United Financial, Inc., par value $.01 per share.

ARTICLE III

SHARES AVAILABLE UNDER PLAN

Section 3.1 Shares Available Under Plan.

(a) The maximum number of Shares available for Awards under the Plan shall be 6,969,050, subject to adjustment pursuant to section 8.3.

(b) An aggregate maximum of 2,090,715 Shares (subject to adjustment pursuant to section 8.3) may be granted as Awards to Eligible Directors, and a maximum of 348,452 Shares (subject to adjustment pursuant to section 8.3) may be granted as Awards to any one Eligible Director.

(c) An aggregate maximum of 6,969,050 Shares (subject to adjustment pursuant to section 8.3) may be granted as Awards to Eligible Employees, and a maximum of 1,742,262 Shares (subject to adjustment pursuant to section 8.3) may be granted as Awards to any one Eligible Employee.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

The Plan shall be administered by the Compensation and Nominating Committee (the “Committee”) or such other committee of the Board that is designated and empowered to perform the functions of the Committee, and shall be composed of not fewer than two Disinterested Board Members.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, all actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Chair of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

(b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

ARTICLE V

THE FUND

Section 5.1 Contributions.

The Company shall contribute, or cause to be contributed, to the Fund, from time to time, such amounts of money or property as shall be determined by the Board, in its discretion. No contributions by Eligible Directors or Eligible Employees shall be permitted.

Section 5.2 The Fund.

The Fund shall be held and invested under the Funding Agreement with the Funding Agent. The provisions of the Funding Agreement shall include provisions conferring powers on the Funding Agent as to investment, control and disbursement of the Fund, and such other provisions not inconsistent with the Plan as may be prescribed by or under the authority of the Board. No bond or security shall be required of any Funding Agent at any time in office.

Section 5.3 Investments.

The Funding Agent shall invest the Fund in Shares and in such other investments as may be permitted under the Funding Agreement, including savings accounts, time or other interest bearing deposits in or other interest bearing obligations of the Company, in such proportions as shall be determined by the Committee; provided, however, that in no event shall the Fund be used to purchase more than 6,969,050 Shares (subject to adjustment pursuant to section 8.3). Notwithstanding the immediately preceding sentence, the Funding Agent may temporarily invest the Fund in short-term obligations of, or guaranteed by, the U.S. Government or an agency thereof, or the Funding Agent may retain the Fund uninvested or may sell assets of the Fund to provide amounts required for purposes of the Plan.

ARTICLE VI

AWARDS

Section 6.1 To Eligible Directors.

Subject to the limitations of the Plan and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Director may be granted an Award shall be determined by the Committee in its discretion; provided, however, that in no event shall the number of Shares allocated to an Eligible Director in an Award exceed the number of Shares reserved to the Plan and not allocated in connection with other Awards.

Section 6.2 To Eligible Employees.

Subject to the limitations of the Plan and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee may be granted an Award shall be determined by the Committee in its discretion; provided, however, that in no event shall the number of Shares allocated to an Eligible Employee in an Award exceed the number of Shares reserved to the Plan and not allocated in connection with other Awards.

Section 6.3 Awards in General.

Each Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Director or Eligible Employee, which notice shall:

(a) specify the number of Shares covered by the Award;

(b) specify the date of grant of the Award;

(c) specify the dates on which such Shares shall become vested; and

(d) contain such other terms and conditions not inconsistent with the Plan as the Board or Committee may, in its discretion, prescribe.

Section 6.4 Share Allocations.

Upon the grant of an Award to an Eligible Director or Eligible Employee, the Committee shall notify the Funding Agent of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Funding Agent shall reflect that such number of Shares have been awarded to such Award recipient.

Section 6.5 Dividend Rights.

(a) Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any cash dividends or distributions declared and paid with respect to Shares subject to the Award that are, as of the record date for such dividend, allocated to an Eligible Director or Eligible Employee in connection with such Award shall be promptly paid to and retained by such Eligible Director or Eligible Employee. Any cash dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Director or Eligible Employee in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Funding Agent.

(b) Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid in property other than cash with respect to Shares shall be subject to the same vesting and other restrictions as the Shares to which the Award relates. Any such dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Director or Eligible Employee in connection with any Award shall, at the direction of the Committee, be held in the Trust or used to pay the administrative expenses of the Plan, including any compensation due to the Funding Agent or, in the case of a stock dividend, used for future Awards.

Section 6.6 Voting Rights.

(a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to exercise, or direct the exercise of, all voting rights appurtenant to unvested Shares related to such Award. Such a direction for any Shares as to which the Eligible Director or Eligible Employee is not the record owner shall be given by completing and filing, with the inspector of elections, the Funding Agent or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

(b) To the extent that the Fund contains Shares that are not allocated in connection with an Award, all voting rights appurtenant to such Shares shall be exercised by the Funding Agent in such manner as the Committee shall direct to reflect the voting directions given by Eligible Directors or Eligible Employees with respect to Shares allocated in connection with their Awards.

(c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee who is not the record holder of the Shares relating to his or her Award all annual reports, proxy materials and other information furnished by the Company, or by any proxy solicitor, to the holders of Shares.

Section 6.7 Tender Offers.

(a) Each Eligible Director or Eligible Employee to whom an Award has been made that is not fully vested shall have the right to respond, or to direct the response, with respect to the Shares related to such Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any Shares as to which the Eligible Director or Eligible Employee is not the record owner shall be given by completing and filing, with the inspector of elections, the Funding Agent or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Director or Eligible Employee, then the Shares shall not be tendered or exchanged.

(b) To the extent that the Fund contains Shares that are not allocated in connection with an Award, all responses to tender, exchange and other offers appurtenant to such Shares shall be given by the Funding Agent in such manner as the Committee shall direct to reflect the responses given by Eligible Directors or Eligible Employees with respect to Shares allocated in connection with their Awards.

(c) The Committee shall furnish, or cause to be furnished, to each Eligible Director or Eligible Employee, all information furnished by the offeror to the holders of Shares.

Section 6.8 Limitations on Awards.

(a) No Award shall be granted under the Plan prior to the later of the date on which the Plan is approved by shareholders pursuant to section 9.9 or October 16, 2007;

(b) No Award granted under the Plan shall become vested more rapidly than under the following schedule unless, subject to restrictions contained in the OTS Regulations, a different vesting schedule is established by the Committee and specified in the agreement evidencing the Award:

(i) prior to the first anniversary of the grant date, no part of any Award shall be vested in the absence of the death or Disability of the Award recipient or upon a Change of Control;

(ii) on and after the first anniversary of the grant date and prior to the second anniversary of the grant date, an Award will be vested as to a maximum of twenty percent (20%) of the Shares subject to the Award when granted in the absence of the death or Disability of the Award recipient or upon a Change of Control;

(iii) on and after the second anniversary of the grant date and prior to the third anniversary of the grant date, an Award may be vested as to a maximum of forty percent (40%) of the Shares subject to the Award when granted in the absence of the death or Disability of the Award recipient or upon a Change of Control;

(iv) on and after the third anniversary of the grant date and prior to the fourth anniversary of the grant date, an Award may be vested as to a maximum of sixty percent (60%) of the Shares subject to the Award when granted in the absence of the death or Disability of the Award recipient or upon a Change of Control;

(v) on and after the fourth anniversary of the grant date and prior to the fifth anniversary of the grant date, an Award may be vested as to a maximum of eighty percent (80%) of the Shares subject to the Award when granted in the absence of the death or Disability of the Award recipient or upon a Change of Control; and

(vi) on and after the fifth anniversary of the grant date, the Award may be vested as to one hundred percent (100%) of the Shares subject to the Award when granted; and

(vii) an Award may become fully vested on the date of the Award holder’s death, Disability or upon a Change of Control without regard to the time expired from and after the Effective Date and the grant date.

(c) An Award by its terms shall not be transferable by the Eligible Director or Eligible Employee other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award and held in the Fund shall be distributable, during the lifetime of the Recipient, only to the Recipient.

ARTICLE VII

VESTING

Section 7.1 Vesting of Awards.

Subject to the terms and conditions of the Plan, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award, Shares subject to each Award granted to an Eligible Director or Eligible Employee under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested on the first anniversary of the date of grant; (ii) an additional twenty percent (20%) of such Shares shall become vested on the second anniversary of the date of grant; (iii) an additional twenty percent (20%) of such Shares shall become vested on the third anniversary of the date of grant; (iv) an additional twenty percent (20%) of such Shares shall become vested on the fourth anniversary of the date of grant; (v) an additional twenty percent (20%) of such Shares shall become vested on the fifth anniversary of the date of grant; provided that to the extent that any Award shall not have become vested prior to the date on which the Award holder terminates Service with an Employer such Award shall not thereafter become vested and provided, further, an Award shall become 100% vested upon the Award recipient’s death, Disability or upon the occurrence of a Change of Control while in the Service of an Employer.

Section 7.2 Designation of Beneficiary.

An Eligible Director or Eligible Employee who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director or Eligible Employee dies prior to the Eligible Director or Eligible Employee, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Director’s or Eligible Employee’s death shall be paid to the executor or administrator of the Eligible Director’s or Eligible Employee’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 7.3 Manner of Distribution.

(a) Except as provided in section 7.3(b), as soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to sections 7.1, the Committee shall take such actions as are necessary to cause the transfer of record ownership of the Shares that have become vested from the Funding Agent to the Award holder and shall cause the Funding Agent to distribute to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

(b) The Committee may, in its discretion, cause the transfer to an Award recipient of record ownership of the Shares subject to such Award that have not yet vested. Any such Shares shall be held in certificated form only, and the certificate therefor shall bear the following or a substantially similar legend:

The securities evidenced hereby are subject to the terms of an Award Notice dated [date] between the issuer and [name of Award recipient] pursuant to the People’s United Financial, Inc. 2007 Recognition and

Retention Plan, a copy of which is on file with the issuer and may be inspected at the issuer’s executive offices at 850 Main Street, Bridgeport, Connecticut 06604. No sale, transfer, hypothecation or other disposition of these securities may be made except in compliance with the terms of such Award Notice and the terms of the Plan.

(c) The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Eligible Employee or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 7.4 Taxes.

The Company, the Committee or the Funding Agent shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested. Upon the termination of the Plan, the Funding Agent shall make distributions from the Fund in such amounts and to such persons as the Committee may direct and shall return the remaining assets of the Fund, if any, to the Company.

Section 8.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time, but no amendment shall be made that would impair the rights of an Eligible Director or Eligible Employee under an Award theretofore granted, without such Eligible Director’s or Eligible Employee’s consent.

Section 8.3 Adjustments in the Event of a Business Reorganization.

(a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which People’s United Financial, Inc. is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares, the number of Shares held or permitted to be held in the Fund, the number of Shares covered by outstanding Awards, and the number of Shares available as Awards in total or to particular individuals or groups shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share, unless the Committee, in its discretion, establishes another appropriate method of adjustment.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which People’s United Financial, Inc. is not the surviving entity, the Funding Agent shall hold in the Fund any money, stock, securities or other property received by holders of record of Shares in connection with such merger, consolidation, or other business reorganization. Any Award with respect to which Shares had been allocated to an Eligible Director or Eligible Employee shall be adjusted by allocating to the Eligible Director or Eligible Employee receiving such Award the amount of money, stock, securities or other property received by the Funding Agent for the Shares allocated to such Eligible Director or Eligible Employee, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Award that applied to the Shares for which it has been exchanged.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 9.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to continue in the service of any Employer. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

Section 9.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 9.4 Governing Law.

The Plan shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America. The Plan shall be construed to comply with applicable OTS Regulations.

Section 9.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 9.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts;

provided, however, that any recipient of an Award who makes an election pursuant to section 83(b) of the Code to include the value of the Shares subject to such Award in gross income for federal income purposes when granted rather than when vested shall have the right to margin such Shares to finance the payment of taxes. Any Shares so margined shall nevertheless remain subject to the forfeiture provisions and other terms and conditions of the Award.

Section 9.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

(a) If to the Committee:

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

Attention: Corporate Secretary

(b) If to an Eligible Director or Eligible Employee, to the Eligible Director’s or Eligible Employee’s address as shown in the Employer’s records.

Section 9.8 Required Regulatory Provisions.

The making and payment of Awards under this Plan shall be conditioned upon and subject to compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 9.9 Approval of Shareholders.

The Plan shall not be effective or implemented unless approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company in which case the Plan shall be effective as of the later of (a) October 16, 2007 or (b) the date of such approval. No Award shall be made prior to the date on which the Plan becomes effective.

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EXHIBIT C

PEOPLE’S UNITED FINANCIAL, INC.

2007 STOCK OPTION PLAN

Effective as of [            ], 2007

i

ii

PEOPLE’S UNITED FINANCIAL, INC.

2007 STOCK OPTION PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan.

The purpose of the Plan is to promote the growth and profitability of People’s United Financial, Inc., to provide eligible directors, certain key officers and employees of People’s United Financial, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence, to recognize the contributions of directors, key officers and employees in achieving business objectives, and to provide such individuals with an equity interest in People’s United Financial, Inc.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Bank means People’s United Bank and any successor thereto.

Section 2.2 Board means the Board of Directors of the Company.

Section 2.3 Change of Control means any of the following events:

(a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(c) a complete liquidation or dissolution of the Company;

(d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups:

(i) individuals who were members of the Board of Directors of the Company on the Effective Date; or

(ii) individuals who first became members of the Board of Directors of the Company after the Effective Date either:

(A) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of at least three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of at least three-quarters of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of Directors of the Company;

(e) approval by the stockholders of the Company of any agreement, plan or arrangement for the consummation of a transaction which, if consummated, would result in the occurrence of an event described in section 2.3(a), (b), (c) or (d); or

(f) any event which would be described in section 2.3(a), (b), (c), (d) or (e) if the term “Bank” were substituted for the terms “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.3, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Section 2.4 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.5 Committee means the Committee described in section 4.1.

Section 2.6 Company means People’s United Financial, Inc., a Delaware corporation, and any successor thereto.

Section 2.7 Disability means a condition of total incapacity, mental or physical, for further performance of duty with an Employer which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

Section 2.8 Disinterested Board Member means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

Section 2.9 Effective Date means [            ], 2007.

Section 2.10 Eligible Director means a member of the board of directors or an advisory board of an Employer who is not also an employee or an officer of any Employer.

Section 2.11 Eligible Employee means any employee whom the Committee may determine to be a key officer or employee of an Employer and select to receive a grant of an Option pursuant to the Plan.

Section 2.12 Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Employee or Eligible Director, the Employer shall mean the entity which employs such person or upon whose board of directors or advisory board such person serves.

Section 2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.14 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 5.3.

Section 2.15 Fair Market Value means, with respect to a Share on a specified date:

(a) the mean between the high and low selling prices at which Shares are traded on the principal securities exchange (as that term is used in Section 6 of the Exchange Act) on which the Shares are traded on such date or, if Shares are not traded on such exchange on that date, the mean between the high and low selling prices at which Shares were traded on such exchange on the most recent day on which Shares were so traded; or

(b) if the Shares are not listed or admitted to trading on any such exchange, and prices of trades in Shares are regularly reported by the National Association of Securities Dealers Automated Quotations System, the mean between the high and low selling prices for Shares on such date as reported by such system, or, if no high or low selling prices for Shares are reported by such system for such date, then the mean between the high and low selling prices for Shares reported by such system for the most recent day in respect of which both high and low selling prices are quoted; or

(c) if sections 2.15(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.16 Family Member means the spouse, parent, child or sibling of an Eligible Director or Eligible Employee.

Section 2.17 OTS Regulations means the rules and regulations of the Office of Thrift Supervision.

Section 2.18 Incentive Stock Option means a right to purchase Shares that is granted to Eligible Employees pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.19 Non-Profit Organization means any organization which is exempt from federal income tax under section 501(c)(3), (4), (5), (6), (7), (8) or (10) of the Internal Revenue Code.

Section 2.20 Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Director or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.21 Option means either an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

Section 2.22 Option Period means the period during which an Option may be exercised, determined in accordance with section 5.4.

Section 2.23 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.24 Plan means the People’s United Financial, Inc. 2007 Stock Option Plan, as amended from time to time.

Section 2.25 Retirement means with respect to an Eligible Employee, termination of all service for all Employers as an employee at or after the normal or early retirement date set forth in any tax-qualified retirement plan of the Bank, whether or not the individual in question actually participates in any such tax-qualified plan of the Bank, and in the case of an Eligible Director, termination of all service for all Employers as a voting member of the Employer’s board of directors after the attainment of the latest age at which the Eligible Director is eligible for election or appointment as a voting member of the Employer’s board of directors under the Employer’s charter or by-laws.

Section 2.26 Service means service for an Employer as an employee in any capacity, and service as a director or emeritus director or advisory director of an Employer.

Section 2.27 Share means a share of Common Stock, par value $.01 share, of People’s United Financial, Inc.

Section 2.28 Termination for Cause means termination of service or removal from office with the Employer upon the occurrence of any of the following: (a) the individual intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of a felony; (b) the individual is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (c) the individual breaches his fiduciary duties to the Employer for personal profit; or (d) the individual willfully breaches or violates any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Available Shares.

(a) The maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

(i) 15,244,796 Shares; over

(ii) the sum of:

(A) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

(B) the number of Shares with respect to which previously granted Options have been exercised;

subject to adjustment pursuant to section 7.3.

(b) Options to purchase an aggregate maximum of 4,573,438 Shares (subject to adjustment pursuant to section 7.3) may be granted to Eligible Directors, and Options to purchase a maximum of 762,239 Shares (subject to adjustment pursuant to section 7.3) may be granted to any one Eligible Director.

(c) Options to purchase an aggregate maximum of 15,244,796 Shares (subject to adjustment pursuant to section 7.3) may be granted to Eligible Employees, and Options to purchase a maximum of 3,811,199 Shares (subject to adjustment pursuant to section 7.3) may be granted to any one Eligible Employee.

(d) For purposes of this section 3.1, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of related Shares; provided, however, that for purposes of meeting the requirements of section 162(m) of the Code, no Eligible Employee who is a covered employee (within the meaning of section 162(m) of the Code) shall receive grants of Options for an aggregate number of Shares that is in excess of the amount specified for him under this section 3.1, computed as if any Option which is canceled or forfeited reduced the maximum number of Shares.

Section 3.2 No Repricing.

Except as provided in section 7.3, without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of shareholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of any new awards, including specifically any new Options having a lower Exercise Price or (b) the amendment of outstanding Options to reduce the exercise price thereof.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

The Plan shall be administered by the Compensation and Nominating Committee (the “Committee”) or such other committee of the Board that is designated and empowered to perform the functions of the Committee, and shall be composed of not fewer than two Disinterested Board Members.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, all actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Chair of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

(b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

ARTICLE V

STOCK OPTION GRANTS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Employee or an Eligible Director an Option to purchase Shares. An Option for Eligible Employees must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Director shall be a Non-Qualified Stock Option.

(b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall:

(i) specify the number of Shares covered by the Option determined in accordance with section 5.2;

(ii) specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii) specify the Option Period determined in accordance with section 5.4;

(iv) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Employee or an Eligible Director.

Section 5.2 Size of Option.

Subject to section 3.1 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Employee or Eligible Director may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option granted to an Eligible Employee or Eligible Director may be purchased shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Option Period.

Subject to section 5.5, the Option Period during which an Option granted to an Eligible Employee may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

(a) in the case of an Option granted to an Eligible Employee:

(i) the close of business on the last day of the three-month period commencing on the date of the Eligible Employee’s termination of employment with the Employer, other than on account of death or Disability, Retirement or a Termination for Cause;

(ii) the close of business on the last day of the one-year period commencing on the date of the Eligible Employee’s termination of employment due to death, Disability or Retirement;

(iii) the date and time when the Eligible Employee ceases to be an employee of the Employer due to a Termination for Cause; and

(iv) the last day of the ten-year period commencing on the date on which the Option was granted; and

(b) in the case of an Option granted to an Eligible Director:

(i) the date and time when an Eligible Director shall have been removed for cause in accordance with the Employer’s charter or by-laws; or

(ii) the last day of the ten-year period commencing on the date on which the Option was granted.

Section 5.5 Required Regulatory Provisions.

Notwithstanding anything contained herein to the contrary:

(a) no Option shall be granted to an Eligible Employee or Eligible Director under the Plan prior to shareholder approval in accordance with section 8.10;

(b) each Option granted to an Eligible Employee or Eligible Director shall become exercisable no more rapidly than as follows:

(i) prior to the first anniversary of the grant date, an Option shall not be exercisable;

(ii) on and after the first anniversary, but prior to the second anniversary, of the grant date, an Option may be exercised as to a maximum of twenty percent (20%) of the Shares subject to the Option when granted;

(iii) on and after the second anniversary, but prior to the third anniversary, of the grant date, an Option may be exercised as to a maximum of forty percent (40%) of the Shares subject to the Option when granted, including in such forty percent (40%) any optioned Shares purchased prior to such second anniversary;

(iv) on and after the third anniversary, but prior to the fourth anniversary, of the grant date, an Option may be exercised as to a maximum of sixty percent (60%) of the Shares subject to the Option when granted, including in such sixty percent (60%) any optioned Shares purchased prior to such third anniversary;

(v) on and after the fourth anniversary, but prior to the fifth anniversary, of the grant date, an Option may be exercised as to a maximum of eighty percent (80%) of the Shares subject to the Option when granted, including in such eighty percent (80%) any optioned Shares purchased prior to such fourth anniversary; and

(vi) on and after the fifth anniversary of the grant date and for the remainder of the Option Period, an Option may be exercised as to the entire number of optioned Shares not theretofore purchased;

to the extent that any Option shall not have become exercisable and vested prior to the date on which the Option holder terminates Service with an Employer, such Option shall not thereafter become exercisable provided, however, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder’s death, Disability or upon a Change of Control while in the Service of an Employer. Notwithstanding anything in the Plan to the contrary, section 5.5(b) shall apply in determining the exercisability of Options only if, subject to restrictions contained in the OTS Regulations, no different vesting schedule is established by the Committee and specified in the agreement evidencing the outstanding Option.

(c) The Option Period of any Option granted hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause, or in the case of an Eligible Director, removal for cause in accordance with the Employer’s charter or by-laws. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, or in the case of an Eligible Director, removal for cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period. In the event that the Option Period under section 5.4 expires during such suspension, the Company shall pay to the Eligible Employee or Eligible Director, as the case may be, within 30 days after his reinstatement as an employee or director of an Employer, damages equal to the value of the expired Options (based on the Fair Market Value of a Share as of the expiration of the Option Period less the Exercise Price of such Options).

(d) No Option granted to an Eligible Employee or Eligible Director hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder’s services with the Employer are terminated in a Termination for Cause, or, in the case of an Eligible Director, removal for cause in accordance with the Employer’s charter or by-laws.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

(a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c) The Option Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d) An Incentive Stock Option that is exercised during its designated Option Period but more than:

(i) three (3) months after the termination of employment with an Employer (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Employee to whom it was granted; and

(ii) one (1) year after such individual’s termination of employment with an Employer due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

ARTICLE VI

OPTIONS—IN GENERAL

Section 6.1 Method of Exercise.

(a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii) delivering to the Committee full payment, consistent with section 6.1(b), for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Option agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, in the form of Shares already owned by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee shall have no obligation to allow, and may in its sole and absolute discretion decline to allow, the use of any exercise method described in section 6.1(b) in any one or more case or in all cases.

(c) When the requirements of section 6.1(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 7.3.

Section 6.2 Limitations on Options.

(a) An Option by its terms shall not be transferable by the Option holder other than to Family Members or Non-Profit Organizations or by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Option holder, only by the Option holder, a Family Member or a Non-Profit Organization. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein. Notwithstanding the foregoing, an Incentive Stock Option is not transferable by an Eligible Employee other than by will or the laws of descent and distribution, and is exercisable, during his lifetime, solely by him.

(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VII

AMENDMENT AND TERMINATION

Section 7.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.

Section 7.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by an affirmative vote of the holders of a majority of the Shares cast on a proposal to approve such amendment or revision.

Section 7.3 Adjustments in the Event of a Business Reorganization.

(a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available to any individual or group of individuals pursuant to section 3.1 shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; provided, however, that the Committee may, in its discretion, establish another appropriate method of adjustment.

(b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate exercise price and the value exchanged for outstanding Shares in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the Exercise Price of the Option being canceled.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 8.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director or Eligible Employee any right to a continuation of his or her position as a director or employee of an Employer. The Employers reserve the right to remove any Eligible Director or dismiss any Eligible Employee or otherwise deal with any Eligible Director or Eligible Employee to the same extent as though the Plan had not been adopted.

Section 8.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 8.4 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The Plan shall be construed to comply with applicable OTS Regulations.

Section 8.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 8.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 8.7 Taxes.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld under applicable law.

Section 8.8 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

Attention: Corporate Secretary

(b) If to an Option holder, to the Option holder’s address as shown in the Employer’s records.

Section 8.9 Required Regulatory Provisions.

The grant and settlement of Options under this Plan shall be conditioned upon and subject to compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 8.10 Approval of Shareholders.

The Plan shall not be effective or implemented unless approved by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company in which case the Plan shall be effective as of the later of (a) October 16, 2007 or (b) the date of such approval. No Option shall be granted prior to the date on which the Plan becomes effective.

— oo00oo—-

REVOCABLE PROXY

PEOPLE’S UNITED FINANCIAL, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, October 18, 2007

The undersigned hereby appoints Collin P. Baron, Eunice S. Groark, and Richard M. Hoyt, or any two of them, and their respective substitutes or delegates, as proxies to represent and to vote, as specified on the reverse side hereof, all of the shares of capital stock of People’s United Financial, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on October 18, 2007 and at any postponement or adjournment thereof; and subject to direction by a majority of the Board of Directors, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHERE PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING SHAREHOLDER ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY OR “ABSTAIN” VOTE IS SPECIFIED, OR UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4. IF ANY OTHER MATTER IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS A MAJORITY OF THE BOARD OF DIRECTORS DETERMINES.

If you hold shares of People’s United Financial common stock in your 401(k) Employee Savings Plan account, this card also provides voting instructions for shares held in your account in accordance with the Authorization to Trustee appearing below. Please note that voting instructions for shares of common stock held in the Plan must be received no later than October 10, 2007.

Authorization to Trustee: The undersigned hereby authorizes Mercer Trust Company, as Trustee of the People’s Bank 401(k) Employee Savings Plan, to vote all shares of People’s United Financial common stock allocated to the undersigned’s account under the Plan, at the Annual Meeting of Shareholders or at any adjournment thereof, in accordance with the instructions on the reverse side. THE TRUSTEE WILL NOT VOTE ANY SHARES HELD IN ACCOUNTS UNDER THE PLAN IF NO INSTRUCTIONS ARE SPECIFIED.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

THE BOARD OF DIRECTORS recommends a vote FOR the election of each nominee for director listed below and FOR Proposal Nos. 2, 3 and 4.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	For All Nominees	Withheld For All Nominees
PROPOSAL NO. 1 - Election of Directors	☐	☐	PROPOSAL NO. 2 -	Adoption of the People’s United Financial, Inc. 2007 Recognition and Retention Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

01 Janet M. Hansen 02 Jeremiah J. Lowney, Jr.			PROPOSAL NO. 3 -	Adoption of the People’s United Financial, Inc. 2007 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Withheld for (Write nominee’s name(s) in the space provided): ______________________________________________			PROPOSAL NO. 4 -	Ratification of KPMG LLP as independent registered public accountants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				I plan to attend the meeting			☐
PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

Signature________________________________________Signature___________________________________Date

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. Joint owners should each sign.

Δ  FOLD AND DETACH HERE  Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/pbct Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®

at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Electronic versions of the People’s United Financial Annual Report and Proxy

Statement are available at www.peoples.com